      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2001.



                                                   REGISTRATION NO. 333-52878-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                            PRE-EFFECTIVE AMENDMENT


                                    NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                            J.P. MORGAN CHASE & CO.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                             13-2624428
          (STATE OR OTHER JURISDICTION OR                               (I.R.S. EMPLOYER
           INCORPORATION OF ORGANIZATION)                             IDENTIFICATION NO.)

                      J.P. MORGAN INDEX FUNDING COMPANY I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                             13-3964134
          (STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                            ------------------------

                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                            TEL. NO. (212) 270-6000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                ANTHONY J. HORAN
                              CORPORATE SECRETARY
                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                            TEL. NO.: (212) 270-6000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                              COPIES OF NOTICE TO:

                  NEILA RADIN, ESQ.                                   ROBERT ROSENMAN, ESQ.
           THE CHASE MANHATTAN CORPORATION                           CRAVATH, SWAINE & MOORE
                   270 PARK AVENUE                                       WORLDWIDE PLAZA
              NEW YORK, NEW YORK 10017                                  825 EIGHTH AVENUE
                   (212) 270-6000                                 NEW YORK, NEW YORK 10019-7475
                                                                         (212) 474-1300

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                              PROPOSED       PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                    AMOUNT TO BE       MAXIMUM       AGGREGATE OFFERING      AMOUNT OF
               SECURITIES TO BE REGISTERED                 REGISTERED(1)   OFFERING PRICE     PRICE PER UNIT     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of the Trusts.......................       $0                                                      $0
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of the Preferred Securities of the Trusts and
  the Related Note Guarantees of the Related Notes of
  Morgan Guaranty Trust Company by, and certain backup
  obligations under the Declaration of, J.P. Morgan Chase
  & Co.(2)...............................................
---------------------------------------------------------------------------------------------------------------------------------
Total....................................................       $0                                                      $0
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement relates only to market-making transactions by and through affiliates of the registrants of the Commodity-Indexed Preferred Securities (ComPS), Series B, previously registered by J.P. Morgan & Co. Incorporated and J.P. Morgan Index Funding Company I pursuant to the Registration Statement on Form S-3 (Registration Nos. 333-38633 and 333-38633-01) filed on October 24, 1997, as amended by Amendment No. 1 thereto filed on June 4, 1998.
(2) The back-up obligations of J.P. Morgan Chase & Co., in addition to the Guarantee and the Related Note Guarantee, consist of the obligations of J.P. Morgan Chase & Co. with respect to the Preferred Securities that are set forth in the Declaration of the Trust. No separate consideration was received for the Guarantee, the Related Note Guarantee or such backup obligations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Prospectus

          COMMODITY-INDEXED PREFERRED SECURITIES (COMPS(R)), SERIES B
                 ISSUED BY: J.P. MORGAN INDEX FUNDING COMPANY I
               INDEXED TO THE JPMCI CRUDE OIL TOTAL RETURN INDEX
           GUARANTEED TO THE EXTENT SET FORTH IN THIS PROSPECTUS BY:

[company logo]              J.P. MORGAN CHASE & CO.

                            ------------------------

     This Prospectus covers the remarketing from time to time of the ComPS by affiliates of J.P. Morgan Chase & Co. (as successor to J.P. Morgan & Co. Incorporated) and J.P. Morgan Index Funding Company I. The ComPS were originally offered pursuant to the Prospectus Supplement and Base Prospectus, attached hereto and constituting a part of this Prospectus, dated February 25, 1999. References to J.P. Morgan in the attached Prospectus Supplement and Base Prospectus refer to J.P. Morgan Chase & Co., where applicable.

                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE S-20 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE INVESTING IN THE COMPS.

THE COMPS ARE INDEXED SECURITIES, THEY ARE NOT A FUND NOR ARE THEY BANK DEPOSITS. THE COMPS ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY. THE COMPS ARE NOT FUTURES CONTRACTS AND DO NOT REPRESENT AN ACTUAL INVESTMENT IN FUTURE CONTRACTS. COMPS ARE OBLIGATIONS OF THE ISSUER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE COMPS OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                            J.P. MORGAN CHASE & CO.

                            ------------------------


                 The date of this Prospectus is May [  ], 2001.

                            J.P. MORGAN CHASE & CO.

     On December 31, 2000, J.P. Morgan & Co. Incorporated ("J.P. Morgan") merged with The Chase Manhattan Corporation ("Chase"). Upon completion of the merger, Chase changed its name to J.P. Morgan Chase & Co. ("we" or "the Company"). The merger was accounted for as a pooling of interests. As a result, financial information prepared following completion of the merger and incorporated by reference in this prospectus will present the combined results of Chase and J.P. Morgan as if the merger had been in effect for all periods presented.

     We are a global financial services firm with operations in over 60 countries. Our principal bank subsidiaries are The Chase Manhattan Bank ("Chase Bank") and Morgan Guaranty Trust Company of New York ("Morgan Bank") each of which is a New York banking corporation headquartered in New York City; and Chase Manhattan Bank USA, National Association, headquartered in Delaware. Our principal non-bank subsidiaries are our investment bank subsidiaries, Chase Securities Inc. and J.P. Morgan Securities Inc. We expect Chase Bank to merge with Morgan Bank and Chase Securities to merge with J.P. Morgan Securities in mid-2001. Unless the context otherwise requires, references in this Prospectus to Chase Bank, Morgan Bank, Chase Securities and J.P. Morgan Securities also refer to the successor corporations in those mergers.


     Our activities are internally organized for management reporting purposes, into five major businesses: Investment Bank, Investment Management & Private Banking, Treasury & Securities Services, J.P. Morgan Partners and Retail & Middle Market Financial Services. We have presented a brief description of these businesses below.



     The Investment Bank is a leading investment bank that meets the critical financial needs of corporations, financial institutions, governments and institutional investors around the world. The Investment Bank advises on corporate strategy and structure, raises capital, makes markets in financial instruments and offers sophisticated risk management services.



INVESTMENT MANAGEMENT & PRIVATE BANKING



     Our Investment Management & Private Banking businesses are leaders in the industry, with $638 billion in global assets under management and nearly 9,000 professionals worldwide as of December 31, 2000, and a local presence in more than 20 cities in the U.S. and in 36 countries as of that date. Our Investment Management products and services, which we offer to a client base of public and private institutions and retail and high net worth investors, range from traditional cash management and equity and fixed income investments to alternative asset classes such as private equity and real estate. Our Private Banking business was the largest private bank in the U.S. and the second largest worldwide as of December 31, 2000, with more than $320 billion in client assets as of that date.



TREASURY & SECURITIES SERVICES



     Treasury & Securities Services maintains a leadership franchise in providing information and transaction processing services to a global client base of financial institutions, large and middle-market companies, and governments. Treasury & Securities Services includes our custody, cash management, trust and other fiduciary services businesses.



J.P. MORGAN PARTNERS



     J.P. Morgan Partners serves as our principal vehicle for private equity investing. It provides equity and mezzanine capital financing to companies throughout the business development life cycle. With more than 150 investment professionals as of December 31, 2000, J.P. Morgan Partners is a global organization investing directly in companies in over 30 countries through its seven offices and 13 strategic relationships.

RETAIL & MIDDLE MARKET FINANCIAL SERVICES



     Retail & Middle Market Financial Services serves more than 30 million consumers, small businesses and middle-market companies across the United States. Retail & Middle Market Financial Services offers a wide range of financial products and services, including regional banking, credit cards, mortgage and home finance and consumer finance services, through a diverse array of distribution channels, including the Internet and branch and ATM networks.



                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES


                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS



                                                              YEAR ENDED DECEMBER 31,
                                                        ------------------------------------
                                                        2000    1999    1998    1997    1996
                                                        ----    ----    ----    ----    ----
Earnings to Fixed Charges:
  Excluding Interest on Deposits....................    1.52    1.93    1.46    1.53    1.50
  Including Interest on Deposits....................    1.31    1.54    1.29    1.33    1.29
Earnings to Combined Fixed Charges and Preferred
  Stock Dividend Requirements:
  Excluding Interest on Deposits....................    1.51    1.90    1.45    1.51    1.47
  Including Interest on Deposits....................    1.31    1.53    1.28    1.32    1.28



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information. We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:



          (a) Our Annual Report on Form 10-K for the year ended December 31,
     2000;



          (b) Our Current Reports on Form 8-K filed on January 4, 2001, January 24, 2001, January 31, 2001, April 5, 2001, and April 27, 2001; and



          (c) The description of our common stock and preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating that description.



     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Office of the Secretary, J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017. Telephone requests may be directed to (212) 270-4040.


                                    EXPERTS


     The audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2000 (included in our Annual Report to Stockholders), are incorporated by reference in this Prospectus in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 14, 1998)

$70,200,000
COMMODITY-INDEXED PREFERRED SECURITIES (COMPS(R)), SERIES B

ISSUED BY: J.P. MORGAN INDEX FUNDING COMPANY I
5,400,000 SHARES OF SERIES B PREFERRED SECURITIES AT $13 PER SHARE

INDEXED TO THE JPMCI CRUDE OIL TOTAL RETURN INDEX
GUARANTEED TO THE EXTENT SET FORTH IN THIS PROSPECTUS SUPPLEMENT BY

J.P. MORGAN & CO. INCORPORATED
                            ------------------------

     ISSUER:

     - a statutory business trust formed by J.P. Morgan & Co. Incorporated for the sole purpose of issuing the Series B Securities and other securities of separate series and lending the proceeds of such issuances to Morgan Guaranty, the principal banking subsidiary of J.P. Morgan. J.P. Morgan will unconditionally guarantee, on a subordinated basis, the payment of the calculated indexed principal amount of the ComPS. This amount may be more or less than the issue price.

     GENERAL:

     - Issue price and Initial Face Amount of $13 per share
     - Full principal-at-risk security with no guaranteed return
     - The ComPS do not pay any dividends
     - March 4, 2002 final redemption date
     - ComPS represent 100% undivided beneficial interests in a note issued by Morgan Guaranty, the principal amount of which is indexed to crude oil. Thus the ComPS have the market risk of oil and the credit risk of J.P. Morgan
     - Approved for listing on the American Stock Exchange under the symbol
       "JPW"

     PAYMENT AT MATURITY:

     - Face Amount x [Ending Index/Beginning Index minus Factor]
     - The Factor, 8% or 0.08, reduces your return and represents the costs charged by the issuer to hedge the ComPS
     - The Beginning Index will be set on the day of pricing
     - The Ending Index will be a 10-day average of the crude oil index at maturity

     INDEX:

     The crude oil index is the JPMCI crude oil total return index which represents the cumulative return of holding an unleveraged position in the designated nearby crude oil futures underlying the index plus a collateral yield component. The collateral yield component accrues on the fluctuating index value at the most recent weekly auction rate for 3-month U.S. Treasury Bills.

     BEFORE YOU DECIDE TO INVEST IN THE COMPS, CAREFULLY READ THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-10.

     The ComPS are indexed securities, they are not a fund nor are they bank deposits. The ComPS are not insured by the FDIC or any other federal agency. The ComPS are not futures contracts and do not represent an actual investment in futures contracts. ComPS are obligations of the issuer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ComPS or passed upon the adequacy of this Prospectus Supplement or the attached Prospectus. Any representation to the contrary is a criminal offense.

----------------------------------------------------------------------------------------------------------------------
                                                     PUBLIC           PROCEEDS TO THE TRUST         UNDERWRITING
                                                 OFFERING PRICE         (BEFORE EXPENSES)          COMMISSIONS(1)
----------------------------------------------------------------------------------------------------------------------
Per Series B Preferred Security............          $13.00                   $13.00                   $0.195
----------------------------------------------------------------------------------------------------------------------
Total......................................       $70,200,000              $70,200,000               $1,053,000
----------------------------------------------------------------------------------------------------------------------

(1) Because the proceeds of the ComPS will be lent to Morgan Guaranty, Morgan Guaranty has agreed to pay the underwriters a commission.
                            ------------------------

     The ComPS offered hereby are offered by the underwriters subject to various conditions. The underwriters expect to deliver the ComPS in book-entry form only through The Depository Trust Company on or about March 3, 1999.

J.P. MORGAN & CO.

February 25, 1999.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
STRUCTURAL OVERVIEW...................   S-4
ONE PAGE SUMMARY OF PRINCIPAL TERMS OF
  THE OFFERING........................   S-5
SUMMARY INFORMATION -- Q&A............   S-6
  What are the ComPS?.................   S-6
  What is the JPMCI crude oil total
     return index?....................   S-6
  What will I receive at the stated
     maturity date of the ComPS?......   S-6
  Can I redeem early?.................   S-7
  Can the Applicable Index be
     determined early?................   S-7
  Are there other special event
     redemptions?.....................   S-7
  Will I receive dividends?...........   S-7
  Will the Applicable Index track the
     spot price of the commodity?.....   S-7
  Can you describe the roll process
     for the Applicable Index in more
     detail?..........................   S-8
  Can you tell me about the issuer and
     guarantees?......................   S-8
  Can you tell me about the Related
     Note and the use of proceeds?....   S-8
  What about taxes?...................   S-8
  Are there any risks associated with
     my investment?...................   S-9
  Do I have any voting rights?........   S-9
  Where will the ComPS be listed?.....   S-9
WHERE YOU CAN FIND MORE INFORMATION?..   S-9
CONSOLIDATED RATIO OF J.P. MORGAN OF
  EARNINGS TO FIXED CHARGES...........   S-9
CONSOLIDATED RATIO OF J.P. MORGAN OF
  EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS.......  S-10
RISK FACTORS..........................  S-11
  Indexation of Principal Amount......  S-11
  Special Event Redemption............  S-11
  Early Redemption....................  S-11
  Limited Voting Rights...............  S-11
  Trading Price May Not Reflect Actual
     Economic Value...................  S-12
  Factors Affecting the Value of the
     ComPS............................  S-12
  Imposition of Bank Regulatory
     Restrictions.....................  S-12
  Effect of Trading in the Benchmark
     Crude Oil Contracts and Related
     Commodities and Instruments......  S-12
  Potential for Adverse Interests.....  S-13
  Risk of Carrying and Rolling
     Benchmark Crude Oil Contracts....  S-13

                                        PAGE
                                        ----
  Volatility of and Adverse Changes to
     Crude Oil and Crude Oil Futures
     Prices...........................  S-16
  Change in Exchange Methodology......  S-20
  Suspension or Material Disruption of
     Futures or Commodities Trading;
     Temporary Distortions............  S-20
  Market Disruption Events............  S-20
  Historical Correlations May Not
     Prevail in the Future............  S-21
  Changes in Laws or Regulations or
     Interpretations Thereof..........  S-21
  Extension of Settlement Date or
     Stated Maturity..................  S-21
  Discontinuance of Publishing of the
     JPMCI Crude Oil Total Return
     Index............................  S-22
  Potential Modifications to the JPM
     Indices and/or the Applicable
     Index............................  S-22
  Certain Considerations Regarding
     Hedging..........................  S-22
  Limitation on Rights Under the
     Guarantee, the Related Note
     Guarantee and the Related Note...  S-23
  Federal Income Tax Consequences.....  S-23
J.P. MORGAN & CO INCORPORATED.........  S-23
J.P. MORGAN INDEX FUNDING COMPANY I...  S-23
USE OF PROCEEDS.......................  S-29
DESCRIPTION OF THE COMPS..............  S-29
DESCRIPTION OF THE RELATED NOTE.......  S-39
DESCRIPTION OF THE GUARANTEE..........  S-41
DESCRIPTION OF THE RELATED NOTE
  GUARANTEE...........................  S-43
EFFECT OF OBLIGATIONS UNDER THE
  GUARANTEE, THE RELATED NOTE
  GUARANTEE AND THE RELATED NOTE......  S-45
UNITED STATES FEDERAL INCOME
  TAXATION............................  S-46
ERISA CONSIDERATIONS..................  S-49
UNDERWRITING..........................  S-51
LEGAL MATTERS.........................  S-53
EXPERTS...............................  S-53
STABILIZATION.........................  S-53
CONTENT OF PROSPECTUS.................  S-53
LIMITATION ON OFFERS AND
  SOLICITATIONS.......................  S-53

                  ANNEX I
Glossary of Terms.....................   A-1

                                   PROSPECTUS

                                         PAGE
                                         ----
Available Information..................    3
Incorporation of Certain Documents by
  Reference............................    3
J.P. Morgan & Co. Incorporated.........    4
J.P. Morgan Index Funding Company I....    7
Use of Proceeds........................   14
Consolidated Ratios of J.P. Morgan.....   14
Description of All Securities..........   14
Description of the ComPS...............   15
Risk Factors with Respect to All
  Preferred Securities.................   28
Risk Factors with Respect to ComPS.....   29
The Underlying Markets.................   36

                                         PAGE
                                         ----
The JPM Indices........................   40
JPMCI Policy Committee.................   54
Description of the Related Notes.......   55
Description of the Guarantee...........   57
Description of the Related Note
  Guarantee............................   59
Plan of Distribution...................   61
Legal Matters..........................   62
Experts................................   62

                   ANNEX I
Glossary of Terms......................  A-1

                            ------------------------

                              STRUCTURAL OVERVIEW

                                   [DIAGRAM]

1. THE TRUST. The issuer of the ComPS is a Delaware statutory business trust formed by J.P. Morgan for the sole purpose of issuing the Series B Securities and other securities of separate series and lending the proceeds thereof to Morgan Guaranty Trust Company. J.P. Morgan will own 100% of the Series B Common Securities. The trust will be disregarded for United States Federal income tax purposes.

2. THE COMPS. The ComPS issued by the trust represent undivided beneficial preferred interests in certain assets of the trust consisting of the Related Note and the proceeds thereof. The ComPS Redemption Price and the ComPS Early Redemption Price are indexed to the JPMCI crude oil total return index, reduced by the Factor. The ComPS Early Redemption Price or the ComPS Redemption Price may be more or less than the initial Face Amount of the ComPS. The trust intends to issue more than one series of Securities over time and already has series A securities outstanding. No holder of Securities of a series shall have any claim on, or any right to, any assets allocated to, or associated with, Securities of any other series.

3. COMPS PROCEEDS LOANED TO MORGAN GUARANTY. Proceeds of ComPS and related Series B Common Securities will be used by the trust on behalf of holders of the Series B Securities to purchase from Morgan Guaranty the Related Note with a maturity of March 4, 2002 and having the same economic terms as the ComPS.

4. REPAYMENT OF RELATED NOTE. Morgan Guaranty will repay the Related Note in whole or part to the extent required to repay Series B Securities upon any Early Redemption Date and in whole at the Stated Maturity (subject to extension in case of a Market Disruption Event).

5. RELATED NOTE GUARANTEE. J.P. Morgan will guarantee to the trust, on a subordinated basis, the payment of any distributions on and principal of the Related Note as provided pursuant to the terms of the Related Note.

6. GUARANTEE. J.P. Morgan will guarantee to the holders of ComPS, on a subordinated basis, the payment of (i) the ComPS Early Redemption Price or the ComPS Redemption Price to the extent that, in each case, Morgan Guaranty has made payment of principal on the Related Note and (ii) upon liquidation, the lesser of (a) the sum of the Early Redemption Value and (b) the amount of assets of the trust consisting of the Related Note and the proceeds thereof available for distribution to holders of ComPS.

J.P. Morgan's obligations, through its obligations under the Guarantee, the Related Note Guarantee and the Declaration constitute a full and unconditional guarantee with respect to the ComPS. This guarantee does not guarantee the return of principal; rather it guarantees the payment of the calculated indexed principal amount, which may be more or less than the issue price.

7. MORGAN GUARANTY. Morgan Guaranty, a trust company with full banking powers organized under the laws of the State of New York, is a wholly-owned subsidiary of J.P. Morgan.

                   SUMMARY OF PRINCIPAL TERMS OF THE OFFERING

SECURITIES OFFERED......Series B preferred securities ("ComPS") indexed to the
                        JPMCI crude oil total return index.

ISSUER..................J.P. Morgan Index Funding Company I (the "Trust"), a
                        Delaware statutory business trust and a subsidiary of J.P. Morgan & Co. Incorporated ("J.P. Morgan").

GUARANTOR...............J.P. Morgan, on a subordinated basis. Morgan Guaranty
                        Trust Company of New York ("Morgan Guaranty"), the issuer of the Series B Related Note held by the Trust, is a wholly-owned subsidiary of J.P. Morgan.
INITIAL OFFERING PRICE
PER SERIES B PREFERRED
SECURITY ("FACE
AMOUNT")................$13.

AGGREGATE FACE
AMOUNT..................$70,200,000.

COMPS REDEMPTION
PRICE...................Redemption Value at Stated Maturity.

STATED MATURITY.........March 4, 2002, subject to extension in the case of a
                        Market Disruption Event.

REDEMPTION VALUE PER
SERIES B PREFERRED
SECURITY................Face Amount X (  Applicable Index Settlement
                                       Value    -  Factor)
                                        Applicable Index Commencement Value

APPLICABLE INDEX........JPMCI crude oil total return index.

APPLICABLE INDEX
COMMENCEMENT VALUE......The beginning index: 252.3322.

APPLICABLE INDEX
SETTLEMENT VALUE........The ending index: the average (rounded to four digits following the decimal point) of the Applicable Index over the 10 consecutive Trading Days meeting certain conditions immediately following the 20th Business Day prior to redemption, unless such value has been permanently fixed prior to such time as described under "Description of ComPS -- Early Determination of Applicable Index Settlement Value and Redemption Value."

CALCULATION AGENT.......Morgan Guaranty.

DIVIDENDS...............No dividends on the ComPS will be paid.
CASH REDEMPTION PRIOR TO
STATED MATURITY

  OPTIONAL
  REDEMPTION............At the holders' option, on each March 4 prior to the
                        Stated Maturity, for the ComPS Early Redemption Price.

  SPECIAL EVENT
  REDEMPTION............Under certain circumstances, upon the occurrence of a
                        Tax Event or an Investment Company Event, for the ComPS Early Redemption Price.
EARLY DETERMINATION OF
APPLICABLE INDEX
SETTLEMENT VALUE........Upon the occurrence of certain events affecting the liquidity or increasing the cost of holding or trading the Benchmark Crude Oil Contracts and the inability to find a suitable replacement Benchmark Crude Oil Contract, the Applicable Index Settlement Value may be fixed, and such fixed value will be used upon any subsequent early redemption and at Stated Maturity.

COMPS EARLY REDEMPTION
PRICE...................The Early Redemption Value (as defined in the
                        Prospectus), which represents the payment of the discounted present value of Principal Amount on the applicable Early Redemption Date. See "Description of the ComPS -- Optional Redemption" and "-- Special Event Redemption".

VOTING RIGHTS...........Holders of ComPS will have limited voting rights but will not be entitled to vote to appoint, remove or replace the trustees of the Trust or to increase or decrease the number of trustees. See "Description of the ComPS--Voting Rights".

USE OF PROCEEDS.........The proceeds to the Trust from the sale of ComPS and related Series B Common Securities will be used to purchase a note of Morgan Guaranty (the "Related Note"), and Morgan Guaranty will use such proceeds for general corporate purposes and for hedging its obligations under the Related Note. See "Use of Proceeds".

FACTOR..................0.08 (8.0 percent), which is designed to offset the costs of issuing and hedging the indexation of the ComPS.

FEDERAL INCOME
TAX TREATMENT...........Morgan Guaranty and the holders of ComPS will agree to treat the Related Note as a cash settled forward purchase contract. Under this approach, under current law holders should not be required to report original issue discount income and would have capital gain or loss on the sale or redemption of the ComPS. However, other tax results, including original issue discount income and ordinary income on a sale or redemption of the ComPS, might arise.

                            SUMMARY INFORMATION--Q&A

     This summary includes questions and answers that highlight selected information from the prospectus and prospectus supplement to help you understand the Series B preferred securities that are indexed to the JPMCI crude oil total return index (the "ComPS"). You should carefully read the prospectus and prospectus supplement to understand fully the terms of the ComPS securities, the JPMCI crude oil total return index (the "Applicable Index") and the tax and other considerations that are important to an investor in making a decision about whether to invest in the ComPS. You should carefully review the "Risk Factors" section, which highlights certain risks associated with an investment in the ComPS, to determine whether an investment in the ComPS is appropriate for you.

WHAT ARE THE COMPS?

     The ComPS issued by J.P. Morgan Index Funding Company I (the "Trust") represent undivided beneficial preferred interests in certain assets of the Trust consisting of the Related Note. The Related Note has identical economic terms as the ComPS. The ComPS Redemption Price and the ComPS Early Redemption Price are indexed to the Applicable Index, reduced by an amount designed to offset the cost of issuing and hedging the ComPS (the "Factor"). Since the principal amount of the ComPS is indexed, the ComPS redemption price may be more or less than the initial offering price per share of ComPS (the "Face Amount").

     Each share of ComPS has a $13 Face Amount. The stated maturity of the ComPS is March 4, 2002, however, due to certain market disruption events, the final redemption may be delayed. The ComPS may be redeemed earlier due to special events or an annual optional redemption which you can elect and which are described in this prospectus supplement.

WHAT IS THE JPMCI CRUDE OIL TOTAL RETURN INDEX?

     The principal amount of the ComPS is indexed to the Applicable Index. The Applicable Index will change based on the daily percentage change in value of the benchmark crude oil contracts plus a component of collateral yield computed on the fluctuating index value at the most recent auction rate for 3-month U. S. Treasury Bills (the "Collateral Yield Component"). The benchmark crude oil contracts are certain designated nearby crude oil futures contracts included in the JPM commodity indices from time to time as defined by the index rules described in the attached prospectus (the "Benchmark Crude Oil Contracts").

     The Applicable Index is a total return index for an individual commodity. Such a total return index, which is described more fully in the attached Prospectus under "The JPM Indices--JPM Individual Indices--Total Return Methodology", represents the cumulative return of holding an unleveraged position in the designated nearby crude oil futures contracts underlying the index plus the Collateral Yield Component.

     Generally, since the total return index is linked directly (i.e., on a one-to-one basis) to the underlying commodity futures contracts, a 1% change on any day in the value of the specific underlying designated futures contract will create a 1% change in the value of the Applicable Index for such day (not including any change in value resulting from the Collateral Yield Component). See "Will the Index track the spot price of the commodity" below for more information.

WHAT WILL I RECEIVE AT THE STATED MATURITY DATE OF THE COMPS?

     The ComPS are full principal-at-risk securities and you may receive more or less than the Face Amount. At maturity, unless previously redeemed as described below, an investor will receive a principal amount determined by the following formula:

     Face Amount X (the 10-day average of the Applicable Index/beginning Applicable Index minus the Factor), but not less than zero. In no circumstances will the redemption value be less than zero. However, certain market disruption events could delay the determination and payment of the Redemption Value.

     Thus the redemption value of the ComPS is linked directly to the performance of the Applicable Index, reduced by the Factor. For example, if the average ending index value is twice the beginning level, the Redemption Value will be twice the Face Amount, reduced by the Factor, or Redemption Value of 192% of the Face Amount for a Factor of 8%. If the average ending value is half the beginning level, the Redemption Value will be less than half the Face Amount (half the Face Amount and reduced by the Factor, or 42% of the Face Amount for a Factor of 8%). If the Applicable Index decreases over the life of the ComPS, or the percentage increase in the index is less than the Factor, the Redemption Value will be less than the Face Amount. The Factor is charged to the holders of the ComPS in the Redemption Value.

CAN I REDEEM EARLY?

     Each holder of ComPS may, by giving notice as specified in this prospectus supplement before March 4 of each year prior to the Stated Maturity, cause the Trust to redeem some or all of such holder's ComPS at the ComPS Early Redemption Price which is equal to the early Redemption Value (as defined in the prospectus) per ComPS as determined at such time.

     The Early Redemption Value represents the discounted present value of the fluctuating Principal Amount determined over the 10-day early redemption period in accordance with the terms described in the prospectus. However, under usually-prevailing market conditions, the Early Redemption Value is likely to be less than the amount a holder could have realized by selling 1/10 of his ComPS on each day during the 10-day early determination period (excluding commission costs).

CAN THE APPLICABLE INDEX BE DETERMINED EARLY?

     Yes. If certain events that affect the liquidity or increase the cost of holding or trading the Benchmark Crude Oil Contracts occur and if Morgan is unable to find a suitable replacement Benchmark Crude Oil Contract, Morgan Guaranty has the right to cause the crude oil index value to be fixed. Following such an event, the ending index will remain fixed and will be used in calculating any early or final redemption values.

ARE THERE OTHER SPECIAL EVENT REDEMPTIONS?

     Yes. If certain special events (a Tax Event or an Investment Company Event) occur and during the period they continue, Morgan Guaranty will have the right to redeem the Related Note in whole or in part, and thus cause the Trust to redeem a similar Principal Amount of ComPS.

WILL I RECEIVE DIVIDENDS?

     No. The ComPS do not pay any dividends.

WILL THE APPLICABLE INDEX TRACK THE SPOT PRICE OF THE COMMODITY?

     No, not necessarily. Although the Applicable Index's daily percentage change tracks the daily percentage change of the designated underlying crude oil futures contract, the cumulative return of the Applicable Index will not necessarily track the return of the spot price over time. The Applicable Index return may be more or less than the spot price return.

     The reason the Applicable Index does not necessarily track the nearby price return of the commodity is that the Applicable Index tracks the cumulative return of holding a nearby futures contract (and replacing that contract as it approaches its expiration with the next nearest to expiration designated contract) plus the Collateral Yield Component. The Applicable Index can diverge from the nearby price return of the commodity because of (1) the Collateral Yield Component and (2) the need for the Applicable Index to replace the current contract held as it approaches expiration, selling the contract and purchasing the next nearest to expiration contract. This process of replacement is called "rolling", and the 5-day period during which the replacement occurs is called the "Rollover Period".

     The historical behavior of the Applicable Index and its historical relationship to nearby futures contract prices is described more fully in Risk
Factors: "Volatility of and Adverse Changes to Crude Oil and Crude Oil Futures Prices".

CAN YOU DESCRIBE THE ROLL PROCESS FOR THE APPLICABLE INDEX IN MORE DETAIL?

     Yes. The Applicable Index tracks the cumulative return of holding a nearby futures contract (and replacing that contract as it approaches its expiration with the next nearest to expiration designated contract) plus the Collateral Yield Component. The process of replacing the expiring designated contract underlying the Applicable Index with the next designated contract is called rolling. The roll does not create a direct change in the value of the Applicable Index. Rather it changes which contract (and to what extent such contract) is used to calculate the change in the Applicable Index on the following day.

     For each month during which a roll occurs, the daily change in value of a total return index solely as a result of the change in value of the underlying designated futures contracts (which we will define as "Change (t)") for all days prior to the Rollover Period is calculated as 100% of the daily change of the existing ("old") underlying designated contract. Beginning with the first day after the beginning of the Rollover Period, the daily Change(t) in a total return index is calculated based on 80% on the percentage change in the old contract and 20% on the percentage change in the replacement ("new") designated contract. Similar 20% adjustments are made in the weights attributable to each contract's change for each of the next four days of the Rollover Period so that, by the day after the Rollover Period and for all subsequent days until the next Rollover Period, 100% of the daily Change(t) is attributable to the percentage change of the new designated contract.

CAN YOU TELL ME ABOUT THE ISSUER AND GUARANTEES?

     The issuer is J.P. Morgan Index Funding I, a statutory business trust formed by J.P. Morgan for the sole purpose of issuing the Series B Securities and other securities of separate series and lending the proceeds from such issuances to Morgan Guaranty. J.P. Morgan, through its obligations under the Guarantee, the Related Note Guarantee and the Declaration, taken together will provide a full and unconditional guarantee, on a subordinated basis, of payments due on the ComPS.

     J.P. Morgan Index Funding Company, LLC (the "Company") a Delaware limited liability company, has been merged into the Trust. As a result of such merger, the Trust has succeeded to all rights and obligations of the Company, including any rights and obligations in respect of the 2.5% series A securities that were issued by the Company prior to the merger and the series A related note issued by Morgan Guaranty and the series A related note guarantees executed and delivered by J.P. Morgan in connection with the series A offering. However, as a holder of ComPS, you have no claim on or right to the series A securities, the series A related note or the series A related note guarantee.

CAN YOU TELL ME ABOUT THE RELATED NOTE AND THE USE OF PROCEEDS?

     The Related Note will be issued as an unsecured obligation of Morgan Guaranty. The timing and amount of payments on the Related Note mirror the financial terms of the ComPS.

     The Trust, on behalf of the holders of the ComPS, will invest the proceeds from the sale of the ComPS into the Related Note. Morgan Guaranty will use the proceeds of the Related Note for general corporate purposes and for hedging its obligations under the Related Note.

WHAT ABOUT TAXES?

     The U.S. Federal income tax consequences of an investment in the ComPS is complex and uncertain. Pursuant to the terms of the ComPS, Morgan Guaranty and you will agree to treat the Related Note as a cash settled forward purchase contract. Under this approach, under current law, holders should not be required to report original issue dis-count income and would have capital gain or loss on the sale or redemption of the ComPS. However, other tax results, including original issue discount income and ordinary income on a sale or redemption of the ComPS, might arise.

     For further information, see "United States Federal Income Taxation" in this Prospectus Supplement.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes. An investment in the ComPS is subject to certain risks, including a risk of full loss of principal. Please refer to the section "Risk Factors" in the Prospectus Supplement.

DO I HAVE ANY VOTING RIGHTS?

     Very limited. Holders of the ComPS will have certain voting rights but will not be entitled to vote to appoint, remove, or replace the trustees of the Trust or to increase or decrease the number of trustees.

WHERE WILL THE COMPS BE LISTED?

     The ComPS have been approved for listing on the American Stock Exchange under the symbol "JPW", subject to official notice of issuance. Trading of the ComPS on the American Stock Exchange is expected to commence within a 30-day period after the date of this prospectus supplement. Prior to this offering, there has been no market for the ComPS.

                      WHERE CAN YOU FIND MORE INFORMATION?

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copying charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, 10005.

     We will send you copies of our SEC filings, excluding exhibits, at no cost upon request. Please address your request to the Office of the Secretary, J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060; telephone number (212) 648-3380.

         CONSOLIDATED RATIO OF J.P. MORGAN OF EARNINGS TO FIXED CHARGES

                                                              Year ended December 31,
                                                        ------------------------------------
                                                          1998     1997   1996   1995   1994
                                                        --------   ----   ----   ----   ----
Excluding Interest on Deposits........................    1.16(a)  1.27   1.35   1.35   1.40
Including Interest on Deposits........................    1.12     1.20   1.26   1.24   1.28

---------------

     (a) For the twelve months ended December 31, 1998, the ratio of earnings to fixed charges, excluding the fourth quarter 1998 after tax charge of $86 million ($143 million before tax) related to cost reduction programs; excluding the third quarter 1998 after tax gain of $34 million ($56 million before tax) related to the sale of J.P. Morgan's investment management business in Australia; excluding the second quarter 1998 after tax gain of $79 million ($131 million before tax) related to the sale of J.P. Morgan's global trust and agency services business; and excluding the first quarter 1998 after tax charge of $129 million ($215 million before tax) related to restructuring of business activities, was 1.17 excluding interest on deposits and 1.13 including interest on deposits.

                CONSOLIDATED RATIO OF J.P. MORGAN OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                              Year ended December 31,
                                                        ------------------------------------
                                                          1998     1997   1996   1995   1994
                                                        --------   ----   ----   ----   ----
Excluding Interest on Deposits........................    1.16(a)  1.26   1.34   1.34   1.39
Including Interest on Deposits........................    1.12     1.20   1.25   1.23   1.27

---------------

     (a) For the twelve months ended December 31, 1998, the ratio of earnings to combined fixed charges and preferred stock dividends, excluding the fourth quarter 1998 after tax charge of $86 million ($143 million before tax) related to cost reduction programs; excluding the third quarter 1998 after tax gain of $34 million ($56 million before tax) related to the sale of J.P. Morgan's investment management business in Australia; excluding the second quarter 1998 after tax gain of $79 million ($131 million before tax) related to the sale of J.P. Morgan's global trust and agency services business; and excluding the first quarter 1998 after tax charge of $129 million ($215 million before tax) related to restructuring of business activities, was 1.17 excluding interest on deposits and 1.13 including interest on deposits.

                                  RISK FACTORS

     Your investment in the ComPS will involve certain risks. ComPS are not principal-protected. If the ending value of the Applicable Index is less than 108% of the beginning value of the Applicable Index, the redemption amount will be less than the amount you initially paid for the ComPS. In addition, your investment in the ComPS entails risks not associated with investments in conventional debt or preferred securities. You should consider carefully the following discussion of risks before you decide that an investment in the ComPS is suitable for you.

INDEXATION OF PRINCIPAL AMOUNT

     The ComPS are full principal-at-risk securities and the Principal Amount of the ComPS (which is initially equal to the Face Amount) will vary until maturity in relation to the Applicable Index (the JPMCI crude oil total return index) reduced by the Factor. The Principal Amount repayable at Stated Maturity will be determined by comparing the ending level of the Applicable Index to the beginning level of the Applicable Index that is set at issuance, reduced by the Factor. At Stated Maturity, if the ending Applicable Index has fallen or has not increased by more than the Factor (8%), the Redemption Value will be less than the Face Amount. If the percentage increase in the ending Applicable Index is greater than 8%, the Redemption Value will be greater than the Face Amount. The Principal Amount repayable on any Optional Redemption Date or upon the occurrence of a Special Event Redemption represents the discounted present value of the fluctuating Principal Amount determined over the 10-day early redemption period in accordance with the terms described in the Prospectus.

SPECIAL EVENT REDEMPTION

     Upon the occurrence of a Special Event (a Tax Event or an Investment Company Event), Morgan Guaranty will have the right to redeem the Related Note for cash in whole or if a partial redemption will result in the discontinuance of such Special Event, in part in an amount sufficient to cause such discontinuance, with the result that the Trust will redeem a similar proportion of the Principal Amount of the ComPS and related Series B Common Securities for cash at the early redemption price.

     As described in more detail below, a Special Event may occur at any time. See "Description of the ComPS--Special Event Redemption" for more detail. It is possible that the occurrence of a Special Event could cause the market price of the ComPS in any existing secondary market to decline.

EARLY REDEMPTION

     The ComPS may be redeemed prior to their Stated Maturity (1) upon the occurrence of a Special Event or (2) at your option once a year on the Optional Redemption Date. In the case of a Special Event or optional redemption, the Early Redemption Value may be less than the Redemption Value that would have otherwise been payable had the ComPS not been redeemed early. In addition, the occurrence of a Special Event may cause the market price of the ComPS to decline. In the case of an optional redemption by holders, it is likely, under usually-prevailing market conditions, that the Early Redemption Value will be less than the amount a holder could have realized by selling such ComPS ratably during the Early Determination Period (excluding commission costs).

LIMITED VOTING RIGHTS

     Holders of ComPS will have certain voting rights relating to a payment default on or material adverse legal changes to the ComPS, but will not be entitled to vote to appoint, remove or replace the trustees of the Trust or to increase or decrease the number of trustees, which voting rights are vested exclusively in the holders of the Series B Common Securities and common securities of other series. See "Description of the ComPS--Voting Rights".

TRADING PRICE MAY NOT REFLECT ACTUAL ECONOMIC VALUE

     The ComPS have been approved for listing on the Amex under the symbol "JPW", subject to official notice of issuance. Trading of the ComPS on the Amex is expected to commence within a 30-day period after the date of this Prospectus Supplement. Prior to this offering there has been no market for the ComPS. Listing of the ComPS on the Amex does not necessarily ensure that a liquid trading market will develop for the ComPS.

     If the trading market for the ComPS is limited, there may be a limited number of buyers when you decide to sell your ComPS if you do not wish to hold your investment until the Stated Maturity. This may affect the price you receive upon such sale.

FACTORS AFFECTING THE VALUE OF THE COMPS

     The value of the ComPS at any time will depend upon at least two key factors: (1) the level of the Applicable Index and (2) the perceived credit quality of Morgan Guaranty and J.P. Morgan. As discussed under "Description of the ComPS", adverse changes in the Applicable Index will directly correlate to adverse changes in the value of the ComPS. Also, a decline in the credit quality of Morgan Guaranty and J.P. Morgan could cause the trading price of the ComPS to decline.

IMPOSITION OF BANK REGULATORY RESTRICTIONS

     The Trust's ability to make distributions and other payments on the ComPS is dependent upon Morgan Guaranty's making payments on the Related Note as and when required or collection by the Trust, on behalf of holders of Series B Securities, under the Related Note Guarantee. Although there is no current restriction on Morgan Guaranty's ability to make payments under the Related Note, certain transactions with affiliates, including the Trust, are or may in the future become subject to restrictions imposed by bank regulatory authorities. As noted in the accompanying Prospectus under "J.P. Morgan & Co. Incorporated--Regulation", Morgan Guaranty is subject to examination and regulation by U.S. federal and state banking authorities.

EFFECT OF TRADING IN THE BENCHMARK CRUDE OIL CONTRACTS AND RELATED COMMODITIES AND INSTRUMENTS

     Morgan Guaranty and other affiliates of J.P. Morgan are actively involved in the trading of the Benchmark Crude Oil Contracts, U.S. Treasury Bills and other instruments and derivative products based thereon. Morgan Guaranty, in particular, is an active participant in various commodity markets including the petroleum, precious and base metals and related derivatives markets. J.P. Morgan Securities Inc. ("JPMSI") and other affiliates may also issue or underwrite, or authorize unaffiliated entities to issue or underwrite, other securities or financial instruments with returns indexed to the Applicable Index, the Benchmark Crude Oil Contracts, U.S. Treasury Bills, one or more of the JPM Indices or to another commodity. Morgan Guaranty has licensed, and may in the future license, the Applicable Index, the JPM Indices, and related indices and sub-indices for use by affiliated and unaffiliated parties, for publication in newspapers and periodicals for distribution by information and data dissemination services and for other purposes. Morgan Guaranty currently intends to publish individual commodity sub-indices for each of the commodities included in the JPMCI using the same calculation methodology as that described below. The Applicable Index on the date of this prospectus supplement is identical to the JPMCI crude oil total return index.

     Trading in the foregoing contracts, U.S. Treasury Bills and commodities by Morgan Guaranty, its affiliates (including JPMSI) and unaffiliated third parties could adversely affect the value of the

Applicable Index, which would in turn adversely affect the return on and the value of the ComPS. See "Description of the ComPS". Also, additional issuances of securities linked or referenced to the Benchmark Crude Oil Contracts, similar crude oil futures contracts or crude oil could adversely affect the value of the ComPS. You should be aware that the Trust's outstanding series A securities are indexed to the JPMCI crude oil total return index.

POTENTIAL FOR ADVERSE INTERESTS

     As noted above, various of our subsidiaries and affiliates expect to engage in trading activities related to the Benchmark Crude Oil Contracts and U.S. Treasury Bills and other instruments or derivative products based on or related to the Applicable Index, for their accounts where permitted or for other accounts under their management. Various of our subsidiaries and affiliates, as well as unaffiliated third parties, may also engage in other activities related to the Applicable Index, as discussed above. Because Morgan Guaranty will issue the Related Note issued to the Trust on behalf of holders of Series B Securities, all such activities could create interests of Morgan Guaranty adverse to those of the holders of ComPS. For example, the issuance of other securities indexed to the Applicable Index, i.e., the introduction of competing products into the marketplace, could adversely affect the value of the ComPS. To the extent that J.P. Morgan or one of its affiliates serves as issuer, or JPMSI or one of its affiliates serves as agent or underwriter, for such securities or other instruments, their interests with respect to such products may be adverse to those of the holders of the ComPS.

     Morgan Guaranty will serve as calculation agent with respect to the ComPS and, accordingly, will in good faith calculate the Applicable Index, which could also raise certain adverse interests (e.g., in instances where Morgan Guaranty as the calculation agent is required to exercise discretion).

     We have entered into an arrangement with one of our business units to hedge the market risk associated with our obligation to pay the Redemption Value. Such business unit expects to make a profit in connection with such arrangement. We did not seek competitive bids for such an arrangement from unaffiliated parties.

RISK OF CARRYING AND ROLLING BENCHMARK CRUDE OIL CONTRACTS

     Both the Early Redemption Value and the Redemption Value are calculated using the Applicable Index. The Applicable Index is designed to represent the cumulative return of holding a continuous investment in the Benchmark Crude Oil Contracts (and replacing any contract as it approaches its expiration with the next designated contract) plus the Collateral Yield Component. The period during which the index methodology switches from referencing the nearest-to-expiration contract to the next-designated contract is called the "Rollover Period". If during the Rollover Period the market for the Benchmark Crude Oil Contracts is in "contango" (i.e., the prices for longer-dated contracts are above the prices of shorter-dated contracts), the return on the Applicable Index may be adversely affected. Although the rollover does not create a direct change in value of the Applicable Index (rather it changes which contract (and to what extent such contract) is used to calculate the change in the Applicable Index for the next day), rolling during periods of contango may predispose the Applicable Index to a decline in value. The Applicable Index would decline if (i) the price of the longer-dated Benchmark Crude Oil Contracts during the Rollover Period were more than the price of the shorter-dated contracts which they will replace and (ii) the price of the now referenced longer-dated contracts were subsequently to decline as the contracts approach maturity (i.e., the price of the longer-dated contracts were to converge toward the (lower) price of the just-replaced contracts), in an amount greater than the Collateral Yield Component accruing during such period. While many of the commodities included in the JPM Indices have historically exhibited periods of both "backwardation" (i.e., the price of the longer-dated contracts are below the price of the shorter-dated contracts) and contango, there can be no assurance that backwardation will exist at any or all times. The absence of backwardation in the market for Benchmark Crude Oil Contracts could adversely affect the Applicable Index and, correspondingly, could adversely affect the value of the ComPS. Additionally, the issuance and/or the trading of the ComPS could adversely affect the market for Benchmark Crude Oil Contracts and the extent to which such markets are in backwardation or contango and, correspondingly, could adversely affect the value of the Applicable Index and the value of the ComPS. See "Description of ComPS--Calculation of Redemption Value".

     The following table sets forth the simulated month-end level of the JPMCI crude oil total return index (the Applicable Index) for the months from January, 1984 through January 1996, and the actual level of the JPMCI crude oil total return index thereafter. Because Morgan Guaranty did not commence actual calculation and publication of the JPMCI crude oil total return index using the rules described herein until February 1, 1996, the levels prior to such date are simulated levels only, derived by applying the rules of the JPMCI crude oil total return index as described herein to historical crude oil contract settlement values and using as the level of the JPMCI crude oil total return index on January 31, 1996 as the basis for calculation:

       ---------------------------------------------------------------------------------------------------------
                                    LEVEL OF THE APPLICABLE INDEX AS OF THE END OF:
YEAR    JAN.     FEB.     MAR.     APR.     MAY      JUNE     JULY     AUG.    SEPT.     OCT.     NOV.     DEC.
----   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
1984    79.29    82.08    83.95    83.37    85.61    83.13    77.26    81.97    83.30    80.27    78.06    75.98
1985    76.36    79.72    86.77    87.15    90.32    90.48    94.20   100.02   106.66   114.89   116.88   107.78
1986    81.61    57.78    44.72    57.82    64.67    58.48    52.22    75.54    70.33    71.89    70.25    83.78
1987    88.33    78.96    90.76    92.47    97.82   104.14   112.74   105.91   106.69   109.98   102.90    95.08
1988    97.84    93.22   100.27   106.88   103.98    90.07    96.43    89.28    79.59    83.47    95.16   110.04
1989   114.00   126.05   144.72   153.97   159.54   171.94   163.76   172.17   188.41   189.52   191.87   214.11
1990   233.52   226.28   212.36   189.26   174.17   165.93   193.53   260.41   387.69   360.46   306.23   310.38
1991   244.52   235.23   246.55   268.26   272.86   265.80   283.24   293.27   294.68   313.37   290.84   259.69
1992   256.22   252.37   260.99   280.26   296.53   291.01   296.13   292.61   298.70   285.36   274.74   268.70
1993   277.34   282.70   280.21   279.52   270.68   252.06   236.33   237.33   239.28   213.93   192.72   173.80
1994   183.62   174.09   177.04   203.64   227.06   248.48   269.93   237.06   247.30   244.23   245.03   241.70
1995   252.55   257.67   269.47   289.49   272.59   254.21   261.06   269.96   271.94   278.79   293.17   322.34
1996   300.79   341.25   393.40   428.43   419.19   464.22   471.34   528.85   598.67   585.03   600.80   672.44
1997   643.71   548.53   559.75   546.26   567.40   531.36   539.20   522.09   562.47   562.17   508.22   463.95
1998   449.05   399.03   394.81   382.18   361.98   319.49   312.60   286.66   342.74   303.55   232.94   241.71
1999   255.63

     Rounded to two decimal places.

     Additionally, the level of the Applicable Index as of the close of business on February 25, 1999 was 252.3322.

     The following is a graph of such simulated and actual month-end values:

   LEVELS OF JPMCI CRUDE OIL TOTAL RETURN INDEX, JANUARY 1984-DECEMBER, 1998

                                                               JPMCI CRUDE OIL TOTAL RETURN
1/31/84                                                                    79.29
                                                                           82.08
                                                                           83.95
                                                                           83.37
                                                                           85.61
                                                                           83.13
                                                                           77.26
                                                                           81.97
                                                                           83.30
                                                                           80.27
                                                                           78.06
                                                                           75.98
1/31/85                                                                    76.36
                                                                           79.72
                                                                           86.77
                                                                           87.15
                                                                           90.32
                                                                           90.48
                                                                           94.20
                                                                          100.02
                                                                          106.66
                                                                          114.89
                                                                          116.88
                                                                          107.78
1/31/86                                                                    81.61
                                                                           57.78
                                                                           44.72
                                                                           57.82
                                                                           64.67
                                                                           58.48
                                                                           52.22
                                                                           75.54
                                                                           70.33
                                                                           71.89
                                                                           70.25
                                                                           83.78
1/31/87                                                                    88.33
                                                                           78.96
                                                                           90.76
                                                                           92.47
                                                                           97.82
                                                                          104.14
                                                                          112.74
                                                                          105.91
                                                                          106.69
                                                                          109.98
                                                                          102.90
                                                                           95.08
1/31/88                                                                    97.84
                                                                           93.22
                                                                          100.27
                                                                          106.88
                                                                          103.98
                                                                           90.07
                                                                           96.43
                                                                           89.28
                                                                           79.59
                                                                           83.47
                                                                           95.16
                                                                          110.04
1/31/89                                                                   114.00
                                                                          126.05
                                                                          144.72
                                                                          153.97
                                                                          159.54
                                                                          171.94
                                                                          163.76
                                                                          172.17
                                                                          188.41
                                                                          189.52
                                                                          191.87
                                                                          214.11
1/31/90                                                                   233.52
                                                                          226.28
                                                                          212.36
                                                                          189.26
                                                                          174.17
                                                                          165.93
                                                                          193.53
                                                                          260.41
                                                                          387.69
                                                                          360.46
                                                                          306.23
                                                                          310.38
1/31/91                                                                   244.52
                                                                          235.23
                                                                          246.55
                                                                          268.26
                                                                          272.86
                                                                          265.80
                                                                          283.24
                                                                          293.27
                                                                          294.68
                                                                          313.37
                                                                          290.84
                                                                          259.69
1/31/92                                                                   256.22
                                                                          252.37
                                                                          260.99
                                                                          280.26
                                                                          296.53
                                                                          291.01
                                                                          296.13
                                                                          292.61
                                                                          298.70
                                                                          285.36
                                                                          274.74
                                                                          268.70
1/31/93                                                                   277.34
                                                                          282.70
                                                                          280.21
                                                                          279.52
                                                                          270.68
                                                                          252.06
                                                                          236.33
                                                                          237.33
                                                                          239.28
                                                                          213.93
                                                                          192.72
                                                                          173.80
1/31/94                                                                   183.62
                                                                          174.09
                                                                          177.04
                                                                          203.64
                                                                          227.06
                                                                          248.48
                                                                          269.93
                                                                          237.06
                                                                          247.30
                                                                          244.23
                                                                          245.03
                                                                          241.70
1/31/95                                                                   252.55
                                                                          257.67
                                                                          269.47
                                                                          289.49
                                                                          272.59
                                                                          254.21
                                                                          261.06
                                                                          269.96
                                                                          271.94
                                                                          278.79
                                                                          293.17
                                                                          322.34
1/31/96                                                                   300.79
                                                                          341.25
                                                                          393.40
                                                                          428.43
                                                                          419.19
                                                                          464.22
                                                                          471.34
                                                                          528.85
                                                                          598.67
                                                                          585.03
                                                                          600.80
                                                                          672.44
1/31/97                                                                   643.71
                                                                          548.53
                                                                          559.75
                                                                          546.26
                                                                          567.40
                                                                          531.36
                                                                          539.20
                                                                          522.09
                                                                          562.47
                                                                          562.17
                                                                          508.22
                                                                          463.95
1/31/98                                                                   449.05
                                                                          399.03
                                                                          394.81
                                                                          382.18
                                                                          361.98
                                                                          319.49
                                                                          312.60
                                                                          286.66
                                                                          342.74
                                                                          303.55
                                                                          232.94
                                                                          241.71

                                                                    Source:
Morgan Guaranty
If you had invested in a hypothetical 3-year ComPS that matured at the end of each of the last 10 years (with a hypothetical initial face amount of $13/share and a hypothetical factor of 8%), the hypothetical redemption value for such 3-year ComPS would have been as shown in the following table (assuming the beginning index was the year-end level of the Applicable Index 3 year's prior to ComPS' maturity and the ending index was the year-end level at such ComPS maturity):

                                       -----------------------------------------------------------------
                                       Hypothetical Beginning   Hypothetical Ending
                                          Applicable Index       Applicable Index     Hypothetical ComPS
                YEAR                      (3 years prior)          (12/31 value)       Redemption Value
                ----                   ----------------------   -------------------   ------------------
1989.................................           83.78                 214.11                $32.18
1990.................................           95.08                 310.38                $41.40
1991.................................          110.04                 259.69                $29.64
1992.................................          214.11                 268.70                $15.27
1993.................................          310.38                 173.80                $ 6.24
1994.................................          259.69                 241.70                $11.06
1995.................................          268.70                 322.34                $14.56
1996.................................          173.80                 672.44                $49.26
1997.................................          241.70                 463.95                $23.91
1998.................................          322.34                 241.71                $ 8.71

WITH RESPECT TO THE FOREGOING MONTH-END VALUES AND HYPOTHETICAL REDEMPTION VALUES, PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE PERFORMANCE AND VALUES.

The following table illustrates, for a range of hypothetical changes in the Applicable Index over the life of the ComPS, the (1) hypothetical value of the ending index over the beginning index,

(2) the ComPS' hypothetical redemption value as a percentage of the original face amount, (3) the ComPS' hypothetical redemption value in $ per share, (4) the total price return on the ComPS and (5) the total pretax annualized rate of return on the ComPS. The table assumes a hypothetical ComPS with a term of 3 years, an initial face amount of $13, a factor of 8% and a ComPS that pays no dividends.

-----------------------------------------------------------------------------------------------------------
                                           ComPS Hypothetical
                    Hypothetical Ending        Redemption                                  Total Pretax
Percentage Change      Value Divided      ---------------------    Total Cumulative     Annualized Rate of
    of Index        by Beginning Value    As % of Par   As $/sh   Return on the ComPS   Return on the ComPS
-----------------   -------------------   -----------   -------   -------------------   -------------------
       (60)%                 40%               32%       4.16           (68.00)%               (36.2)%
       (50)%                 50%               42%       5.46           (58.00)%               (27.9)%
       (40)%                 60%               52%       6.76           (48.00)%               (21.2)%
       (30)%                 70%               62%       8.06           (38.00)%               (15.6)%
       (20)%                 80%               72%       9.36           (28.00)%               (10.8)%
       (10)%                 90%               82%      10.66           (18.00)%                (6.6)%
         0 %                100%               92%      11.96            (8.00)%                (2.8)%
        10 %                110%              102%      13.26             2.00%                  0.7%
        20 %                120%              112%      14.56            12.00%                  3.8%
        30 %                130%              122%      15.86            22.00%                  6.7%
        40 %                140%              132%      17.16            32.00%                  9.4%
        50 %                150%              142%      18.46            42.00%                 11.9%
        60 %                160%              152%      19.76            52.00%                 14.2%

---------------
(a) Annualized rate of return computed on a quarterly bond equivalent basis.

VOLATILITY OF AND ADVERSE CHANGES TO CRUDE OIL AND CRUDE OIL FUTURES PRICES

Oil prices fluctuate widely. They are affected by numerous factors in addition to economic activity. These include weather, political events, labor activity, and, especially, direct government intervention such as embargos, and supply disruptions in major producing or consuming regions such as the Middle East, the United States, Latin America and Russia. Such events tend to affect oil prices worldwide, regardless of the location of the event. Also, the outcome of meetings of the Organization of Petroleum Exporting Countries can particularly affect world oil supply and oil prices. Market expectations about these events and speculative activity also cause prices to fluctuate.

Oil demand and supply adjust to changes in the price of oil but only over time. That is, the adjustment that eventually corrects the imbalance that caused the initial price fluctuation takes time. In the short term, demand/supply responsiveness to price changes is limited and, at times, in the opposite direction. This characteristic tends to prolong and exacerbate price fluctuations. For example, if prices rise, oil consumers will curtail their oil demand over time; but often their immediate response has been a rise in demand through increased stockpiling. In addition, the structure of oil supply is different from that of most other commodities. Since the early 1970s, market prices have been well above the average cost of production, while the marginal producers have been the large, low-cost producers of the Middle East.

The following table shows the year-end levels of the Benchmark Crude Oil Contract from 1984.

                                                              -------------------------
                                                                        NYMEX
                                                                1st Nearby Crude Oil
                                                              Futures Price at Year End
                                                              -------------------------
1984........................................................            26.41
1985........................................................            26.30
1986........................................................            17.94
1987........................................................            16.70
1988........................................................            17.24
1989........................................................            21.82
1990........................................................            28.44
1991........................................................            19.12
1992........................................................            19.50
1993........................................................            14.17
1994........................................................            17.76
1995........................................................            19.55
1996........................................................            25.92
1997........................................................            17.64
1998........................................................            12.05

     Furthermore, a significant proportion of world crude oil production capacity is controlled by a small number of producers, and such producers have in the recent past implemented curtailments of output and trade. Such efforts at supply curtailment (or the cessation thereof) could affect the value of the Applicable Index. Crude oil's major end-use as a refined product is as a transport fuel, industrial fuel and in-home heating. Potential for substitution exists in most areas, although considerations including relative cost often limit substitution levels. However, the development of a substitute product or transport fuel could adversely affect the value of the Applicable Index.

     The supply of and demand for crude oil influence the crude oil price in the medium-to-longer term. In the event of sudden disruptions in the supplies of crude oil, such as those caused by war, accidents, weather or acts of terrorism, prices of Benchmark Crude Oil Contracts and, consequently, the value of the Applicable Index, could become extremely volatile and unpredictable. Also, sudden and dramatic declines in Benchmark Crude Oil Contract prices as may occur, for example, upon a cessation of hostilities that may exist in countries producing crude oil or upon the discovery of significant additional sources or reserves of crude oil, the introduction of new or previously withheld supplies into the market (e.g., crude oil from Iraq) or the introduction of substitute products or commodities, could have a significant adverse effect on the value of the Applicable Index and on the value of the ComPS. In addition, the price of crude oil has on occasion been subject to very rapid and significant short-term changes due to speculative activities which, if such activities result in a price decrease, may cause the value of the ComPS to decrease. In any case, all such volatility in the Benchmark Crude Oil Contracts will correlate directly to volatility in the Applicable Index. Such volatility could lead some investors in the Benchmark Crude Oil Contracts to withdraw from the applicable futures markets, which could adversely affect the liquidity of such markets and could adversely affect the value of the Applicable Index and, correspondingly, the value of the ComPS.

     See "Description of the ComPS -- Calculation of Redemption Value".

As described previously, the daily change in the Applicable Index is based on the daily percentage change in the Benchmark Crude Oil Contract plus the daily Collateral Yield Component. Therefore, the volatility of the Applicable Index will be very similar to the Benchmark Crude Oil Contract (however, statistically, the Applicable Index has been a little more volatile than the Benchmark Crude Oil Contact). The following graph shows both the Applicable Index and Benchmark Crude Oil Contract month-end indexed values, both indexed to 26.41, the price of the Benchmark Crude Oil Contract at the start (12/31/84). The difference between the two indexed series is the cumulative effect of the collateral yield component and the average carrying costs implied in the Benchmark Crude Oil Contracts curve during each roll period. The graph is shown in log scale rather than arithmetic scale. Logscale graphs show similar percentage movements in equal increments on the graph (e.g., a 10% move is shown as the same distance whether the underlying index was at 100 and moved 10 or at 20 and moved 2).

     As noted above, historically, the crude oil market has been in periods of contango and backwardation. However, there can be no assurance that backwardation will exist at any or all times in the future, and recently the crude oil market has been in contango.

INDEXED LEVELS OF CRUDE OIL BENCHMARK CONTRACTS AND JPMCI CRUDE OIL TOTAL RETURN
               BOTH INDEXED TO 26.41 AT START (DECEMBER 31, 1984)
[JP Morgan Graph]

                                                                   NYMEX Crude Oil
                                               JPMCI TRWT         Benchmark Contract
12/31/84                                         3.274                  3.274
                                                 3.279                  3.245
                                                 3.322                  3.284
                                                 3.406                  3.341
                                                 3.411                  3.320
                                                 3.447                  3.329
                                                 3.448                  3.299
                                                 3.489                  3.308
                                                 3.549                  3.330
                                                 3.613                  3.365
                                                 3.687                  3.405
                                                 3.704                  3.426
12/31/85                                         3.623                  3.270
                                                 3.345                  2.979
                                                 3.000                  2.635
                                                 2.744                  2.437
                                                 3.001                  2.603
                                                 3.113                  2.677
                                                 3.012                  2.595
                                                 2.899                  2.462
                                                 3.268                  2.761
                                                 3.196                  2.701
                                                 3.218                  2.711
                                                 3.195                  2.705
12/31/86                                         3.371                  2.887
                                                 3.424                  2.926
                                                 3.312                  2.820
                                                 3.451                  2.928
                                                 3.470                  2.923
                                                 3.526                  2.958
                                                 3.589                  3.013
                                                 3.668                  3.062
                                                 3.606                  2.965
                                                 3.613                  2.972
                                                 3.644                  2.994
                                                 3.577                  2.924
12/31/87                                         3.498                  2.815
                                                 3.527                  2.831
                                                 3.478                  2.759
                                                 3.551                  2.838
                                                 3.615                  2.889
                                                 3.587                  2.858
                                                 3.444                  2.736
                                                 3.512                  2.782
                                                 3.435                  2.726
                                                 3.320                  2.633
                                                 3.368                  2.628
                                                 3.499                  2.703
12/31/88                                         3.644                  2.847
                                                 3.679                  2.850
                                                 3.780                  2.898
                                                 3.918                  3.035
                                                 3.980                  3.041
                                                 4.016                  2.993
                                                 4.090                  3.009
                                                 4.042                  2.886
                                                 4.092                  2.935
                                                 4.182                  2.989
                                                 4.188                  2.982
                                                 4.200                  2.965
12/31/89                                         4.310                  3.083
                                                 4.397                  3.112
                                                 4.365                  3.072
                                                 4.302                  2.997
                                                 4.186                  2.920
                                                 4.103                  2.895
                                                 4.055                  2.842
                                                 4.209                  3.006
                                                 4.506                  3.287
                                                 4.903                  3.677
                                                 4.831                  3.542
                                                 4.668                  3.494
12/31/90                                         4.681                  3.348
                                                 4.443                  3.043
                                                 4.404                  2.937
                                                 4.451                  2.966
                                                 4.535                  3.057
                                                 4.552                  3.060
                                                 4.526                  3.019
                                                 4.590                  3.064
                                                 4.624                  3.090
                                                 4.629                  3.105
                                                 4.691                  3.140
                                                 4.616                  3.061
12/31/91                                         4.503                  2.951
                                                 4.489                  2.941
                                                 4.474                  2.931
                                                 4.508                  2.958
                                                 4.579                  3.034
                                                 4.635                  3.089
                                                 4.617                  3.102
                                                 4.634                  3.083
                                                 4.622                  3.059
                                                 4.643                  3.076
                                                 4.597                  3.031
                                                 4.559                  3.007
12/31/92                                         4.537                  2.970
                                                 4.568                  3.016
                                                 4.588                  3.026
                                                 4.579                  3.010
                                                 4.576                  3.024
                                                 4.544                  2.999
                                                 4.473                  2.945
                                                 4.408                  2.897
                                                 4.413                  2.930
                                                 4.421                  2.927
                                                 4.309                  2.855
                                                 4.205                  2.729
12/31/93                                         4.101                  2.651
                                                 4.156                  2.730
                                                 4.103                  2.679
                                                 4.120                  2.666
                                                 4.260                  2.808
                                                 4.368                  2.892
                                                 4.459                  2.935
                                                 4.541                  2.984
                                                 4.412                  2.859
                                                 4.454                  2.889
                                                 4.441                  2.903
                                                 4.445                  2.893
12/31/94                                         4.431                  2.877
                                                 4.475                  2.895
                                                 4.495                  2.926
                                                 4.540                  2.952
                                                 4.611                  3.017
                                                 4.551                  2.933
                                                 4.481                  2.866
                                                 4.508                  2.858
                                                 4.542                  2.881
                                                 4.549                  2.864
                                                 4.574                  2.870
                                                 4.624                  2.900
12/31/95                                         4.719                  2.973
                                                 4.650                  2.876
                                                 4.776                  2.972
                                                 4.918                  3.067
                                                 5.003                  3.054
                                                 4.982                  2.984
                                                 5.084                  3.041
                                                 5.099                  3.017
                                                 5.214                  3.102
                                                 5.338                  3.194
                                                 5.315                  3.151
                                                 5.342                  3.168
12/31/96                                         5.454                  3.255
                                                 5.411                  3.184
                                                 5.250                  3.011
                                                 5.271                  3.016
                                                 5.246                  3.006
                                                 5.284                  3.039
                                                 5.219                  2.986
                                                 5.233                  3.003
                                                 5.201                  2.976
                                                 5.276                  3.053
                                                 5.275                  3.048
                                                 5.174                  2.952
12/31/97                                         5.083                  2.870
                                                 5.050                  2.845
                                                 4.932                  2.737
                                                 4.922                  2.748
                                                 4.889                  2.734
                                                 4.835                  2.721
                                                 4.710                  2.652
                                                 4.688                  2.654
                                                 4.602                  2.591
                                                 4.780                  2.781
                                                 4.659                  2.669
                                                 4.394                  2.418
12/31/98                                         4.431                  2.489

                                          Source: Morgan Guaranty

WITH RESPECT TO THE FOREGOING GRAPH OF INDEXED MONTH-END VALUES, PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE PERFORMANCE AND VALUES.

     Although the above graph shows that the Applicable Index has outperformed the Benchmark Crude Oil Contract on a cumulative basis since 1984, there have been periods during which the Applicable Index has underperformed the Benchmark Crude Oil Contract. The following table shows year-end levels for both the Benchmark Crude Oil Contracts and the Applicable Index along with their year-on-year percentage changes. The percent change of the Benchmark Crude Oil Contract is calculated by taking the price of nearby Benchmark Crude Oil Contract at year-end (the January contract) and then comparing it the price of the new January contract at the next year-end. Thus, the Benchmark Crude Oil Contract percent change is not necessarily an investable return (as it compares different January contracts prices from one year to another and does not include either the cost of rolling a continuous futures position or the collateral yield component included in the Applicable Index), but it does give a sense of the "spot" change in the Benchmark Crude Oil Contract.

     The difference between the percent change in the Benchmark Crude Oil Contract and the Applicable Index is the cumulative affect for each year of the Applicable Index's collateral yield component plus the average carrying costs implied in the Applicable Index's rolling of the Benchmark Crude Oil Contracts during each roll period during that year. If the Benchmark Crude Oil Contracts are in backwardation (i.e. -- the further forward contract prices are less than the nearby forward contract prices), the implied carrying rate on the rolling of the contracts is actually a benefit relative to the just expiring contract (i.e., you can buy the next contract cheaper than the price of the nearest to expiration old Benchmark Contract). If the Benchmark Crude Oil Contracts are in contango (i.e. -- the further forward contract prices are more than the nearby forward contract prices), the implied carrying costs on the rolling of the contracts are a cost (you must pay more for the next contract than the price of the about to expire old Benchmark Contract). If the crude oil market is in contango and the implied average carrying costs on the Applicable Index rolls are greater than the average Treasury bill rate then the Applicable Index will underperform the stated annual percentage change in the Benchmark Crude Oil Contracts. If (a) the market for crude oil is in backwardation or (b) that market is in contango and the implied carrying costs on the Applicable Index rolls are less than the average Treasury bill rate, then the Applicable Index will outperform the stated annual percentage change in the Benchmark Crude Oil Contracts.

     Table of Benchmark Crude Oil Contract and Applicable Index levels and Annual Percent Change.

                                --------------------------------------------
                                      NYMEX
                                    Crude Oil
                                Benchmark Contract         Applicable Index
                                ------------------        ------------------
           Year End             Level     % Change        Level     % Change
           --------             ------    --------        ------    --------
1984..........................   26.41                     75.98
1985..........................   26.30       (0)%         107.78        42%
1986..........................   17.94      (32)%          83.78      (22)%
1987..........................   16.70       (7)%          95.08        13%
1988..........................   17.24         3%         110.04        16%
1989..........................   21.82        27%         214.11        95%
1990..........................   28.44        30%         310.38        45%
1991..........................   19.12      (33)%         259.69      (16)%
1992..........................   19.50         2%         268.70         3%
1993..........................   14.17      (27)%         173.80      (35)%
1994..........................   17.76        25%         241.70        39%
1995..........................   19.55        10%         322.34        33%
1996..........................   25.92        33%         672.44       109%
1997..........................   17.64      (32)%         463.95      (31)%
1998..........................   12.05      (32)%         241.71      (48)%

Rounded to nearest percent.

Source: Morgan Guaranty.

WITH RESPECT TO THE FOREGOING TABLE OF PERCENT CHANGES, PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE PERFORMANCE.

CHANGE OF EXCHANGE METHODOLOGY

     Any exchange on which any Benchmark Crude Oil Contract is traded or which provides information relevant to the calculation of the Applicable Index may from time to time change any rule or bylaw or take emergency action under its rules, any of which could affect the settlement prices of the Benchmark Crude Oil Contracts underlying an Applicable Index. Any such change which causes a decrease in such settlement prices could adversely affect the value of the Applicable Index.

SUSPENSION OR MATERIAL DISRUPTION OF FUTURES OR COMMODITIES TRADING; TEMPORARY DISTORTIONS

The futures markets and the markets for crude oil are subject to temporary distortions or other disruptions due to conditions of illiquidity in the markets, the participation of speculators, government regulation and intervention and the other factors. In addition, U.S. futures exchanges (including the NYMEX) and certain foreign exchanges on which replacement Benchmark Crude Oil Contracts, if any, may trade (which exchanges must have information-sharing arrangements with the Securities and Exchange Commission and be regulated exchanges located in the United States, Canada, the United Kingdom, Japan, Singapore or a country that at such time is a member of the Organization of Economic Cooperation and Development) have regulations which may limit the amount of fluctuation of futures contract prices which may occur during a single trading day. Such limits are generally referred to as "daily price fluctuation limits" or, more commonly, "daily limits", and the maximum or minimum price of a contract on any given day, as a result of the effect of such limits, is referred to as a "limit price", as discussed below. In a particular futures contract, once the limit price has been reached in such a contract, no trades may be made on that day at a price above or below the limit price, as the case may be. Limit prices may have the effect of precluding trading in a particular contract for all or a portion of a trading day or forcing the liquidation of contracts at disadvantageous times or prices. Any such circumstances, particularly if they occur during the Rollover Period for the Applicable Index or during any period during which we are determining the index for valuation purposes (an "Early Determination Period" or the "Determination Period"), could adversely affect the value of the Applicable Index and/or could constitute a Market Disruption Event and, therefore, could adversely affect the value of the ComPS.

Depending on the period of time over which a Market Disruption Event continues, the correlation between changes in the value of the Applicable Index and changes in the general level of prices of crude oil may be adversely affected. Under such circumstances, the value of the Applicable Index, and the value of the ComPS, may be adversely affected.

Additionally, because the ComPS will be listed and will trade on a stock exchange, trading in the ComPS may be subject to interruption or delay due to extreme volatility in the trading prices of equity securities generally on such exchange (the so-called circuit breaker rules), notwithstanding the specific price movements of the ComPS.

MARKET DISRUPTION EVENTS

In the event of a Market Disruption Event during an Early Determination Period or the Determination Period, the Early Redemption Value or Redemption Value will be calculated using the Applicable Index on the day or days on which open-outcry trading on either the NYMEX or the London Metals Exchange (the "LME") is scheduled to occur or occurs (each, a "Trading Day") immediately following the termination of such Market Disruption Event. However, if such Market Disruption Event remains in effect for longer than 20 consecutive Trading Days and, in the reasonable judgment of Morgan Guaranty, such Market Disruption Event is likely to remain in effect, then the early settlement value (the "Applicable Index Early Settlement Value") or the ending settlement value (the "Applicable Index Settlement Value"), may be determined in good faith by Morgan Guaranty for each Trading Day subject to a Market Disruption Event based on alternative pricing sources reasonably believed by it to be indicative of then-prevailing prices for notional transactions in futures contracts or commodities equal in size to the applicable settlement value. However, Morgan Guaranty has no obligation to do so. Such value will be utilized in the calculation of the Early Redemption Value or the Redemption Value, as applicable, for such days subject to a Market Disruption Event. Because Morgan Guaranty's obligations under the Related Note will also be based on the early or ending settlement value, Morgan Guaranty may have an adverse interest with respect to such determination.

HISTORICAL CORRELATIONS MAY NOT PREVAIL IN THE FUTURE

Although historically the JPMCI crude oil total return index and the spot prices of crude oil have shown some positive correlation with inflation and some negative correlation with stock and bond returns (in each case in the United States), there can be no assurance that such correlations will prevail in the future. As a result, investors who invest in ComPS in reliance on these correlations should individually assess the likelihood of such correlations continuing.

10-YEAR CORRELATION (R) OF QUARTERLY PERCENTAGE CHANGES, DECEMBER
1988 - DECEMBER 1998

                                                              --------------------------------
                                                               1st Nearby      JPMCI Crude Oil
                                                                Crude Oil       Total Return
                                                              Futures Price         Index
                                                              -------------    ---------------
U.S. Large Capitalization Equities Total Return.............      (0.57)            (0.50)
U.S. Government Bond Index Total Return.....................      (0.05)            (0.06)

Source: Morgan Guaranty

CHANGES IN LAWS OR REGULATIONS OR INTERPRETATIONS THEREOF

Prices of commodities and commodity futures contracts may be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on commodities or commodity components) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the value of the Applicable Index and, correspondingly, could adversely affect the value of the ComPS. Additionally, if certain events increase the cost of holding or trading the Benchmark Crude Oil Contracts and no suitable replacement Benchmark Crude Oil Contract exists, Morgan Guaranty could cause the ending index settlement value to be fixed. The fixed ending index settlement value would be used to determine any Early Redemption Value. In such event, the Redemption Value of the ComPS would not vary through Stated Maturity. Such an early determination of the ending index settlement value may result in the holders of the ComPS receiving an amount that is less than what indicative commodity and futures prices prevailing on any Early Redemption Date or at the Stated Maturity would otherwise imply.

EXTENSION OF SETTLEMENT DATE OR STATED MATURITY

If any Benchmark Crude Oil Contract were to be affected by a Market Disruption Event during any Early Determination Period or the Determination Period, the applicable Settlement Date of when you are paid your cash payment would be postponed until the later of (1) the applicable Early Redemption Date or the Stated Maturity and (2) the fifth Business Day after the last day of the applicable Early Determination Period or the Determination Period (which will be delayed until the Redemption Value is determined). Such delay could be of indefinite duration, during which time a holder of ComPS will not receive the Early Redemption Value or Redemption Value thereof, as applicable. In the event that payment of the Redemption Value is postponed beyond the Stated Maturity, no interest or dividends will accrue or be payable on the Face Amount, as described under the caption "Description of the ComPS--Calculation of Redemption Value". In the event payment of the Early Redemption Value is postponed beyond the applicable Early Redemption Date, no dividends will be payable, and no interest will accrue and be payable, with respect to ComPS redeemed on such Early Redemption Date.

DISCONTINUANCE OF PUBLISHING OF THE JPMCI CRUDE OIL TOTAL RETURN INDEX

If Morgan Guaranty discontinues publication of the JPMCI Crude Oil Total Return Index, the calculation agent will continue to calculate in good faith the Applicable Index during the remaining term of the ComPS, based on the methodology described in the Prospectus under "Description of the ComPS". However, such good-faith calculation may result in a ComPS Redemption Price or ComPS Early Redemption Price for the ComPS which is less than the ComPS Redemption Price or ComPS Early Redemption Price, as applicable, for such ComPS had it been calculated on the basis of the JPMCI crude oil total return index.

POTENTIAL MODIFICATIONS TO THE JPM INDICES AND/OR THE APPLICABLE INDEX

Morgan Guaranty reserves the right at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI policy committee. As described under "Description of the ComPS--Early Determination of Applicable Index Settlement Value and Redemption Value", if any Benchmark Crude Oil Contract becomes less liquid or representative, the JPMCI policy committee could recommend a replacement Benchmark Crude Oil Contract. Such a change from a less liquid to a more liquid contract may result in a lower Early Redemption Value or Redemption Value for the ComPS than would have been the case if the less liquid contract had remained the benchmark.

If at any time no replacement contracts can be found to serve as a Benchmark Crude Oil Contract, the ending index value (the "Applicable Index Settlement Value") of the ComPS will be determined at such time, as described under the caption "Description of the ComPS -- Early Determination of Applicable Index Settlement Value and Redemption Value". Such an early determination of the Applicable Index Settlement Value may result in the holders of the ComPS receiving an amount that is less than what indicative commodity and futures prices prevailing on any Early Redemption Date or at the Stated Maturity would otherwise imply. Because Morgan Guaranty will be the calculation agent, such early determination may raise adverse interests.

Additionally, if at any time any Benchmark Crude Oil Contract, or the trading thereof, becomes subject to any increased cost or additional tax, Morgan Guaranty reserves the right to designate a replacement Benchmark Crude Oil Contract or, if no such contract is designated, to cause, at its option, the Applicable Index Settlement Value of the ComPS to be determined and fixed at such time as described under "Description of the ComPS -- Early Determination of Applicable Index Settlement Value and Redemption Value". Because Morgan Guaranty will, at the time any Benchmark Crude Oil Contract becomes subject to such increased cost or additional tax, in its discretion decide whether or not to cause an early determination of the ending index settlement value of the ComPS, exercise of such option may raise an adverse interest. Such a change in contracts due to the imposition of any increased cost or additional tax may result in a lower Redemption Value for such ComPS than would have been the case if the contract on which such increased cost or additional tax were imposed had remained a Benchmark Crude Oil Contract.

Any early determination of the ending index settlement value may cause the market price of ComPS in any existing secondary market to decline.

CERTAIN CONSIDERATIONS REGARDING HEDGING

Prospective purchasers of the ComPS who intend to hedge against the risks associated with the market for crude oil should recognize the complexities of utilizing the ComPS in this manner. The formula under which the Principal Amount is calculated is not guaranteed to produce distributions to holders having readily definable relationships with other crude oil market instruments and products. As described below, because the Applicable Index is a Total Return Index, the value of the ComPS will reflect not only the price of the Benchmark Crude Oil Contracts but also the state of the futures market for Benchmark Crude Oil Contracts (i.e., whether such market is in "backwardation" or "contango" over time, as discussed above) and the Collateral Yield Component, reduced by the Factor. Also, under certain circumstances, amounts payable on the ComPS may be based on the good faith determination of Morgan Guaranty and not on the Applicable Index. For these reasons, investors should be cautious in using the ComPS in a hedging program. The risks associated with utilizing the ComPS in a hedging program may be magnified in periods of substantial crude oil price volatility, since properly correlating the ComPS either as a hedge of other assets or correlating the ComPS to a hedge thereof may become more difficult. Also, investing in ComPS should not be considered a complete investment program.

LIMITATION ON RIGHTS UNDER THE GUARANTEE, THE RELATED NOTE GUARANTEE AND THE RELATED NOTE

     Each of the Guarantee and the Related Note Guarantee has certain limitations, but J.P. Morgan, through its obligations under the Guarantee, the Related Note Guarantee and the Declaration, when taken together, will provide a full and unconditional guarantee, on a subordinated basis, of payments due on the ComPS. See "Description of the Guarantee" and "Description of the Related Note Guarantee".

FEDERAL INCOME TAX CONSEQUENCES

     You should also consider the tax consequences of investing in the ComPS. The proper tax characterization of the Related Note is uncertain. Morgan Guaranty and the holders of ComPS will agree to treat the Related Note as a cash settled forward purchase contract. Under this approach, under current law holders should not be required to report original issue discount income and would have capital gain or loss on the sale or redemption of the ComPS. However, other tax results, including original issue discount income and ordinary income on a sale or redemption of the ComPS, might arise. See "United States Federal Income Taxation".

                         J.P. MORGAN & CO. INCORPORATED

J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for subsidiaries engaged globally in providing a wide range of financial services to institutions, corporations, governments and individuals. J.P. Morgan's activities are summarized in the Prospectus.

                      J.P. MORGAN INDEX FUNDING COMPANY I

J.P. Morgan Index Funding Company I is a statutory business trust formed on December 12, 1996 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to (i) a declaration of trust among the Trustees and J.P. Morgan and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 12, 1996, which was restated pursuant to the filing of a restated certificate of trust with the Secretary of State of the State of Delaware on September 30, 1997. On March 26, 1998, J.P. Morgan, as sponsor, and the Trustees entered into an amended and restated declaration of trust, dated as of March 26, 1998 (the "Declaration"), filed as an exhibit to the Registration Statement relating to this Prospectus Supplement and the Prospectus. J.P. Morgan will acquire all series of Common Securities, including the Series B Common Securities, of the Trust. The Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company has been merged into the Trust (the "Merger") pursuant to (i) an Agreement and Plan of Merger between the Trust and the Company and (ii) a Certificate of Merger merging the Company into the Trust filed with the Secretary of State of the State of Delaware. By operation of law, the Trust has become the owner of all assets of the Company, including any outstanding related notes corresponding to any series of Securities, and has succeeded to all the obligations of the Company, including any outstanding Preferred Securities and Common Securities theretofore issued by the Company, including the Series A Securities, and all the rights of the Company, including in respect of any related note guarantee executed in connection with such Series A Securities. Following the effectiveness of the Merger, the outstanding Series A Securities represent an undivided beneficial interest in the related note executed in connection with such Series A Securities.

     This description summarizes the material terms of the Declaration and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

SERIES B SECURITIES

     Upon issuance of the Series B Preferred Securities, the holders thereof will own all of the issued and outstanding Series B Preferred Securities, and J.P. Morgan will own all of the issued and outstanding Series B Common Securities. The certificates for each Series B Security will represent a fractional undivided beneficial interest in certain assets of the Trust consisting of the Related Note and the proceeds thereof, all monies due and to become due under the Related Note, and the right to receive a portion of the payments of principal of and interest on the Related Note. J.P. Morgan will acquire the Series B Common Securities in a principal amount equal to 0.001% of the total principal amount of the Series B Securities and will own all the issued and outstanding Common Securities of the Trust which will represent 0.001% of the total capital of the Trust. The Series B Preferred Securities and the Series B Common Securities will rank pari passu with each other and will have equivalent payment terms; provided that (i) if a Note Event of Default (as defined herein) under the Related Note occurs and is continuing, the holders of Series B Preferred Securities will have a priority over holders of Series B Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Series B Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. A Note Event of Default under the Related Note will not prohibit payments in respect of distributions and payments upon liquidation, redemption and maturity under a related note corresponding to any other series of Securities or under such Securities. No holder of Securities of any series shall have any claim on, or right to, any assets allocated to, or associated with, any other series (except if, and to the extent that, such holder is also a holder of Securities of such other series). The Trust exists for the exclusive purposes of (a) issuing ComPS and Series B Common Securities, and from time to time issuing additional series of Securities, (b) investing the gross proceeds from the sale of the ComPS and the Series B Common Securities in the Related Note and investing the proceeds of such additional issuances of Securities in other debt obligations of Morgan Guaranty and (c) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Series B Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration (which term shall include any supplement to the Declaration), the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees (the "Trustees") of the Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of J.P. Morgan. The fourth such trustee will be U.S. Bank Trust National Association, which is unaffiliated with J.P. Morgan and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is Wilmington

Trust Company, which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to the Declaration, legal title to the Related Note will be held by the Property Trustee for the benefit of the holders of the Series B Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the Related Note. In addition, the Property Trustee will maintain exclusive control of a separate segregated non-interest-bearing bank account for the Series B Securities (the "Property Account") to hold all payments in respect of the Related Note for the benefit of the holders of the Series B Securities. The Property Trustee will promptly make distributions to the holders of the Series B Securities out of funds from the Property Account. The Guarantee is separately qualified under the Trust Indenture Act and will be held by U.S. Bank Trust National Association, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the Series B Preferred Securities and other Preferred Securities. As used in this Prospectus Supplement, the term "Property Trustee" with respect to the Trust refers to U.S. Bank Trust National Association acting either in its capacity as a Trustee under the Declaration and the holder of legal title to the Related Note or in its capacity as indenture trustee under, and the holder of, the Guarantee, as the context may require. J.P. Morgan, as the owner of all of the Common Securities, will have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least five and the majority of Trustees shall be Regular Trustees. The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Securities. The term of the Trust will be until November 21, 2105, but the Trust may terminate earlier as provided in the Declaration.

     The duties and obligations of the Trustees of the Trust will be governed by the Declaration. Under the Declaration, the Trust (on behalf of a series of Securities or otherwise) shall not, and the Trustees of the Trust shall not cause the Trust (on behalf of a series of Securities or otherwise) to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration. In particular, the Trust (on behalf of a series of Securities or otherwise) shall not, and the Trustees of the Trust shall cause the Trust (on behalf of a series of Securities or otherwise) not to, (a) invest any proceeds received by the Trust from holding the Related Note, but shall promptly distribute from the Property Account all such proceeds to holders of the Series B Securities pursuant to the terms of the Declaration and of the Series B Securities; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust Property for other than a Trust purpose; (d) make any loans, other than loans represented by the Related Note and other related notes corresponding to other series of Securities; (e) exercise any power or otherwise act in such a way as to vary the assets of the Trust or the terms of the Series B Securities or other series of Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Series B Securities or other series of Securities associated with other related notes;
(g) incur any indebtedness for borrowed money or (h) (i) direct the time, method and place of exercising any trust or power conferred upon the Property Trustee of the Trust with respect to the Series B Securities or other series of Securities, (ii) waive any past default that is waivable under the Related Note (or other related notes) or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all the Related Note (or other related notes) deposited in the Trust as trust assets shall be due and payable or

(iv) consent to any amendment, modification or termination of the Related Note (or other related notes) or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received (i) an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that the Trust will continue to be classified as a grantor trust for United States Federal income tax purposes and (ii) if required, the approval of the holders of the Series B Securities or other series of Securities for the taking of any such action. See "J.P. Morgan Index Funding Company I -- Voting" and "Description of the ComPS -- Voting Rights".

BOOKS AND RECORDS

     The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or such holder's representative for any purpose reasonably related to such holder's interest in the related note held by the Trust, on behalf of holders of Securities of the applicable series, during normal business hours. Separate and distinct books and records will be maintained by the Trust for each series of Securities, and the assets associated with, or related to, any such series will be held and accounted for separately from the assets of the Trust generally or from the assets associated with, or related to, any other series of Securities.

VOTING

     Except as set forth below and under "Events of Default" below and under "Description of the ComPS--Voting Rights" and as provided under the Business Trust Act, the Declaration and the Trust Indenture Act, holders of Series B Preferred Securities will have no voting rights.

     If any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution or bankruptcy of the Trust, then the holders of outstanding Securities will be entitled to vote on such amendment or proposal as a class and such amendment or proposal shall not be effective except with the approval of the holders of Securities representing a majority in principal amount of such Securities; provided, however, that if any amendment or proposal referred to in clause (i) above would adversely affect only certain series of the Preferred Securities or certain series of the Common Securities, then only the affected series or class, as applicable, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in principal amount of such series or class, as applicable, of Securities.

THE PROPERTY TRUSTEE

     The Property Trustee, for the benefit of holders of the Series B Securities, is authorized under the Declaration to exercise all rights with respect to the Related Note deposited with the Property Trustee as a trust asset, including its rights as the holder of the Related Note to enforce the Trust's rights under the Related Note upon the occurrence of a Note Event of Default. The Property Trustee is also authorized to enforce the rights of the Trust under the Related Note Guarantee. Holders of at least a majority in principal amount of the Series B Preferred Securities will have the right to direct the Property Trustee for the Trust with respect to certain matters under the Declaration and the Related Note Guarantee; provided that (a) such direction would not conflict with any applicable law or the Declaration and would not result in any personal liability or expense to the Property Trustee, (b) such direction would not cause the Trust not to be properly classified as a grantor trust for U.S. Federal income tax purposes and (c) the Property Trustee may take any other action deemed proper by the Property Trustee which is not inconsistent with such direction. In addition, under certain circumstances, a holder of the outstanding ComPS may directly institute Direct Action against J.P. Morgan without first instituting a legal proceeding against the Trust, the Property Trustee or any other person or entity. See "Risk Factors--Limitations on Rights Under the Guarantee, the Related Note Guarantee and the Related Note", "J.P. Morgan Index Funding Company I--Events of Default", "Description of the ComPS--General" and "Description of the Related Note Guarantee--Remedies of the Trust and Holders of the ComPS". The Declaration will provide that the Sponsor will pay the Property Trustee's fees and expenses and will indemnify the Property Trustee in respect of certain matters.

     The Property Trustee is a depository for funds and performs other services for, and transacts other banking business with, J.P. Morgan in the normal course of business.

DISTRIBUTIONS

     Pursuant to the Declaration, distributions on the Series B Securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. The funds available for distribution to the holders of the Series B Securities will be limited to payments received by the Property Trustee in respect of the Related Note. If Morgan Guaranty does not make interest payments on the Related Note, the Property Trustee will not make distributions on the Series B Securities. Under the Declaration, except as set forth below, if and to the extent Morgan Guaranty does make interest payments on the Related Note, the Property Trustee is obligated to make distributions on the Series B Securities on a Pro Rata Basis (as defined below). The payment of distributions on the Series B Preferred Securities is guaranteed by J.P. Morgan on a subordinated basis as and to the extent set forth under "Description of the Guarantee." The Guarantee, when taken together with J.P. Morgan's obligations under the Related Note Guarantee and its obligations under the Declaration, provides a full and unconditional guarantee from the time of issuance of the Series B Preferred Securities of amounts due on the Series B Preferred Securities. Such Guarantee itself, however, covers distributions and other payments on the Series B Preferred Securities only if and to the extent that Morgan Guaranty has made a payment to the Property Trustee of interest or principal on the Related Note. As used in this Prospectus Supplement, the term "Pro Rata Basis" shall mean pro rata to each holder of Series B Securities according to the aggregate principal amount of all Series B Securities held by the relevant holder in relation to the aggregate principal amount of the Series B Securities outstanding unless, in relation to a payment, a Note Event of Default under the Related Note has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Series B Preferred Securities pro rata according to the aggregate principal amount of the Series B Preferred Securities held by the relevant holder in relation to the aggregate principal amount of all the Series B Preferred Securities outstanding, and only after satisfaction of all amounts owed to the holders of the Series B Preferred Securities to each holder of Series B Common Securities pro rata according to the aggregate principal amount of the Series B Common Securities held by the relevant holder in relation to the aggregate principal amount of all Series B Common Securities outstanding.

EVENTS OF DEFAULT

     In the event that the Trust fails to pay distributions on the Series B Securities for 30 days following the date on which such payment was due in accordance with the terms of such Series B Securities or if a Note Event of Default occurs and is continuing with respect to the Related Note (a "Note Event of Default"), an Event of Default under the Declaration will occur and be continuing with respect to any outstanding Series B Securities. In such event, the Declaration provides that (a) holders of a majority in principal amount of Series B Preferred Securities, acting as a single class, may cause the Trust, on behalf of holders of the Series B Securities, by written direction to the Property Trustee, to waive any such Note Event of Default or to enforce the Trust's rights under the Related Note against Morgan Guaranty or under the Related Note Guarantee against J.P. Morgan or, in the case of any failure to pay distributions, to cause the Trust to declare and pay such distributions; provided, that such payments shall be paid solely from the proceeds of interest or other payments made on the Related Note and received by the Trust on behalf of holders of the Series B Securities and (b) in the case of a Note Event of Default that is attributable to the failure of Morgan Guaranty to pay principal on the Related Note on the date such principal is otherwise payable (or in the case of a redemption, on the redemption date) any holder of the outstanding ComPS may directly institute a Direct Action on or after the date of the occurrence of such Note Event of Default without first instituting a legal proceeding against the Trust, the Property Trustee or any other person or entity. Notwithstanding any payments made to such holder of ComPS by J.P. Morgan in connection with a Direct Action, J.P. Morgan shall remain obligated to pay the principal of the ComPS, and the rights of J.P. Morgan, as Guarantor, shall be subrogated to the rights of such holder of ComPS with respect to payments on the ComPS to the extent of any payment made by J.P. Morgan to such holder of ComPS in such Direct Action. Notwithstanding the foregoing, the right of any holder of Series B Securities to receive payments or distributions on such Series B Securities in accordance with the terms of the Declaration or such Series B Securities on or after the respective payment dates therefor, or to institute suit for the enforcement of any such payment on or after such payment dates, shall not be impaired without the consent of such holder.

RECORD HOLDERS

     The Declaration provides that the Trustees of the Trust may treat the person in whose name a certificate representing Series B Preferred Securities is registered on the books and records of the Trust as the sole holder thereof and of the Series B Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Series B Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Series B Preferred Securities will be issued in fully registered form and will be represented by a global certificate registered on the books and records of the Trust in the name of The Depositary Trust Company ("DTC") or its nominee. Under the Declaration:

          (i) the Trust and the Trustees shall be entitled to deal with DTC (or any successor) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the Declaration and, except as set forth in the Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in any Series B Preferred Securities ("Series B Preferred Security Beneficial Owners") registered in the name of and held by DTC or its nominee; and

          (ii) the rights of Series B Preferred Security Beneficial Owners shall be exercised only through DTC (or any successor) and shall be limited to those established by law and agreements between such Series B Preferred Security Beneficial Owners and DTC and/or its participants. With respect to any Series B Preferred Securities registered in the name of and held by DTC or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Series B Preferred Securities shall be given or made to, DTC (or its successor).

DEBTS AND OBLIGATIONS

     The Declaration provides that any person or entity extending credit to, contracting with, or having any claim against, the Trust with respect to any series of Securities may look only to the assets of the Trust associated with such series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to such series. In the Declaration, J.P. Morgan has agreed to pay for all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. The foregoing obligations of J.P. Morgan under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed a (a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of J.P. Morgan directly against J.P. Morgan and J.P. Morgan has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against J.P. Morgan. J.P. Morgan has agreed in the Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

     The business address of the Trust is c/o J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060, telephone number (212) 648-2323.

                                USE OF PROCEEDS

The Trust will invest the proceeds from the sale of the ComPS offered hereby and the related Series B Common Securities in the Related Note of Morgan Guaranty, the proceeds of which will be used by Morgan Guaranty for general corporate purposes and for hedging its obligations under the Related Note.

At the time of the pricing of the ComPS, Morgan Guaranty hedged its anticipated exposure under the Related Note and, subject to market conditions, Morgan Guaranty expects that it will continue to hedge its exposure under the Related Note from time to time following this offering of ComPS by taking long or short positions in the Benchmark Crude Oil Contracts or in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, several or all of the Benchmark Crude Oil Contracts. There can be no assurance that Morgan Guaranty's initial hedging did not, and that its continued hedging will not, affect the price of the Benchmark Crude Oil Contracts (and, as a result, the economic terms and the subsequent value of the ComPS). In addition, J.P. Morgan and its affiliates may from time to time purchase or otherwise acquire a long or short position in the ComPS and may, in their sole discretion, hold or resell such ComPS. Morgan Guaranty may also take positions in 3-month Treasury Bills and in other types of appropriate financial instruments that may become available in the future. To the extent Morgan Guaranty has a long hedge position in several or all of the Benchmark Crude Oil Contracts or options contracts in, or other derivative or synthetic instruments related to, the Benchmark Crude Oil Contracts or the Applicable Index, Morgan Guaranty may liquidate a portion or all of its holdings, as applicable, at or about the time of any Early Redemption Date or the Stated Maturity of the Related Note (which correspond to the Early Redemption Dates and the Stated Maturity of the ComPS). Depending on, among other things, future market conditions, the aggregate amount and the composition of those positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until that position is closed out and any offsetting position or positions are taken into account. However, none of the contracts or securities acquired in connection with any hedging activity will be held for the benefit of holders of ComPS.

                            DESCRIPTION OF THE COMPS

     The ComPS will be issued pursuant to the Declaration. The following summary of the principal terms and provisions of the ComPS does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Prospectus and the Declaration, a copy of which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement and the Prospectus.

GENERAL

     The Principal Amount of each of the ComPS, which is initially equal to the Face Amount, will vary over the life of the ComPS in relation to the Applicable Index (the JPMCI Crude Oil Total Return Index), reduced by the Factor. As described herein, the Applicable Index will change based on the daily percentage change in value of the Benchmark Crude Oil Contracts plus the Collateral Return Component. The Principal Amount repayable on any Early Redemption Date, upon the occurrence of any Special Event Redemption or at Stated Maturity will be determined, pursuant to the terms described herein (including, without limitation, the averaging of the Applicable Index over the Early Determination Period or the Determination Period, as applicable, and the present-valuing of the Principal Amount in connection with redemptions prior to Stated Maturity), by comparing the level of the JPMCI Crude Oil Total Return Index set on the date of issuance of the ComPS with the level determined pursuant to the terms hereof for any such date of redemption, reduced by the Factor.

     The Declaration authorizes the Trust to issue Preferred Securities and Common Securities. All of the Common Securities will be owned by J.P. Morgan. Payments of redemptions of principal of the ComPS and the related Series B Common Securities will be made on a pro rata basis among the ComPS and the related Series B Common Securities, except that upon the occurrence and during the continuance of a Note Event of Default or upon the occurrence of a liquidation of the Trust, the rights of the holders of the Series B Common Securities to receive payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of all Series B Preferred Securities. The Guarantee does not permit the incurrence of any indebtedness by the Trust (other than any Preferred Securities thereof) while any Preferred Securities are outstanding. The payment of distributions out of money held by the Trust, and payments upon liquidation of the Trust, are guaranteed by J.P. Morgan to the extent described under "Description of the Guarantee". The Guarantee does not cover payment of principal in respect of, the ComPS when Morgan Guaranty has not made payment of principal on the Related Note. In such event, the remedy of a holder of ComPS is to direct the Trust to enforce its rights under the Related Note and the Related Note Guarantee with respect to such Related Note. In addition, upon the occurrence and during the continuance of a Note Event of Default that is attributable to the failure of Morgan Guaranty to pay principal on the Related Note on the date such principal is otherwise payable (or in the case of a redemption, on the redemption date), any holder of the outstanding ComPS may directly institute a Direct Action on or after the date of the occurrence of such Note Event of Default without first instituting a legal proceeding against the Trust, the Property Trustee or any other person or entity. Notwithstanding any payments made to such holder of ComPS by J.P. Morgan in connection with a Direct Action, J.P. Morgan shall remain obligated to pay the principal of the ComPS, and the rights of J.P. Morgan, as Guarantor, shall be subrogated to the rights of such holder of ComPS with respect to payments on the ComPS to the extent of any payment made by J.P. Morgan to such holder of ComPS in such Direct Action. See "-- Voting Rights" and "Effect of Obligations Under the Guarantee, the Related Note Guarantee and the Related Note".

DIVIDENDS

     No dividends on the ComPS will be paid.

REDEMPTION AT STATED MATURITY

     Unless previously redeemed pursuant to the optional or special redemption provisions and subject to extension in the case of a Market Disruption Event (as defined below), each of the outstanding ComPS will be redeemed by the Trust, in cash, on the Stated Maturity, at the ComPS Redemption Price. The ComPS Redemption Price is the Redemption Value per Series B Preferred Security.

CALCULATION OF REDEMPTION VALUE

     The Principal Amount of each Series B Preferred Security is indexed to the difference of (i) the Applicable Index, which is calculated based on the change in value of certain crude oil futures contracts included from time to time in the JPM Indices (such contracts, from time to time, the "Benchmark Crude Oil Contracts") plus the Collateral Yield Component, and (ii) the Factor. On the date of this Prospectus Supplement, the Benchmark Crude Oil Contract is the NYMEX light sweet crude oil contract. Subject to the more complete definitions and formulae contained in the accompanying Prospectus, the Principal Amount of each Series B Preferred Security payable at Stated Maturity, subject to extension in the case of a Market Disruption Event (the "Redemption Value"), shall be determined by multiplying the Face Amount of each Series B Preferred Security by the difference between (a) a fraction, the numerator of which is the Applicable Index Settlement Value and the denominator of which is the Applicable Index Commencement Value, and (b) the Factor. For purposes of this Prospectus Supplement, the "Applicable Index Settlement Value" means the arithmetic average (rounded to four digits following the decimal point) of the daily values of the Applicable Index for each day of the Determination Period (the period of ten consecutive Trading Days on which no Market Disruption Event occurs commencing immediately following the twentieth scheduled Business Day prior to Stated Maturity), and the "Applicable Index Commencement Value" means 252.3322. The ComPS Redemption Price will first be payable on the later of the Stated Maturity and the fifth Business Day after the completion of the Determination Period.

     For a complete description and definition of a Total Return Index, see "Description of ComPS -- Calculation of Redemption Value" and "The JPM
Indices -- JPM Individual Indices -- Total Return Methodology" in the Prospectus. As defined in the accompanying Prospectus under "Description of ComPS -- Market Disruption Events", a Market Disruption Event, as determined by Morgan Guaranty, is the occurrence of one or more of the following on any Trading Day with respect to any Benchmark Crude Oil Contract underlying the Applicable Index, or an exchange on which any Benchmark Crude Oil Contract is traded (a "Relevant Exchange"): (a) a day on which the fluctuation of the price of any Benchmark Crude Oil Contract underlying the Applicable Index is materially limited by the rules of a Relevant Exchange setting the maximum or minimum price for such day (a "Limit Price"); (b) a day on which the official settlement price (the "Settlement Price") on the Relevant Exchange of a Benchmark Crude Oil Contract underlying the Applicable Index is the Limit Price;
(c) the failure of a Relevant Exchange to determine, announce or publish the Settlement Price with respect to a Benchmark Crude Oil Contract underlying the Applicable Index; (d) the material suspension of trading in any Benchmark Crude Oil Contract underlying the Applicable Index on a Relevant Exchange; (e) the failure of trading to commence, or the permanent discontinuation of trading, in any Benchmark Crude Oil Contract underlying the Applicable Index on any Relevant Exchange and (f) the imposition of any material limitation on trading in any Benchmark Crude Oil Contract underlying the Applicable Index on any Relevant Exchange.

EARLY DETERMINATION OF APPLICABLE INDEX SETTLEMENT VALUE AND REDEMPTION VALUE

     Morgan Guaranty reserves the right at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI Policy Committee. As discussed in the accompanying Prospectus, the JPMCI Policy Committee advises Morgan Guaranty with respect to, among other things, the composition of the JPM Indices, the price sources upon which the JPM Indices are based (i.e., the underlying futures contracts, including the Benchmark Crude Oil Contracts), and the weightings and calculation methodology of the JPM Indices, with a view toward maintaining the JPM Indices as appropriate commodity investment benchmarks that serve as a measure of performance of the commodity markets. The inclusion requirements for the futures contracts underlying the JPM Indices require that such futures contracts be sufficiently liquid and representative price sources. It is possible, however, that any such underlying contract could become less liquid or representative and, as a result, the JPMCI Policy Committee may recommend a modification in the calculation methodology or the contracts underlying the JPM Indices and, therefore, the Applicable Index. Any such replacement contract (i) will be required to satisfy the JPMCI Inclusion Criteria, as described in the Prospectus under the caption "The JPMCI Policy Committee", (ii) must be traded in a market or with a self-regulator which has established either (a) a comprehensive information sharing agreement with the exchange, if any, on which the ComPS are then traded or (b) suitable alternative arrangements with the Commission and (iii) will be with respect to the same general commodity type as the contract being replaced. Under no circumstances will the general commodity type underlying the futures contract be changed (e.g., a crude oil futures contract could not be replaced by a gold futures contract).

     If at any time no contract satisfying both clauses (i) and (ii) of the previous paragraph can be found to serve as a Benchmark Crude Oil Contract, the Applicable Index Settlement Value of the ComPS will be determined at such time (in accordance with the methodology for the Total Return ComPS set forth in the attached Prospectus under the caption "Description of the ComPS--Early Redemption Upon the Occurrence of a Special Event or at the Election of the Holders") as if the last date of the inclusion of the final Benchmark Crude Oil Contract in the JPM Indices were the Early Redemption Date. However, the ComPS will not be redeemed at such time; rather, the ComPS will remain outstanding to Stated Maturity and will be redeemed at Stated Maturity for a Redemption Value calculated using the Applicable Index Settlement Value determined at such time as no contract satisfying clauses (i) and (ii) of the previous paragraph was able to be found. Such ComPS will also be subject to redemption upon the occurrence of a Special Event and optional redemption on each Optional Redemption Date (treating the Applicable Index Settlement Value determined pursuant to the terms of this paragraph as the Applicable Index Early Settlement Value for any Early Redemption Date).

     Additionally, if at any time any Benchmark Crude Oil Contract, or the trading thereof, becomes subject to any increased cost or additional tax, whether imposed by any exchange or otherwise, Morgan Guaranty reserves the right
(x) to designate a replacement Benchmark Crude Oil Contract, satisfying both clauses (i) and (ii) of the second preceding paragraph, which contract is subject to an amount of cost or tax less than or equal to such increased amount, or (y) if no contract satisfying clause (x) of this paragraph is designated by Morgan Guaranty, to cause, at its option, the Applicable Index Settlement Value of the ComPS to be determined at such time (in accordance with the methodology set forth above) as if the date of such increase in cost or tax (or, in Morgan Guaranty's discretion, the last calendar day of the month in which the determination of the Applicable Index Settlement Value is completed) were the applicable Early Redemption Date. However, the ComPS will not be redeemed at such time; rather, the ComPS will remain outstanding to Stated Maturity and will be redeemed at Stated Maturity for a Redemption Value calculated using the Applicable Index Settlement Value determined pursuant to the terms of this paragraph. Such ComPS will also be subject to redemption upon the occurrence of a Special Event and optional redemption on each Optional Redemption Date (treating the Applicable Index Settlement Value determined pursuant to the terms of this paragraph as the Applicable Index Early Settlement Value for any Early Redemption Date). See "Risk Factors -- Potential Modification to the JPM Indices and/or the Applicable Index".

OPTIONAL REDEMPTION

     The ComPS will be subject to redemption prior to their Stated Maturity at the election of the holders thereof on each March 4 prior to the Stated Maturity, beginning March 4, 2000 (each, an "Optional Redemption Date"). In order to effect an Optional Redemption, any such redeeming holder will be required to provide notice of the number of ComPS to be redeemed on such Optional Redemption Date to a Participant or Direct Participant in DTC, and such Participant or Direct Participant must communicate such notice to DTC no earlier than 32 scheduled Business

Days prior to but no later than 22 scheduled Business Days prior to the applicable Optional Redemption Date. The DTC will then provide notice to the Trust (which will promptly notify the Property Trustee) or its Transfer Agent of the total number of ComPS to be redeemed on the Optional Redemption Date (the "Applicable Notice"). Each Applicable Notice will be provided by DTC to the Trust by 12:30 p.m. New York time on the Business Day next succeeding the last day of the applicable notice period.

     Each Applicable Notice will be irrevocable upon receipt by the Trust or its Transfer Agent, and may not be withdrawn or modified after such receipt. Additionally, the Early Determination Period will not commence until the Trust has received the Applicable Notice and the applicable Optional Redemption Date will be subject to extension in the case of a Market Disruption Event. The redeeming holders will be entitled to the ComPS Early Redemption Price for each Series B Preferred Security redeemed, which is equal to the Early Redemption Value for such ComPS. The Early Redemption Value of such ComPS shall be determined in accordance with the formula specified in the Prospectus; provided that, for the purposes of this Prospectus Supplement, "Unused Costs" shall equal 0.25% (0.25 percent). See "-- Book Entry Issuance -- The Depository Trust Company" herein and "Description of ComPS -- Early Redemption Upon the Occurrence of a Special Event or at the Election of the Holders of the ComPS" in the Prospectus.

SPECIAL EVENT REDEMPTION

     The ComPS will be subject to redemption by the Trust prior to Stated Maturity, at its option, upon the occurrence of a Tax Event or an Investment Company Event (each, a "Special Event"), as discussed herein.

     "Tax Event" means that the Trust shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that at such time or within 90 days of the date thereof (i) the Trust is or would be subject to United States Federal income tax with respect to income accrued or received on the Related Note, (ii) the contingent principal in excess of the Face Amount, if any, payable on the Related Note is not, or would not be, deductible by Morgan Guaranty for United States Federal income tax purposes or (iii) the Trust is or would be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

     "Investment Company Event" means that the Trust shall have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation, a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority or the expiration or revocation of any exemption from any provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), obtained by the Trust (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered as such under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus Supplement.

     If at any time a Tax Event or an Investment Company Event shall occur and be continuing, J.P. Morgan shall elect to either:

          (a) direct, within 90 days following the occurrence of such Special Event, Morgan Guaranty to redeem the Related Note in whole or in part, upon not less than 22 scheduled Business Days' notice to DTC, in which case the Trust shall redeem in cash on a pro rata basis ComPS and related Series B Common Securities having an aggregate Principal Amount equal to the Principal Amount of the Related Note so redeemed, at a price per Series B Preferred Security of the Early Redemption Value; provided, that Morgan Guaranty shall only be entitled to redeem the Related Note in part if such partial redemption is sufficient to cause such Special Event to cease; or

          (b) in the case of a Tax Event, allow the Related Note and the ComPS to remain outstanding and indemnify the Trust for all taxes payable by it as a result of such Tax Event (if any);

provided that, if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, that has no adverse effect on the Trust, J.P. Morgan, Morgan Guaranty or the holders of ComPS, the Trust will pursue such measure in lieu of redemption; provided further, that Morgan Guaranty shall have no right to redeem the Related Note while the Trust is pursuing any such ministerial action or reasonable measure unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case J.P. Morgan shall be permitted to direct Morgan Guaranty to provide notice to the Trust of the redemption of the Related Note.

     Under current United States Federal income tax law, a redemption of ComPS upon the occurrence of a Special Event, whether or not upon dissolution of the Trust, would be a taxable event to such holders. See "United States Federal Income Taxation".

REDEMPTION PROCEDURES

     In the case of a redemption by a holder of ComPS on an Optional Redemption Date, any such redeeming holder will be required to provide notice of the number of ComPS to be redeemed on such Optional Redemption Date to a Participant in DTC, and such Participant must communicate such notice to DTC no earlier than 32 scheduled Business Days prior to but no later than 22 scheduled Business Days prior to the applicable Optional Redemption Date.

     In the case of a redemption of ComPS upon the occurrence of a Special Event, the Trust will provide notice of such redemption to the Transfer Agent and to DTC on a date not less than 22 scheduled Business Days prior to such Early Redemption Date stating, among other things, the date of such redemption.

     The related Series B Common Securities will be redeemed on a pro rata basis with the ComPS except that, in the case of any dissolution or liquidation in which the assets of the Trust consisting of the Related Note and the proceeds thereof are insufficient to repay in full the Principal Amount of all Series B Preferred Securities then outstanding, all Series B Preferred Securities will be redeemed prior to the redemption of any Series B Common Securities. ComPS registered in the name of and held by DTC (as defined herein) or its nominee will be redeemed in accordance with DTC's standard procedures. See "--Book-Entry Only Issuance--The Depository Trust Company".

     Payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, of the ComPS is conditioned upon delivery or book-entry transfer of such ComPS (together with necessary endorsements) to the Trust at any time (whether prior to, on or after the relevant Redemption Date) after the required notice is given (to the extent such notice is required). See "--Book-Entry Only Issuance--The Depository Trust Company". Payment of the

ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, for such ComPS will be made by the delivery of cash no later than the applicable Settlement Date with respect to such ComPS (subject to delay in the case of a Market Disruption Event) or, if later, the time of delivery or book-entry transfer of such ComPS. If the Trust, on behalf of holders of Series B Securities holds money sufficient to pay the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, of the ComPS on the applicable Settlement Date, then immediately at the close of business on such Settlement Date, such ComPS will cease to be outstanding whether or not such ComPS are delivered to the Trust, and all rights of the holder of such ComPS shall terminate and lapse, other than the right to receive the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, upon delivery of the ComPS.

     Provided that Morgan Guaranty has paid to the Trust, on behalf of holders of Series B Securities the required amount of cash due upon any redemption or at the maturity of the Related Note, the Trust, on behalf of holders of Series B Securities will irrevocably deposit with DTC no later than the close of business on the applicable Settlement Date funds sufficient to pay the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, payable with respect to ComPS on such date and will give the Depositary irrevocable instructions and authority to pay such amount to the holders of ComPS entitled thereto. See "--Book-Entry Only Issuance--The Depository Trust Company". In the event that any Settlement Date is not a Business Day, then payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, payable on such date will be made on the next succeeding Business Day with the same force and effect as if made on such date and no interest on such distributions will accrue from and after such date, except that, if such Business Day falls in the next calendar year such payment will be made on the immediately preceding Business Day. In the event that payment of the ComPS Redemption Price or the ComPS Early Redemption Price, as applicable, is improperly withheld or refused and not paid by the Trust or by J.P. Morgan pursuant to the Guarantee, no dividends on such ComPS will accrue from the original Redemption Date to the actual date of payment by the Trust to DTC.

     If a partial redemption as a result of a Special Event Redemption by Morgan Guaranty of a part or all of the Related Note would result in the delisting of the ComPS by any national securities exchange (or automated inter-dealer quotation system, including The Nasdaq Stock Market ("Nasdaq")) on which the ComPS are then listed, Morgan Guaranty may only redeem the Related Note in whole and, as a result, the Trust may only redeem the ComPS in whole.

     Subject to the foregoing and to applicable law (including, without limitation, United States Federal securities laws), J.P. Morgan or its affiliates may, at any time and from time to time, purchase outstanding ComPS by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any dissolution of the Trust (a "Liquidation Event"), whether voluntary or involuntary, the holders of ComPS on the date of such Liquidation Event will be entitled to be paid out of the assets of the Trust consisting of the Related Note and the proceeds thereof, and after satisfaction of liabilities to creditors of the Trust with respect to Series B Securities, the Liquidation Distribution. The "Liquidation Distribution" will be equal to the Early Redemption Value with respect to such ComPS (treating the date of such distribution as the Early Redemption Date). To the extent such assets of the Trust are insufficient to repay all amounts due to holders of all the ComPS, holders of the ComPS then outstanding will be entitled to a pro rata share of such assets of the Trust, based upon the relative Principal Amounts of all ComPS outstanding. In addition, in the event that such assets of the Trust exceed the amount necessary to pay to all holders of ComPS the full amount of the Liquidation Distribution, such excess will be paid to the holders of the Series B Common Securities, in an amount sufficient to cover the Liquidation Distribution in respect of all Series B Common Securities, and thereafter pro rata to the holders of the ComPS and the Series B Common Securities.

     Pursuant to the Declaration, the legal existence of the Trust shall terminate on November 21, 2105.

VOTING RIGHTS

     Except as described herein and under "--Modification of the Declaration" and under "J.P. Morgan Index Funding Company I -- Voting", and as otherwise required by law and the Declaration, the holders of the ComPS will have no voting rights.

     Pursuant to the provisions of the Guarantee, certain amendments to or modifications of the Guarantee may only be effected with the approval of a majority in aggregate Principal Amount at such time of the ComPS and all other affected Preferred Securities. See "Description of the Guarantee--Modification of the Guarantee".

     Pursuant to the provisions of the Related Note, the Related Note Guarantee and the Declaration, certain amendments to or modifications of the Related Note or the Related Note Guarantee may only be effected with the approval of a majority in aggregate Principal Amount at such time of the ComPS. See "Description of the Related Note--Modification of the Related Note".

     Notwithstanding that holders of ComPS are entitled to vote or consent under any of the circumstances described above, any of the ComPS that are owned at such time by J.P. Morgan or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, J.P. Morgan, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such ComPS were not outstanding.

     The procedures by which holders of ComPS may exercise their voting rights are described below under "--Book-Entry Only Issuance--The Depository Trust Company" and in the Declaration.

MODIFICATION OF THE DECLARATION

     The Declaration may be amended or modified if approved by a written instrument executed by a majority in interest of the holders of Common Securities; provided that, if any proposed amendment provides for (i) any action that would adversely affect the powers, preferences or special rights of the ComPS or (ii) the dissolution of the Trust other than pursuant to the terms of the Declaration, then the holders of all affected outstanding Preferred Securities (or, in the case of an event described in clause (ii), all Preferred Securities, including the ComPS) of the Trust voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of not less than a majority in aggregate Principal Amount of all affected outstanding Preferred Securities (or, in the case of an event described in clause (ii), all Preferred Securities) of the Trust affected thereby.

     The Declaration further provides that it may be amended without the consent of the holders of the ComPS to (i) cure any ambiguity, (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration, (iii) add to the covenants, restrictions or obligations of J.P. Morgan, (iv) conform to changes in, or a change in interpretation or application of, certain requirements of the 1940 Act by the Commission and (v) conform to certain requirements of the Code with respect to the characterization of the Trust for U.S. Federal income tax purposes, so long as such amendment does not adversely affect the rights, preferences or privileges of the holders of the ComPS.

LISTING

     The ComPS have been approved for listing on the Amex under the symbol "JPW", subject to official notice of issuance. Trading of the ComPS on the Amex is expected to commence within a 30-day period after the date of this Prospectus Supplement. Prior to this offering, there has been no market for the ComPS.

ACCOUNTING TREATMENT

     The financial statements of the Trust will be included in the consolidated financial statements of J.P. Morgan, with the ComPS included on the balance sheet as "Long-term debt not qualifying as risk-based capital", with a footnote disclosing that (1) the Trust is a wholly-owned subsidiary of J.P. Morgan, (2) the sole assets of the Trust are the Related Note and other similar notes, specifying the principal amount, interest rate and maturity of each, and (3) considered together, the Guarantee and the Related Note Guarantee and J.P. Morgan's obligations under the Declaration constitute a full and unconditional guarantee by J.P. Morgan with respect to the ComPS.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

     DTC will act as securities depositary for the ComPS. The ComPS will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global ComPS certificates, representing the total aggregate number of ComPS, will be issued and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of ComPS within the DTC system must be made by or through Direct Participants, which will receive a credit for the ComPS on DTC's records. The ownership interest of each actual purchaser of each Series B Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased ComPS. Transfers of ownership interests in the ComPS are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the ComPS, except in the event that use of the book-entry system for the ComPS is discontinued.

     To facilitate subsequent transfers, all ComPS deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of ComPS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the ComPS. DTC's records reflect only the identity of the Direct Participants to whose accounts such ComPS are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     In the case of a Special Event Redemption, redemption notices shall be sent to Cede & Co. If less than all of the ComPS are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such ComPS in accordance with its procedures. In the case of an Optional Redemption, redemption notices shall be provided by Beneficial Owners and Participants to DTC in accordance with its procedures. DTC will then provide the Applicable Notice to the Trust or its Transfer Agent of the number of ComPS to be redeemed on the applicable Optional Redemption Date. The Applicable Notice will be irrevocable upon receipt by the Trust or its Transfer Agent, and may not be withdrawn or modified after such receipt.

     Although voting with respect to the ComPS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to ComPS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The "Omnibus Proxy" assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the ComPS are credited on the record date (identified in a listing attached to the Omnibus Proxy). J.P. Morgan and the Trust believe that the arrangements among DTC, Direct and Indirect Participants and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of an interest in the assets of the Trust consisting of the Related Note and the proceeds thereof.

     DTC may discontinue providing its services as securities depositary with respect to the ComPS at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, ComPS certificates are required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the ComPS. In that event, certificates for the ComPS will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that J.P. Morgan believes to be reliable, but neither J.P. Morgan nor the Trust takes responsibility for the accuracy thereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     In the event the ComPS do not remain in book-entry only form, the following provisions will apply:

     Payment of distributions of the Principal Amount of, and payments on redemption of, the ComPS will be payable, the transfer of the ComPS will be registrable and ComPS will be exchangeable for ComPS of other denominations of a like aggregate principal amount at the principal corporate trust office of the Property Trustee in The City of New York; provided that payment of distributions may be made at the option of the Regular Trustees on behalf of the

Trust by check mailed to the address of the persons entitled thereto and that the payment on redemption of ComPS will be made only upon surrender of such ComPS to the Property Trustee.

     U.S. Bank Trust National Association or one of its affiliates will act as registrar and transfer agent for the ComPS. U.S. Bank Trust National Association will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.

     Registration of transfers of ComPS will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of ComPS after such ComPS have been called for redemption.

GOVERNING LAW

     The Declaration and the ComPS will be governed by and interpreted in accordance with the laws of the State of Delaware.

                        DESCRIPTION OF THE RELATED NOTE

     Set forth below is a summary of the terms of the Related Note in which the Trust will invest the proceeds from the issuance and sale of the ComPS and the related Series B Common Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Prospectus and the Related Note, the form of which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement and the Prospectus. Certain capitalized terms are used herein as defined in the Related Note.

GENERAL

     The Related Note will be issued as an unsecured, unsubordinated obligation of Morgan Guaranty, limited in initial principal amount to approximately $70,200,702, such amount being the sum of the aggregate Public Offering Price shown on the cover page hereof for the ComPS and the related Series B Common Securities issued in connection therewith.

     The Related Note is not subject to a sinking fund provision. The entire Principal Amount of the Related Note will mature and become due and payable on the Stated Maturity (subject to extension in the case of a Market Disruption Event), subject to the prior redemption of the Related Note in whole or in part at the option of the holders of ComPS or in certain circumstances upon the occurrence of a Special Event. If Morgan Guaranty redeems the Related Note in whole or in part, the Trust must redeem on a pro rata basis ComPS and related Series B Common Securities having an aggregate Principal Amount equal to the Principal Amount of the Related Note so redeemed at the ComPS Early Redemption Price. See "Description of the ComPS--Redemption at Stated Maturity; --Special Event Redemption".

RELATED NOTE REDEMPTION PRICE

     The amount payable under the Related Note by Morgan Guaranty to the Property Trustee, on behalf of holders of Series B Securities, at any time shall equal the Principal Amount of the Related Note at such time (the "Related Note Redemption Price"). The Principal Amount of the Related Note at any time shall equal the aggregate Principal Amount of outstanding ComPS and the related Series B Common Securities at such time. The timing and amount of payments on the Related Note mirror the aggregate financial terms of the ComPS.

SUBORDINATION

     Morgan Guaranty's obligations under the Related Note are effectively subordinated to all liabilities (including indebtedness) of its consolidated and unconsolidated subsidiaries. Moreover, Morgan Guaranty's subsidiaries may incur indebtedness and other liabilities and have obligations to third parties. Generally, the claims of such third parties to the assets of Morgan Guaranty's subsidiaries will be superior to those of Morgan Guaranty as a stockholder, and, therefore, the Related Note may be deemed to be effectively subordinated to the claims of such third parties.

     Upon any payment or distribution of all or substantially all of the assets of Morgan Guaranty or in the event of any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization or other similar proceeding, whether voluntary or involuntary, relative to Morgan Guaranty or its creditors, the holders of all Senior Indebtedness of Morgan Guaranty will be entitled to receive payment pari passu and pro rata with the Trust. However, depositors in Morgan Guaranty will have a preference over holders of Senior Indebtedness of Morgan Guaranty upon any such event.

     As used in the Related Note, the term "Senior Indebtedness" means the principal of, premium, if any, and interest on (a) all indebtedness of Morgan Guaranty for money borrowed, whether outstanding as of the date hereof or hereafter created, issued or incurred (other than Morgan Guaranty's obligations to its depositors), except any indebtedness expressly subordinated to such Senior Indebtedness, and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. The Related Note does not limit the amount of Senior Indebtedness which Morgan Guaranty may incur.

INTEREST

     The Related Note shall not bear interest.

OPTIONAL REDEMPTION

     The Trust shall have the right to call for redemption prior to each Optional Redemption Date a Principal Amount of the Related Note sufficient to allow it to pay the ComPS Early Redemption Price to any holders of ComPS who exercise their right to redeem any or all of such holders' ComPS and in respect of a pro rata portion of the related Series B Common Securities. See "Description of the ComPS--Optional Redemption".

SPECIAL EVENT REDEMPTION

     Upon the occurrence of a Special Event, Morgan Guaranty will have the right to elect to, under certain circumstances, (a) redeem the Related Note at the Related Note Redemption Price or (b) in the case of a Tax Event, allow the Related Note to remain outstanding and indemnify the Trust for any taxes payable by it as a result of such Tax Event. See "Description of the ComPS--Special Event Redemption".

EVENTS OF DEFAULT

     The Note Events of Default are described in "Description of the Related Notes-- Note Events of Default" in the Prospectus of which this Prospectus Supplement constitutes a part. A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Related Note. A default or event of default under the Related Note would not constitute a default or event of default under any related note pertaining to any other series of Securities.

MODIFICATION OF THE RELATED NOTE

     The Related Note contains provisions permitting Morgan Guaranty and the Property Trustee, with the consent of the holders of not less than a majority in Principal Amount of the outstanding ComPS, to modify the Related Note, subject to certain exceptions. See "Description of the Related Notes--Modification of the Related Notes" in the Prospectus of which this Prospectus Supplement constitutes a part.

CONSOLIDATION, MERGER AND SALE

     The Related Note provides that Morgan Guaranty may, without the consent of the Trust or the holders of the ComPS, consolidate or merge with or into, or sell or transfer all or substantially all of its property or assets to, any corporation or association; provided that (i) the corporation (if other than Morgan Guaranty) or association formed by or resulting from any such consolidation or merger or which shall have received such property or assets shall have assumed Morgan Guaranty's obligations under the Related Note and (ii) immediately after giving effect to such transaction, Morgan Guaranty or such successor corporation shall not be in default under the terms of the Related Note.

GOVERNING LAW

     The Related Note will be governed by, and construed in accordance with, the laws of the State of New York.

MISCELLANEOUS

     Morgan Guaranty will have the right at all times to assign any of its rights or obligations under the Related Note to J.P. Morgan or to a direct or indirect wholly-owned subsidiary of Morgan Guaranty; provided that, in the event of any such assignment, Morgan Guaranty will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Related Note will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Related Note is not a deposit or other obligation of a bank and is not insured by the Federal Deposit Insurance Corporation or any other federal agency. The obligations of Morgan Guaranty under the Related Note are pari passu with all present and future Senior Indebtedness of Morgan Guaranty (as defined herein) and are junior to Morgan Guaranty's obligations to its depositors in the event of a receivership. In addition, J.P. Morgan's obligations under the Guarantee and the Related Note Guarantee and Morgan Guaranty's obligations under the Related Note are effectively subordinated to all liabilities (including indebtedness) of the respective consolidated and unconsolidated subsidiaries of each.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be delivered by J.P. Morgan for the benefit of the holders of ComPS and other Preferred Securities. The terms of the Guarantee will be those set forth in the Guarantee. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Prospectus and the form of Guarantee Agreement, which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement and the Prospectus. The Guarantee will be separately qualified under the Trust Indenture Act and will be held by the Property Trustee, acting in its capacity as indenture trustee with respect thereto.

GENERAL

     Pursuant to the Guarantee, J.P. Morgan irrevocably and unconditionally agrees, on a subordinated basis, to pay in full to the holders of the ComPS the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments with respect to ComPS issued by the Trust (the "Guarantee Payments"), to the extent not paid by the Trust, will be subject to the Guarantee (without duplication): (i) the ComPS Early Redemption Price or the ComPS Redemption Price, as applicable, but if and only if to the extent that, in each case, Morgan Guaranty has made payment of principal on the Related Note and (ii) upon a Liquidation Event (other than in connection with the redemption of all of the ComPS at Stated Maturity or redemption in whole of the Related Note) the lesser of (A) the Liquidation Distribution to the extent the Trust has funds available therefor and (B) the amount of assets of the Trust consisting of the Related Note and the proceeds thereof remaining available for distribution to holders of the ComPS upon such Liquidation Event. J.P. Morgan's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the holders of ComPS or by causing the Trust to pay such amounts to such holders. The Guarantee will be effective with respect to the ComPS from the time of issuance of the ComPS to the extent Morgan Guaranty has made payments under the Related Note. If Morgan Guaranty does not make payments on the Related Note, the Trust may not pay distributions on the ComPS issued and may not have funds available therefor. See "Description of the Related Note".

     So long as any ComPS or other Preferred Securities remain outstanding, J.P. Morgan will not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any Guarantee Payment with respect thereto if at such time (i) J.P. Morgan shall be in default with respect to its Guarantee Payments or other payment obligations under the Guarantee or (ii) there shall have occurred any event of default under the Declaration; provided, however, that the foregoing restrictions shall not apply to (a) dividends, redemptions, purchases, acquisitions, distributions or payments made by J.P. Morgan by way of issuance of shares of its capital stock, (b) payments of accrued dividends by J.P. Morgan upon the redemption, exchange or conversion of any preferred stock of J.P. Morgan as may be outstanding from time to time in accordance with the terms of such preferred stock, (c) cash payments made by J.P. Morgan in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of J.P. Morgan as may be outstanding from time to time in accordance with the terms of such preferred stock, (d) repurchases, redemptions or other acquisitions of shares of capital stock of J.P. Morgan in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors of consultants, or (e) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Guarantee may be amended by J.P. Morgan and the Property Trustee only with the prior approval of the holders of not less than a majority in aggregate Principal Amount at such time of the holders of each series of affected Preferred Securities, voting as a single class. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the holders of the ComPS.

REMEDIES OF HOLDERS

     The Guarantee will be deposited with U.S. Bank Trust National Association, as indenture trustee, to be held for the benefit of holders of the ComPS and Preferred Securities of other series. U.S. Bank Trust National Association shall enforce such Guarantee on behalf of holders of the ComPS and Preferred Securities of other series. The holders of not less than a majority in aggregate principal amount of the ComPS and Preferred Securities of each affected series have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to U.S. Bank Trust National Association. In addition, any holder of ComPS and Preferred Securities of other series may institute a legal proceeding directly against J.P. Morgan to enforce its right under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Subject to the award by a court of competent jurisdiction of legal fees in connection with any such legal proceeding, each holder will be required to bear its own costs in connection with instituting a legal proceeding directly against J.P. Morgan, which cost may be significant.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate with respect to the ComPS upon full payment of the aggregate ComPS Early Redemption Price or ComPS Redemption Price, as applicable, or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of ComPS must restore payment of any sums paid under such ComPS or the Guarantee (e.g., upon a subsequent bankruptcy of Morgan Guaranty or J.P. Morgan).

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan and with respect to obligations under other guarantee agreements which J.P. Morgan may enter into from time to time to the extent that such agreements provide for comparable guarantees by J.P. Morgan of payment on other preferred securities issued by the predecessor of the Trust or by other trusts sponsored by J.P. Morgan and (iii) senior to J.P. Morgan's common stock. The terms of the ComPS provide that each holder of ComPS by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                   DESCRIPTION OF THE RELATED NOTE GUARANTEE

     Set forth below is a summary of information concerning the Related Note Guarantee that will be delivered by J.P. Morgan for the benefit of the Property Trustee for the benefit of holders of Securities of various series. The terms of the Related Note Guarantee will be those set forth in the Related Note Guarantee. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Prospectus and the form of Related Note Guarantee, which is filed as an exhibit to the Registration Statement relating to this Prospectus Supplement and the Prospectus. The Related Note Guarantee will be held by the Property Trustee (for the benefit of holders of Series B Securities), as the holder of the Related Note.

GENERAL

     Pursuant to the Related Note Guarantee, J.P. Morgan irrevocably and unconditionally agrees, on a subordinated basis, to pay in full to the Property Trustee for the benefit of holders of Series B Securities the Related Note Guarantee Payments (as defined herein), as and when due, regardless of any defense, right of set-off or counterclaim that Morgan Guaranty may have or assert with respect to its obligation to make such Related Note Guarantee Payments. The following payments with respect to the Related Note issued by Morgan Guaranty (the "Related Note Guarantee Payments") will be subject to the Related Note Guarantee (without duplication): any principal payable by Morgan Guaranty under the Related Note, as and when payable by Morgan Guaranty. J.P. Morgan's obligation to make a Related Note Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the Property Trustee for the benefit of holders of Series B Securities or by causing Morgan Guaranty to pay such amounts to the Property Trustee for the benefit of holders of Series B Securities. The Related Note Guarantee will be a full and unconditional guarantee with respect to the Related Note from the time of issuance of the Related Note.

MODIFICATION OF THE RELATED NOTE GUARANTEE; ASSIGNMENT

     The Related Note Guarantee may be amended only with the prior approval of the Property Trustee; provided that no such amendment shall adversely affect the holders of the Preferred Securities without the consent of a majority in aggregate Principal Amount at such time of the holders of Preferred Securities of each affected series, voting as a single class. All guarantees and agreements contained in the Related Note Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the Property Trustee (for the benefit of holders of Series B Securities) as the holder of the Related Note.

REMEDIES OF THE TRUST AND HOLDERS OF THE COMPS

     The Trust has the right to direct the time, method and place of conducting any proceeding for any remedy available to it in respect of the Related Note Guarantee. Pursuant to the Declaration, the holders of a majority in Principal Amount of the ComPS in certain circumstances (including a payment default under the Related Note Guarantee by J.P. Morgan) have the right to direct the Trust, through the Property Trustee, to exercise certain of its rights as the holder of the Related Note Guarantee. In addition, upon the occurrence and during the continuance of a Note Event of Default that is attributable to the failure of Morgan Guaranty to pay the principal of the Related Note on the date such principal is otherwise payable (or in the case of a redemption, on the redemption date), J.P. Morgan acknowledges that a holder of the outstanding ComPS may directly institute Direct Action on or after the date of the occurrence of such Note Event of Default. Notwithstanding any payments made to such holder of ComPS by J.P. Morgan in connection with a Direct Action, J.P. Morgan shall remain obligated to pay the principal of the ComPS, and the rights of J.P. Morgan, as Guarantor, shall be subrogated to the rights of such holder of ComPS with respect to payments on the ComPS to the extent of any payment made by J.P. Morgan to such holder of ComPS in such Direct Action.

TERMINATION OF THE RELATED NOTE GUARANTEE

     The Related Note Guarantee will terminate with respect to the Related Note upon full payment of the Related Note Redemption Price of the Related Note. The Related Note Guarantee will continue to be effective or will be reinstated with respect to the Related Note, as the case may be, if at any time the Property Trustee, on behalf of holders of Series B Securities, must restore payment of any sums paid under the Related Note or the Related Note Guarantee (e.g., upon a subsequent bankruptcy of J.P. Morgan).

STATUS OF THE RELATED NOTE GUARANTEE

     The Related Note Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan and (iii) senior to J.P. Morgan's common stock. The terms of the ComPS provide that each holder of ComPS by acceptance thereof agrees to the subordination provisions and other terms of the Related Note Guarantee.

     The Related Note Guarantee will constitute a guarantee of payment and not of collection (that is, the Property Trustee may institute a legal proceeding directly against J.P. Morgan to enforce its rights under the Related Note Guarantee without instituting a legal proceeding against Morgan Guaranty).

GOVERNING LAW

     The Related Note Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                   EFFECT OF OBLIGATIONS UNDER THE GUARANTEE,
                THE RELATED NOTE GUARANTEE AND THE RELATED NOTE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Series B Securities and other Securities of separate series, and to invest the proceeds from such issuances in the Related Note and other debt obligations of Morgan Guaranty.

     As long as payments are made when due on the Related Note, such payments will be sufficient to cover payments due on the ComPS because of the following factors: (i) the Principal Amount of the Related Note will be equal to the sum of the aggregate Principal Amount of the ComPS and the related Series B Common Securities outstanding at any time; (ii) the payment dates on the Related Note will match the payment dates for the ComPS and the related Series B Common Securities; (iii) J.P. Morgan shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs and expenses of the Trust other than principal of the ComPS and the related Series B Common Securities; and (iv) the Declaration further provides that the J.P. Morgan shall not cause the Trust (on behalf of a series of Securities or otherwise) to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments due on the ComPS (to the extent Morgan Guaranty has made payment of principal and other amounts on the Related Note) are guaranteed by J.P. Morgan as and to the extent set forth under "Description of the Guarantee" herein and in the Prospectus. The Guarantee is a full and unconditional guarantee from the time of its issuance but does not apply to payments unless and until Morgan Guaranty has made payments on the Related Note.

     If Morgan Guaranty fails to make payments on the Related Note when due, the Declaration provides a mechanism whereby the holders of the ComPS, using the procedures described in the Declaration, may direct the Property Trustee, on behalf of holders of the Series B Securities, to enforce its rights under the Related Note and the Related Note Guarantee. If J.P. Morgan fails to perform any of its payment or other obligations with respect to the ComPS under the Guarantee, any holder of ComPS may institute a legal proceeding directly against J.P. Morgan to enforce such holder's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Related Note Guarantee by J.P. Morgan guarantees to the Property Trustee the payment of principal of the Related Note as provided pursuant to the terms of the Related Note, at such times and in such amounts as provided therein. In addition, upon the occurrence and during the continuance of a Note Event of Default that is attributable to the failure of Morgan Guaranty to pay the principal of the Related Note on the date such principal is otherwise payable (or in the case of a redemption, on the redemption date), J.P. Morgan acknowledges that a holder of the outstanding ComPS may directly institute a proceeding under the Related Note Guarantee with respect to the ComPS against J.P. Morgan for enforcement of payment to such holder of the related principal amount of the ComPS of such holder (a "Direct Action") on or after the date of the occurrence of such Note Event of Default. Notwithstanding any payments made to such holder of ComPS by J.P. Morgan in connection with a Direct Action, J.P. Morgan shall remain obligated to pay the principal of the ComPS, and the rights of J.P. Morgan, as Guarantor, shall be subrogated to the rights of such holder of ComPS with respect to payments on the ComPS to the extent of any payment made by J.P. Morgan to such holder of ComPS in such Direct Action. J.P. Morgan's obligations under the Related Note Guarantee will be subordinated and junior in right of payment to all liabilities of J.P. Morgan, pari passu with the most senior preferred stock outstanding as of the date hereof of J.P. Morgan and senior to the common stock of J.P. Morgan.

     The Declaration provides that J.P. Morgan will pay, or cause to be paid, all debts and obligations (other than with respect to the ComPS and other Preferred Securities to the extent set forth herein and in the Prospectus) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject. The Declaration provides that any person to whom such debts, obligations, costs and expenses are owed will have the right to enforce J.P. Morgan's obligations in respect of such debts, obligations, costs and expenses directly against J.P. Morgan without first proceeding against the Trust.

     J.P. Morgan, through its obligations under the Guarantee, the Related Note Guarantee and the Declaration, taken together, will provide a full and unconditional guarantee, on a subordinated basis, of payments due on the ComPS. See "Description of the Guarantee -- General" and "Description of the Related Note Guarantee -- General" herein and in the accompanying Prospectus.

     Upon any voluntary or involuntary dissolution of the Trust, the holders of Series B Securities will be entitled to receive, after satisfaction of liabilities to creditors of the Trust with respect to Series B Securities, the Liquidation Distribution. Holders of ComPS will be entitled to the benefits of the Guarantee with respect to the Liquidation Distribution. See "Description of the ComPS -- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of Morgan Guaranty, the Property Trustee as holder of the Related Note on behalf of the Trust would rank equally in right of payment with creditors of Morgan Guaranty (other than any depositors therein), including all Senior Indebtedness, and would be entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Morgan Guaranty receive payments of distributions.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of ComPS by U.S. Holders (as defined herein). Unless otherwise stated, this summary deals only with ComPS held as capital assets by holders who purchase the ComPS upon original issuance ("Initial Holders").

     This summary does not address tax considerations applicable to investors that may be subject to special U.S. Federal income tax treatment, such as dealers in securities or persons that will hold the ComPS as a position in a "straddle" (within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended (the "Code")), or as part of a "conversion transaction" (within the meaning of Section 1258 of the Code) or "synthetic security" or other integrated investment comprised of ComPS and one or more other investments. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of ComPS. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the ComPS.

     This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. In the opinion of Cravath, Swaine & Moore, special tax counsel to J.P. Morgan and the Trust ("Tax Counsel"), the statements contained in the following summary, to the extent they constitute conclusions of law, accurately describe the material U.S. Federal income tax consequences to Initial Holders of the acquisition, ownership and disposition of ComPS. For purposes of this summary, a "U.S. Holder" shall mean a holder who is (i) a citizen or a resident of the United States (or any state thereof), (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate or trust, the income of which is subject to U.S. Federal income tax regardless of its source or (iv) any other person subject to U.S. Federal income tax on net income.

CLASSIFICATION OF THE TRUST

     The Trust will be classified as "grantor trust" for Federal income tax purposes. As a result, a holder of ComPS will be treated as owning an undivided beneficial interest in the Related Note. Accordingly, for U.S. Federal income tax purposes, each holder will be required to report income, gain or loss as if the holder directly held its pro rata share of the Related Note. No portion of the income accrued by holders will be eligible for the corporate dividends received deduction.

CLASSIFICATION OF THE RELATED NOTE

     There are no regulations, published rulings, judicial decisions or other authorities concerning the proper characterization of instruments such as the Related Note for Federal income tax purposes, and no ruling is being requested from the Internal Revenue Service (the "IRS"). As a result, the proper tax characterization of the Related Note is uncertain, and Tax Counsel can express no opinion on this matter. While alternative characterizations are possible, as discussed below, Morgan Guaranty will take the position for Federal income tax purposes that the Related Note is a cash settled forward purchase contract on the Applicable Index. Each holder of a ComPS, by acquiring a ComPS, will agree to treat the Related Note in this manner.

U.S. HOLDERS OF COMPS

     The following discussion of the tax consequences to U.S. Holders assumes that for U.S. Federal income tax purposes the Trust will be treated as a grantor trust, and, except as provided otherwise, the Related Note will be treated as a cash settled forward purchase contract. If these assumptions are not correct, holders could be subject to different consequences than those discussed below. The following discussion also assumes that the Initial Holders purchased ComPS at the Face Amount.

     Assuming the Related Note is properly treated as a cash settled forward purchase contract, (i) a U.S. Holder should not have any income over the period during which the ComPS are held, (ii) any gain or loss realized by the U.S. Holder on the sale, exchange or redemption of the ComPS would be capital gain or loss, and (iii) the ComPS would not be subject to the mark to market rules of Section 1256 of the Code. Any capital gain or loss described in clause (ii) would be long term capital gain or loss if the ComPS had been held for more than one year, and in the case of an individual would be eligible for a reduced maximum tax rate of 20% if the ComPS were held for more than one year. No assurance can be given that future legislation or regulations will not change these results, on a retroactive basis or otherwise.

     Alternatively, the Related Note might properly be treated for Federal income tax purposes as a contingent payment debt instrument issued by Morgan Guaranty. If so, (i) a U.S. Holder, whether on the cash or accrual method of accounting, would be required to accrue original issue discount ("OID") each year that the ComPS were held at a rate equal to the "comparable yield" on the issue date of the ComPS, which is a rate equal to the greater of (x) the "Applicable Federal Rate" (a rate for Treasury obligations of maturities comparable to the ComPS) and (y) the fixed rate into which Morgan Guaranty could hedge the Related Note (or if no hedge is available, the fixed rate on a comparable debt instrument issued by Morgan Guaranty), (ii) the amount of OID accrued under clause (i) would increase the U.S. Holder's tax basis in the ComPS, (iii) on the sale, exchange, or retirement of the ComPS, the U.S. Holder would have gain or loss equal to the difference between the amount realized and the U.S. Holder's tax basis in the ComPS, (iv) any gain described in clause
(iii) would be ordinary income, while any loss would be ordinary loss to the extent of OID previously accrued and any additional loss would be a capital loss, and (v) additional rules would apply to secondary market purchasers of ComPS. No assurance can be given that these rules would not be applicable to holders of ComPS.

NON-UNITED STATES HOLDERS

     In the case of a holder of ComPS that is not a U.S. Holder, assuming the Related Note is properly treated as a cash settled forward contract, payments made with respect to the ComPS would not be subject to U.S. withholding tax. If the Related Note is properly treated as contingent payment debt, payments made with respect to the ComPS will likewise not be subject to U.S. withholding tax; provided that such holder complies with applicable certification requirements (and does not directly or indirectly own 10% or more of the voting stock of J.P. Morgan). To avoid risk of withholding tax liability on the Trust, Non-U.S. Holders of ComPS will be required to comply with such applicable certification requirements in order to avoid withholding by the Trust on payments made on the ComPS. Under either characterization of the Related Note, any gain realized upon the redemption, sale or other disposition of ComPS by a holder that is not a U.S. Holder will generally not be subject to U.S. Federal income tax if (i) such gain is not effectively connected with a U.S. trade or business of such holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the redemption, sale or other disposition or the gain is not attributable to a fixed place of business maintained by such individual in the United States.

INFORMATION REPORTING TO HOLDERS

     Holders of ComPS that are not exempt from information reporting requirements will receive annually, on IRS Form 1099, information concerning OID determined for an Initial Holder and attributable to such holder's ComPS. For the reasons noted above, the information reported on such form may not be accurate for secondary market purchasers.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the ComPS may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's U.S. Federal income tax, provided that the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE COMPS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the ComPS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibits Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(5) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

     Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust would be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the Trust and no exception were applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

     Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if the ComPS are (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the offering and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(b) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. There are no restrictions imposed on the transfer of ComPS and the ComPS will be sold as part of an offering registered under Section 12(b) of the Exchange Act. The Representative (as defined in "Underwriting") will notify the Trust as to whether or not the ComPS will be held by at least 100 separately named persons at the conclusion of the offering. The Trust will not determine whether the 100-investor requirement of the exception for publicly offered securities is satisfied as to the ComPS. Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trust at 60 Wall Street, New York, NY 10260-0060.

     In the event assets of the Trust were determined to constitute "plan assets", certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan. For example, if J.P. Morgan, Morgan Guaranty and/or any affiliates of either is a Party in Interest with respect to an investing Plan (either directly or by reason of its status as the sponsor of the Trust or of any of J.P. Morgan's or Morgan Guaranty's other subsidiaries), the extension of credit between the J.P. Morgan or Morgan Guaranty and/or any affiliates of either and the Trust (as represented by the Related Note, the Related Note Guarantee and the Guarantee) would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below).

     The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the ComPS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

     If the Representative does not notify the Trust, as described above, that the ComPS will be expected to be held by at least 100 separately named persons, the ComPS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. In such event, any purchaser, transferee or holder of the ComPS or any interest therein will be deemed to have represented by its purchase, acquisition or holding thereof that (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, (b) it is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding or (c) such purchase, acquisition or holding will not otherwise give rise to a prohibited transaction under ERISA or the Code for which a prohibited transaction is unavailable. See "Notice to Investors."

     In any case, J.P. Morgan, Morgan Guaranty and/or any affiliates of either may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of ComPS by a Plan (or by an individual retirement arrangement or other plans described in Section 4975(e)(i) of the Code) with respect to which J.P. Morgan, Morgan Guaranty or any of its affiliates of either is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such ComPS are acquired pursuant to and in accordance with an applicable exemption. As a result, Plans with respect to which J.P. Morgan, Morgan Guaranty or any affiliates of either is a party in interest or a disqualified person should not acquire ComPS unless a statutory or administrative exemption from the prohibited transaction provisions of ERISA or the Code applies.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the ComPS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief from the prohibited transaction provisions of ERISA and the Code.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated the date hereof (the "Underwriting Agreement"), the Trust has agreed to sell to the underwriters named below (the "Underwriters") and the Underwriters, for whom JPMSI is acting as representative (the "Representative"), have severally agreed to purchase, the respective number of ComPS set forth opposite their names below. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the ComPS offered hereby if any of the ComPS are purchased. Under certain circumstances, the commitments of nondefaulting Underwriters may be increased as set forth in the Underwriting Agreement.

                                                            ---------------
                       UNDERWRITER                          NUMBER OF COMPS
J.P. Morgan Securities Inc. ..............................     4,910,000
EVEREN Securities, Inc. ..................................        70,000
Interstate/Johnson Lane Corporation.......................        70,000
Johnson Rice & Company L.L.C. ............................        70,000
Petrie Parkman & Co. .....................................        70,000
Bidwell & Co. ............................................        35,000
Crowell, Weedon & Co. ....................................        35,000
Gaines, Berland Inc. .....................................        35,000
Hanifen, Imhoff Inc. .....................................        35,000
Kirkpatrick, Pettis, Smith, Polian Inc. ..................        35,000
Stifel, Nicolaus & Company, Incorporated..................        35,000
                                                               ---------
          Total...........................................     5,400,000

     The Underwriters initially propose to offer the ComPS, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $0.13 per Series B Preferred Security. After the initial offering, the public offering price and such concession may be changed.

     In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series B Preferred Securities. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for, and purchase, in the open market to cover syndicate shorts or to stabilize the price of the Series B Preferred Securities. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Series B Preferred Securities in the offering, if the syndicate repurchases previously distributed Series B Preferred Securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series B Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     In view of the fact that the proceeds of the sale of the ComPS will ultimately be used to purchase the Related Note of Morgan Guaranty, the Underwriting Agreement provides that Morgan Guaranty will pay as compensation ("Underwriters' Compensation") to the Underwriters $0.195 per Series B Preferred Security (or $1,053,000 in the aggregate) for the account of the Underwriters.

     The ComPS have been approved for listing on the Amex under the symbol "JPW", subject to official notice of issuance. Trading of the ComPS on the Amex is expected to commence within a 30-day period after the date of this Prospectus Supplement. Prior to this offering, there has been no market for the ComPS.

     The Trust and J.P. Morgan have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     This Prospectus Supplement and related the Prospectus may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the ComPS. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

     The Underwriters, certain agents and their associates may be customers of, engage in transactions with, and perform services for, J.P. Morgan in the ordinary course of business.

     The Representative is an indirect, wholly-owned subsidiary of J.P. Morgan. The participation of the Representative in the offer and sale of the ComPS complies with the requirements of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate and complies with any restrictions imposed on such Representative by the Board of Governors of the Federal Reserve System.

     Because the NASD is expected to view the Preferred Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Rules of Conduct. Offers and sales of Preferred Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Act; (ii) institutional "accredited investors", as defined in Rule 501(a)(1)-(3) of Regulation D under the Act or
(iii) investors for whom an investment in non-convertible investment grade commodity-indexed preferred securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Series B Securities will be passed upon by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Series B Securities offered hereby will be passed upon by Gene A. Capello, Vice President and Assistant General Counsel of J.P. Morgan, and by Cravath, Swaine & Moore, New York, New York, counsel for the Representative.

                                    EXPERTS

     The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1997 (included in J.P. Morgan's Annual Report to Stockholders), are incorporated by reference in this Prospectus Supplement in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 STABILIZATION

     JPMSI as lead underwriter, may engage in transactions that stabilize, maintain or otherwise affect the price of the ComPS. Such transactions may include stabilizing and the purchase of ComPS to cover short positions. For a description of these activities see 'Underwriting'.

                             CONTENT OF PROSPECTUS

     You should rely on the information contained in this document or in documents referenced herein that we have filed with the SEC. We have not authorized anyone to provide you with different information. You should not assume that the information in the Prospectus or Prospectus Supplement is accurate as of any date other than the date on the front of this document.

                     LIMITATION ON OFFERS AND SOLICITATIONS

     We do not intend this document to be an offer or solicitation:

          (A) if used in a jurisdiction in which such offer or solicitation is not authorized

          (B) if the person making such offer or solicitation is not qualified to do so; or

          (C) if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

                                    ANNEX I

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in the Prospectus Supplement. The Declaration, the Guarantee, the Related Note Guarantee and the Related Note may contain more complete definitions of certain of the terms defined herein, as well as definitions of certain other terms not defined herein, and reference should be made to the Declaration, the Guarantee, the Related Note Guarantee and the Related Note, as applicable, for complete definitions of such terms.

AMEX....................the American Stock Exchange.

APPLICABLE INDEX........the JPMCI crude oil total return index.

APPLICABLE INDEX
COMMENCEMENT
VALUE...................252.3322, the beginning index.

APPLICABLE INDEX
SETTLEMENT VALUE........the ending index: the arithmetic average of the values of the Applicable Index during the 10-day Determination Period; provided, however, that if the Applicable Index Settlement Value has been permanently determined prior to such time, the Applicable Index Settlement Value shall equal the value so determined.

BACKWARDATION...........describes a period during which the prices of longer-dated Benchmark Crude Oil Contracts are below the prices of shorter-dated contracts.

APPLICABLE INDEX EARLY
SETTLEMENT VALUE........for each day of the Early Determination Period, the value of the Applicable Index for such day of the Early Determination Period; provided, however, that if the Applicable Index Settlement Value has been permanently determined prior to such time, the Applicable Index Early Settlement Value shall equal the value so determined.

BENCHMARK CRUDE OIL
CONTRACTS...............the crude oil futures contracts included from time to time in the JPM Indices, which shall initially be the NYMEX light sweet crude oil contract.

BUSINESS DAY............any day other than a Saturday, Sunday or any other day on which banking institutions in The City of New York, New York, are permitted or required by any applicable law to close.

CODE....................the Internal Revenue Code of 1986, as amended.

COLLATERAL YIELD
COMPONENT...............a component of the value of the Applicable Index, computed on the fluctuating index value of the Applicable Index at the most recent auction rate for 3-month U.S. Treasury Bills or any successor rate thereto with a maturity of 3 months or less or, if no such rate has been determined in the 13 days prior to the date of determination, as Morgan Guaranty may determine in its reasonable discretion.

COMMISSION..............the Securities and Exchange Commission.

COMMON SECURITIES.......the Series B Common Securities and any other common securities issued by the Trust (or its predecessor).

COMPS EARLY REDEMPTION
PRICE...................On any Early Redemption Date, an amount equal to the
                        Early Redemption Value per Series B Preferred Security.

COMPS REDEMPTION
PRICE...................at Stated Maturity, an amount equal to the Redemption
                        Value per Series B Preferred Security.

CONTANGO................describes a period during which the prices of longer-dated Benchmark Crude Oil Contracts are above the prices of shorter-dated contracts.

DECLARATION.............the amended and restated declaration of trust among J.P.
                        Morgan & Co. Incorporated, as sponsor, and the trustees named therein dated as of March 26, 1998.

DETERMINATION PERIOD....the 10 consecutive Trading Days on which no Market
                        Disruption Event occurs immediately following the 20th Business Day prior to Stated Maturity.

DIVIDENDS...............no dividends on the ComPS will be paid.

DTC.....................the Depository Trust Company.

EARLY DETERMINATION
PERIOD..................the 10 consecutive Trading Days which are Business Days on which U.S. Treasury Bond markets are open and on which no Market Disruption Event occurs immediately following the 20th Business Day prior to the applicable Early Redemption Date.

EARLY REDEMPTION
VALUE...................the average for the 10 days of the Early Determination
                        Period of the discounted present value of the indexed Principal Amount of the ComPS, as set forth in the accompanying Prospectus under "Description of ComPS--Early Redemption Upon the Occurrence of a Special Event or at the Election of the Holders of the ComPS".

EARLY REDEMPTION
DATE....................each Optional Redemption Date and the date of any
                        Special Event Redemption or Liquidation Distribution.

ERISA...................the Employee Retirement Income Security Act of 1974, as
                        amended.

EXCHANGE ACT............the Securities Exchange Act of 1934, as amended.

FACE AMOUNT.............$13.

FACTOR..................0.08 (8.0 percent), which is designed to offset the costs of issuing and hedging the indexation of the ComPS.

GUARANTEE...............the Guarantee Agreement executed by J.P. Morgan on behalf of the holders of each series of Preferred Securities.

GUARANTEE PAYMENTS......without duplication, (i) the ComPS Early Redemption
                        Price or the ComPS Redemption Price, as applicable, but if and only to the extent that, in each of case, Morgan Guaranty has made a payment of principal on the Related Note and (ii) upon a Liquidation Event (other than in connection with the redemption of all the ComPS upon the maturity or redemption of the Related Note), the lesser of (A) the Liquidation Distribution to the extent the Trust, on behalf of holders of Series B Securities, has funds available therefor, and (B) the amount of assets of the Trust consisting of the Related Note and the proceeds thereof remaining available for distribution to holders of all Series B Preferred Securities upon such Liquidation Event.

INITIAL HOLDERS.........holders who purchase any ComPS upon original issuance.

INVESTMENT COMPANY
EVENT...................the receipt by the Trust of an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation, a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority or the expiration or revocation of any applicable exemption obtained by the Trust (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

IRS.....................Internal Revenue Service.

ISSUE DATE..............March 3, 1999.

JPM BASKET INDICES......JPM Indices that are based upon at least two or more underlying commodities (whether computed on an excess return or total return basis).

JPM INDICES.............variations of the JPMCI, including the permutations of the JPMCI in the form of sub-indices, that may be based upon one or more commodities (whether computed on an excess return or total return basis) and that have been or may be originated and calculated by Morgan Guaranty.

JPM INDIVIDUAL
INDICES.................JPM Indices that are based upon only one underlying commodity (whether computed on an excess return or total return basis).

JPMCI...................The J.P. Morgan Commodity Index.

LIQUIDATION
DISTRIBUTION............in respect of any Liquidation Event, the sum of the
                        Early Redemption Value (treating the date of such distribution as the Early Redemption Date).

LIQUIDATION EVENT.......any dissolution of the Trust, whether voluntary or involuntary.

LME.....................the London Metals Exchange.

MARKET DISRUPTION
EVENT...................the occurrence of one or more of the following on any
                        Trading Day with respect to any Benchmark Crude Oil Contract underlying the Applicable Index, or an exchange on which any Benchmark Crude Oil Contract is traded (a "Relevant Exchange"): (a) a day on which the fluctuation of the price of any Benchmark Crude Oil Contract underlying the Applicable Index is materially limited by the rules of a Relevant Exchange setting the maximum or minimum price for such day (a "Limit Price"); (b) a day on which the official settlement price (the "Settlement Price") on the Relevant Exchange of a Benchmark Crude Oil Contract underlying the Applicable Index is the Limit Price; (c) the failure of a Relevant Exchange to determine, announce or publish the Settlement Price with respect to a Benchmark Crude Oil Contract underlying the Applicable Index; (d) the material suspension of trading in any Benchmark Crude Oil Contract underlying the Applicable Index on a Relevant Exchange; (e) the failure of trading to commence, or the permanent discontinuation of trading, in any Benchmark Crude Oil Contract underlying the Applicable Index on any Relevant Exchange; and (f) the imposition of any material limitation on trading in any Benchmark Crude Oil Contract underlying the Applicable Index on any Relevant Exchange.

NASDAQ..................The Nasdaq Stock Market.

1940 ACT................the Investment Company Act of 1940, as amended.

NOTE EVENT OF DEFAULT...(i) default in payment of principal amount at the Stated
                        Maturity or any amount payable upon any redemption of the Related Note; (ii) failure by Morgan Guaranty for 90 days after receipt of notice to it to comply with any of its covenants or agreements contained in the Related Note; and (iii) certain events of bankruptcy, insolvency, receivership or reorganization involving Morgan Guaranty or certain affiliates.

NYMEX...................the New York Mercantile Exchange.

OPTIONAL REDEMPTION.....the redemption of ComPS by the holders thereof on any
                        Optional Redemption Date for the ComPS Early Redemption Price.

OPTIONAL REDEMPTION
DATE....................each March 4 prior to Stated Maturity, subject to extension in the case of (i) delay in the provision by DTC of the Applicable Notice or (ii) the occurrence and continuance of a Market Disruption Event.

PREFERRED SECURITIES....the ComPS and any other preferred securities issued by the Trust.

PRINCIPAL AMOUNT........at any time, (i) in the case of ComPS, the Redemption
                        Value or Early Redemption Value, as applicable, as if determined as of such time, and (ii) in the case of the Related Note, the principal amount thereof at such time determined pursuant to the terms thereof.

REDEMPTION DATE.........either the Stated Maturity or an Early Redemption Date, as applicable.

REDEMPTION VALUE........at Stated Maturity, the Face Amount per Series B
                        Preferred Security multiplied by a fraction, the numerator of which is the Applicable Index Settlement Value and the denominator of which is the Applicable Index Commencement Value.

RELATED NOTE............the unsecured, unsubordinated debt obligation of Morgan
                        Guaranty due March 4, 2002.

RELATED NOTE GUARANTEE..the Related Note Guarantee Agreement executed by J.P.
                        Morgan for the benefit of the property trustee for the benefit of the holders of each series of securities.

ROLLOVER PERIOD.........the period during which each replacement of shorter-dated Benchmark Crude Oil Contracts with longer-dated Benchmark Crude Oil Contracts as the basis for the change in value of the Applicable Index occurs.

SECURITIES..............the Series B Securities and any other securities issued by the Trust.

SECURITIES ACT..........the Securities Act of 1933, as amended.

SENIOR INDEBTEDNESS.....with respect to Morgan Guaranty, the principal of, premium, if any, and interest on (a) all indebtedness of Morgan Guaranty for money borrowed, whether outstanding as of the date hereof or hereafter created, issued or incurred (other than Morgan Guaranty's obligations to its depositors), except any indebtedness expressly subordinated to such Senior Indebtedness, and (b) any deferrals, renewals or extensions of any such Senior Indebtedness.

SERIES B COMMON
SECURITIES..............the common securities of the Trust representing an undivided beneficial interest in the Related Note (and the proceeds thereof), to be owned by J.P. Morgan.

SERIES B SECURITIES.....the ComPS and the Series B Common Securities.

SPECIAL EVENT...........either a Tax Event or an Investment Company Event.

SPECIAL REDEMPTION......upon the occurrence and during the continuation of a
                        Special Event, Morgan Guaranty will have the right to redeem the Related Note in whole or in part for cash at the Related Note Redemption Price, with the result that the Trust will redeem on a pro rata basis ComPS and related Series B Common Securities in an equal Principal Amount for cash at the ComPS Early Redemption Price.

SPECIAL REDEMPTION
DATE....................any date in respect of which upon the occurrence and continuation of a Tax Event or an Investment Company Event Morgan Guaranty shall have called for redemption in whole or in part the Related Note, and the Trust shall have called for redemption on a pro rata basis an equal Principal Amount of the ComPS and related Series B Common Securities.

STATED MATURITY.........March 4, 2002.

TAX COUNSEL.............Cravath, Swaine & Moore, special tax counsel to J.P.
                        Morgan and the Trust.

TAX EVENT...............the receipt by the Trust of an opinion of nationally recognized independent tax counsel experienced in such matters (a "Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, that there is more than an insubstantial risk that at such time or within 90 days of the date thereof (i) the Trust is or would be subject to United States Federal income tax with respect to income accrued or received on any Related Note, (ii) any contingent principal in excess of the Face Amount payable on any Related Note is not or would not be deductible by Morgan Guaranty for United States Federal income tax purposes or (iii) the Trust is or would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

TRADING DAY.............any day on which open-outcry trading on either the NYMEX or the LME is scheduled to occur or occurs.

TRUST INDENTURE ACT.....the Trust Indenture Act of 1939, as amended.

UNUSED COSTS............0.25% (0.25 percent).

                 [Alternate Page for International Prospectus]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 14, 1998)
$70,200,000
COMMODITY-INDEXED PREFERRED SECURITIES (COMPS(R)), SERIES B

ISSUED BY: J.P. MORGAN INDEX FUNDING COMPANY I
5,400,000 SHARES OF SERIES B PREFERRED SECURITIES AT $13 PER SHARE INDEXED TO THE JPMCI CRUDE OIL TOTAL RETURN INDEX
GUARANTEED TO THE EXTENT SET FORTH IN THIS PROSPECTUS SUPPLEMENT BY

J.P. MORGAN & CO. INCORPORATED
                            ------------------------

     ISSUER:

     - a statutory business trust formed by J.P. Morgan & Co. Incorporated for the sole purpose of issuing the Series B Securities and other securities of separate series and lending the proceeds of such issuances to Morgan Guaranty, the principal banking subsidiary of J.P. Morgan. J.P. Morgan will unconditionally guarantee, on a subordinated basis, the payment of the calculated indexed principal amount of the ComPS. This amount may be more or less than the issue price.

     GENERAL:

     - Issue price and Initial Face Amount of $13 per share
     - Full principal-at-risk security with no guaranteed return
     - The ComPS do not pay any dividends
     - March 4, 2002 final redemption date
     - ComPS represent 100% undivided beneficial interests in a note issued by Morgan Guaranty, the principal amount of which is indexed to crude oil. Thus the ComPS have the market risk of oil and the credit risk of J.P. Morgan
     - Approved for listing on the American Stock Exchange under the symbol
       "JPW"

     PAYMENT AT MATURITY:

     - Face Amount x [Ending Index/Beginning Index minus Factor]
     - The Factor, 8% or 0.08, reduces your return and represents the costs charged by the issuer to hedge the ComPS
     - The Beginning Index will be set on the day of pricing
     - The Ending Index will be a 10-day average of the crude oil index at maturity

     INDEX:

     The crude oil index is the JPMCI crude oil total return which represents the cumulative return of holding an unleveraged position in the designated nearby crude oil futures underlying the index plus a collateral yield component. The collateral yield component accrues on the fluctuating index value at the most recent weekly auction rate for 3-month U.S. Treasury Bills.

     BEFORE YOU DECIDE TO INVEST IN THE COMPS, CAREFULLY READ THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE S-10.

     The ComPS are indexed securities, they are not a fund nor are they bank deposits. The ComPS are not insured by the FDIC or any other federal agency. The ComPS are not futures contracts and do not represent an actual investment in futures contracts. ComPS are obligations of the issuer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the ComPS or passed upon the adequacy of this Prospectus Supplement or the attached Prospectus. Any representation to the contrary is a criminal offense.

----------------------------------------------------------------------------------------------------------------------
                                                     PUBLIC           PROCEEDS TO THE TRUST         UNDERWRITING
                                                 OFFERING PRICE         (BEFORE EXPENSES)          COMMISSIONS(1)
----------------------------------------------------------------------------------------------------------------------
Per Series B Preferred Security............          $13.00                   $13.00                   $0.195
----------------------------------------------------------------------------------------------------------------------
Total......................................       $70,200,000              $70,200,000              $1,053 ,000
----------------------------------------------------------------------------------------------------------------------

(1) Because the proceeds of the ComPS will be lent to Morgan Guaranty, Morgan Guaranty has agreed to pay the underwriters a commission.
                            ------------------------
     The ComPS offered hereby are offered by the underwriters subject to various conditions. The underwriters expect to deliver the ComPS in book-entry form only through The Depository Trust Company on or about March 3, 1999.

J.P. MORGAN SECURITIES LTD.

February 25, 1999.

                 [Alternate Page for International Prospectus]

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated the date hereof (the "Underwriting Agreement"), the Trust has agreed to sell to the underwriters named below (the "Underwriters") and the Underwriters, for whom JPMSI is acting as representative (the "Representative"), have severally agreed to purchase, the respective number of ComPS set forth opposite their names below. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the ComPS offered hereby if any of the ComPS are purchased. Under certain circumstances, the commitments of nondefaulting Underwriters may be increased as set forth in the Underwriting Agreement. J.P. Morgan Securities Ltd. is acting as a securities dealer and will not purchase any ComPS directly from the Trust.

                                                            NUMBER OF COMPS
                       UNDERWRITER                          ---------------
J.P. Morgan Securities Inc. ..............................     4,910,000
EVEREN Securities, Inc. ..................................        70,000
Interstate/Johnson Lane Corporation.......................        70,000
Johnson Rice & Company L.L.C. ............................        70,000
Petrie Parkman & Co. .....................................        70,000
Bidwell & Co. ............................................        35,000
Crowell, Weedon & Co. ....................................        35,000
Gaines, Berland Inc. .....................................        35,000
Hanifen, Imhoff Inc. .....................................        35,000
Kirkpatrick, Pettis, Smith, Polian Inc. ..................        35,000
Stifel, Nicolaus & Company, Incorporated..................        35,000
                                                               ---------
          Total...........................................     5,400,000

     The Underwriters initially propose to offer the ComPS, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession of $0.13 per Series B Preferred Security. After the initial offering, the public offering price and such concession may be changed.

     In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series B Preferred Securities. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. In addition, the Underwriters may bid for, and purchase, in the open market to cover syndicate shorts or to stabilize the price of the Series B Preferred Securities. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Series B Preferred Securities in the offering, if the syndicate repurchases previously distributed Series B Preferred Securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Series B Preferred Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     In view of the fact that the proceeds of the sale of the ComPS will ultimately be used to purchase the Related Note of Morgan Guaranty, the Underwriting Agreement provides that Morgan Guaranty will pay as compensation ("Underwriters' Compensation") to the Underwriters $0.195 per Series B Preferred Security (or $1,053,000 in the aggregate) for the account of the Underwriters.

     The ComPS have been approved for listing on the Amex under the symbol "JPW", subject to official notice of issuance. Trading of the ComPS on the Amex is expected to commence within a 30-day period after the date of this Prospectus Supplement. Prior to this offering, there has been no market for the ComPS.

                 [Alternate Page for International Prospectus]

     The Trust and J.P. Morgan have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     This Prospectus Supplement and related the Prospectus may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the ComPS. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

                 [Alternate Page for International Prospectus]

     The Underwriters, certain agents and their associates may be customers of, engage in transactions with, and perform services for, J.P. Morgan in the ordinary course of business.

     The Representative is an indirect, wholly-owned subsidiary of J.P. Morgan. The participation of the Representative in the offer and sale of the ComPS complies with the requirements of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate and complies with any restrictions imposed on such Representative by the Board of Governors of the Federal Reserve System.

     Because the NASD is expected to view the Preferred Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Rules of Conduct. Offers and sales of Preferred Securities will be made only to (i) "qualified institutional buyers", as defined in Rule 144A under the Act; (ii) institutional "accredited investors", as defined in Rule 501(a)(1)-(3) of Regulation D under the Act or
(iii) investors for whom an investment in non-convertible investment grade commodity-indexed preferred securities is appropriate. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

PROSPECTUS
$650,000,000
J.P. MORGAN INDEX FUNDING COMPANY I
Preferred Securities guaranteed to the extent set forth herein by

J.P. MORGAN & CO. INCORPORATED
                            ------------------------

J.P. Morgan Index Funding Company I (the "Trust"), a Delaware statutory business trust, may offer, from time to time, preferred securities of separate series representing undivided beneficial interests in certain assets of the Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities out of moneys held by the Trust and payments on liquidation, redemption or otherwise with respect to such Preferred Securities will be guaranteed on a subordinated basis by J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan"), to the extent described herein (the "Guarantee"). See "Description of the Guarantee". The Trust, on behalf of holders of Securities (as defined below) of each series, will invest the proceeds from the issuance of Preferred Securities and related common securities (the "Common Securities" and, together with the Preferred Securities, the "Securities") in unsecured notes associated with each such series (each, a "Related Note") of Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), a trust company with full banking powers organized under the laws of the State of New York, and payments to the Trust on liquidation, redemption or otherwise with respect to the Related Notes will be guaranteed on a subordinated basis by J.P. Morgan to the extent described herein (the "Related Note Guarantee"). See "Description of the Related Note Guarantee". J.P. Morgan's obligations under the Guarantee and Related Note Guarantee are subordinate and junior in right of payment to all other liabilities of J.P. Morgan and rank pari passu with the most senior preferred stock outstanding as of the date hereof of J.P. Morgan. Related Notes associated with a series of Securities may be issued and sold from time to time by Morgan Guaranty to the Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities of such series of the Trust. J.P. Morgan, through its obligations under the Guarantee, the Related Note Guarantee and the Amended and Restated Declaration of Trust, taken together, will provide a full and unconditional guarantee, on a subordinated basis, of payments due on the Preferred Securities.

Specific terms of the Preferred Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement") with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security (including, without limitation, a description of any indexation thereof), initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific Related Note of Morgan Guaranty;
(ii) in the case of the applicable Related Note, the specific designation, aggregate principal amount (including, without limitation, a description of any indexation thereof), denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Morgan Guaranty, if any, to defer payment of interest on the Related Note and the maximum length of such deferral period, and (iii) the initial public offering price, subordination terms, and other specific terms of the offering.

The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $650,000,000. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States Federal income tax considerations, if applicable, for purchasers and holders of the Offered Securities.

SEE "RISK FACTORS WITH RESPECT TO ALL PREFERRED SECURITIES" ON PAGE 25 AND "RISK FACTORS WITH RESPECT TO COMPS" ON PAGE 26 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN ANY PREFERRED SECURITIES OR COMPS, AS APPLICABLE. AN INVESTOR IN COMPS COULD LOSE ITS ENTIRE INVESTMENT.

The Trust may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution". If any agents of the Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

No dealer, salesperson or any other individual has been authorized by the Trust or J.P. Morgan to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of J.P. Morgan, Morgan Guaranty or the Trust since the date hereof.

THE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
July 14, 1998.

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by J.P. Morgan and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to J.P. Morgan, the Trust and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     J.P. Morgan is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning J.P. Morgan may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at http:/www.sec.gov. Information provided to or filed with the Commission by J.P. Morgan pursuant to the Exchange Act can be located by reference to the Commission file number 1-5885. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, on which J.P. Morgan common stock is traded, at 20 Broad Street, New York, New York 10005.

     No separate financial statements of the Trust have been included herein. J.P. Morgan does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned by J.P. Morgan, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities and investing the proceeds thereof in Related Notes to be issued by Morgan Guaranty, and (iii) the obligations of the Trust under the Preferred Securities that may be issued from time to time are fully and unconditionally guaranteed, on a subordinated basis, by J.P. Morgan to the extent that the Trust has funds available to meet such obligations. See "Description of the Related Notes", "Description of the Guarantee" and "Description of the Related Note Guarantee".

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     J.P. Morgan hereby incorporates by reference in this Prospectus J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1997 (included in its Annual Report to Stockholders) and J.P. Morgan's Reports on Form 8-K dated January 15, 1998, February 19, 1998, March 27, 1998, April 14, 1998 and May 5, 1998 heretofore filed pursuant to Section 13 of the Exchange Act.

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

     In addition, all reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     J.P. MORGAN WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO THE OFFICE OF THE SECRETARY, J.P. MORGAN & CO. INCORPORATED, 60 WALL STREET, NEW YORK, NEW YORK 10260-0060. TELEPHONE REQUESTS MAY BE DIRECTED TO (212) 648-3380.

                         J.P. MORGAN & CO. INCORPORATED

     J.P. Morgan, whose origins date to a merchant banking firm founded in London in 1838, is the holding company for subsidiaries engaged globally in providing a wide range of financial services to institutions, corporations, governments, financial institutions, institutional investors, professional firms, privately held companies, nonprofit organizations and financially sophisticated individuals. J.P. Morgan's activities are summarized as follows:

FINANCE AND ADVISORY

     The Finance and Advisory sector encompasses the sophisticated advisory, capital raising, and financing work that J.P. Morgan does for its broad base of clients around the world -- including corporations, financial institutions, governments, municipalities, and individuals. J.P. Morgan's expertise is based on an in-depth knowledge of its clients' needs and of the industries and financial markets in which they operate.

     In partnership with clients, J.P. Morgan's advisory professionals analyze the risks and rewards of such strategic alternatives as merger, acquisition, divestiture, privatization, and recapitalization. J.P. Morgan also looks for ways to unlock value when analyzing a client's capital structure. J.P. Morgan's debt and equities underwriting business provides clients with the capability to raise the capital necessary to execute their strategies. High-quality research is an integral part of this business.

     J.P. Morgan's credit activities include meeting clients' financing needs by arranging and syndicating loans and other credit facilities. They also include the responsibility for managing the firm's credit risk arising from traditional credit activities as well as J.P. Morgan's derivatives trading activities.

MARKET MAKING

     J.P. Morgan's market making activities provide clients with around-the-clock access to global markets. J.P. Morgan makes markets in fixed income, equities, foreign exchange, commodity instruments, and derivatives in both developed and emerging markets. J.P. Morgan also develops customized transactions to assist clients in managing risk and enhancing returns. J.P. Morgan provides research to help clients assess opportunities and track performance. J.P. Morgan takes positions to facilitate client transactions and to benefit from its role as a market maker.

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

     J.P. Morgan's clients include banks, other nonbanks, financial institutions, corporations, governments and their agencies, leveraged funds, pension funds, mutual funds, and individuals.

     J.P. Morgan's fixed income activities include acting as a primary dealer in U.S. and foreign government securities; making markets in money market instruments, U.S. government agency securities, corporate debt securities, swaps and other derivatives; and helping clients manage their exposure to interest rate and foreign exchange risk.

     J.P. Morgan's emerging markets activities include acting as a dealer and market maker in securities and derivatives from non-G-10 countries in Latin America, Eastern Europe, Asia, and Africa. While many of J.P. Morgan's emerging market activities involve fixed income securities, J.P. Morgan deals in many other markets and instruments.

     J.P. Morgan's equities market making activities include acting as both agent and principal to facilitate clients' transactions in exchange-listed and over-the-counter securities. J.P. Morgan also structures equity derivatives for clients.

     J.P. Morgan's foreign exchange capabilities include making markets in spot, options, and short-term interest rate products, in order to help clients manage their foreign currency exposures.

     J.P. Morgan's commodities activities include advising clients on developing hedging, investment, and commodity-linked financing strategies. J.P. Morgan also provides commodity services which may include the settlement of physical trades in various metal and oil markets and metal borrowing and lending services.

ASSET MANAGEMENT AND SERVICING

     J.P. Morgan provides a wide range of investment-related services, including: global asset management for pension plans, governments, endowments, and foundations; integrated financial services for high-net worth individuals; fully bundled services for defined contribution pension plans through American Century Companies; and mutual fund distribution to intermediaries.

     J.P. Morgan's global dedicated research capabilities support portfolio management across all asset classes and markets. With the acquisition of O'Connor Realty Advisors, a real estate investment firm, J.P. Morgan has further broadened its expertise and ability to bring a full range of investment options to its clients. This spectrum of capabilities is delivered to institutional and individual investors in both discretionary account and mutual fund form.

     In July 1997, J.P. Morgan agreed to purchase a 45% interest in American Century Companies, the fourth largest U.S. no-load direct mutual fund company. With this investment, which was concluded in January 1998, J.P. Morgan has gained scale expertise in technology and operations for distribution and servicing, as well as complementary investment capabilities that broaden its product offerings significantly. J.P. Morgan has formed a business partnership with American Century to pursue jointly the growing retirement plan market, distribution of mutual funds to third parties such as financial advisors, and other opportunities in integrated personal financial services.

     J.P. Morgan offers ultra high-net worth clients an advice-based integrated array of financial services that includes tax-advantaged asset structures; a wide range of investment options, including managed portfolios and brokerage; and credit and liquidity services. These capabilities form the foundation for an expansion of services to investors that will be pursued selectively.

     J.P. Morgan's futures and options brokerage group provides institutional clients with worldwide access to major exchanges by acting as brokers in executing and clearing contracts. Currently, J.P. Morgan has dealers on 51 exchanges around the world. J.P. Morgan operates, under contract, the Euroclear System, the world's largest clearance and settlement system for internationally traded securities. J.P. Morgan provides credit and deposit services to Euroclear participants. In addition, J.P. Morgan provides certain operational services such as the administration of American depository receipt (ADR) programs.

EQUITY INVESTMENTS

     J.P. Morgan invests for its own account on a global basis in private equity and equity-related securities in leveraged and unleveraged acquisitions, privatizations, recapitalizations, rapidly growing companies, expansion financings, turnaround situations, and other special equity situations. These investments are made with the objective of maximizing total return, which is a measure of both long-term appreciation and net recognized gains.

     The Equity Investments group works closely with other areas of J.P. Morgan to capture the competitive advantage of J.P. Morgan's global presence and expertise in sourcing, evaluating, managing, and exiting investments. Opportunities often develop through relationships with clients. J.P. Morgan has also managed initial public offerings and high-yield debt issues, arranged credit facilities, and provided mergers and acquisitions advice to portfolio companies at later stages of their development.

PROPRIETARY INVESTING AND TRADING

     J.P. Morgan takes market and credit risk positions for our own account using both relative value and directional risk-taking strategies to enhance the value of the firm. J.P. Morgan uses a relative value strategy when they anticipate changes in relationships between markets and classes of instruments (e.g., a change in prices between bonds and swaps) or when they believe certain assets are fundamentally mispriced by the market. J.P. Morgan uses directional strategies in an attempt to profit from its anticipation of how it believes a market will move (e.g., absolute rates or prices will go up or down). Experienced market professionals manage these strategies and use them over many currencies and types of instruments, including fixed income securities, foreign exchange, equity securities, commodity products, and related derivatives.

     Positions may be held for long or short periods of time, depending on the strategy and actual market performance. Certain longer-term strategies are considered to be investment activities and tend to utilize government, mortgage-backed, and corporate debt securities.

     J.P. Morgan also manages its liquidity and capital profile to ensure it has access to funding at a reasonable cost, even under adverse circumstances, to support all the business activities of the firm. A strong capital position is an integral part of J.P. Morgan's liquidity management because it enables the firm to raise funds as inexpensively as possible in a variety of international markets.

REGULATION

     J.P. Morgan is subject to regulation under the Bank Holding Company Act of 1956 (the "Bank Act"). Under the Bank Act, J.P. Morgan is required to file reports with the Board of Governors of the Federal Reserve System (the "Board"). J.P. Morgan is also subject to examination by the Board. The Bank Act prevents J.P. Morgan and its subsidiaries from engaging in activities not related to banking, and limits the amount of securities it can acquire of a company engaging in nonbanking activities. An exception may be made if the Board determines that the company's activities are closely related to banking. Federal law and Board interpretations limit the extent to which J.P. Morgan can engage in certain aspects of the securities business. The Glass-Steagall Act prohibits bank affiliates that are members of the Federal Reserve System -- including J.P. Morgan Securities Inc. ("JPMSI"), a "Section 20" subsidiary, -- from being engaged principally in bank-ineligible underwriting and dealing activities (mainly corporate debt and equity securities). This prohibition restricts JPMSI's gross revenues from these activities to a maximum of 25% of total gross revenues.

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

     J.P. Morgan's largest subsidiary, Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), is a member of the Federal Reserve System and a member of the Federal Deposit Insurance Corporation ("FDIC"). Its business is subject to both U.S. federal and state law. It is examined and regulated by U.S. federal and state banking authorities. J.P. Morgan and its nonbank subsidiaries are affiliates of Morgan Guaranty within the meaning of the applicable federal statutes. Morgan Guaranty is subject to restrictions on loans and extensions of credit to J.P. Morgan and certain other affiliates. It is also restricted on some other types of transactions with J.P. Morgan, or involving J.P. Morgan's securities.

     Among other wholly owned subsidiaries:

     JPMSI is a broker-dealer registered with and subject to regulation by the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, the New York Stock Exchange, and other exchanges.

     J.P. Morgan Futures Inc. is subject to regulation by the Commodity Futures Trading Commission, the National Futures Association, and the commodity exchanges and clearinghouses of which it is a member.

     J.P. Morgan Investment Management Inc. is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended.

     J.P. Morgan subsidiaries conducting business in other countries are also subject to regulations and restrictions imposed by those jurisdictions, including capital requirements.

     The principal executive office of J.P. Morgan is located at 60 Wall Street, New York, New York 10260-0060, and its telephone number is (212) 483-2323.

     As used in this Prospectus, unless the context otherwise requires, the term "J.P. Morgan" refers to J.P. Morgan & Co. Incorporated and its consolidated and unconsolidated subsidiaries.

                      J.P. MORGAN INDEX FUNDING COMPANY I

     J.P. Morgan Index Funding Company I, is a statutory business trust formed on December 12, 1996 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to (i) a declaration of trust among the Trustees and J.P. Morgan and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on December 12, 1996, which was restated pursuant to the filing of a restated certificate of trust with the Secretary of State of the State of Delaware on September 30, 1997. On March 26, 1998, J.P. Morgan, as sponsor, and the Trustees entered into an amended and restated declaration of trust, dated March 26, 1998 (the "Declaration"), filed as an exhibit to the Registration Statement of which this Prospectus form a part. The Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). J.P. Morgan Index Funding Company LLC, a Delaware limited liability company (the "Company") has been merged into the Trust (the "Merger") pursuant to (i) an Agreement and Plan of Merger between the Trust and the Company and (ii) a Certificate of Merger merging the Company into the Trust filed with the Secretary of State of the State of Delaware. By operation of law, the Trust has become the owner of all assets of the Company, including any outstanding Related Notes, and has succeeded to all the obligations of the Company, including any outstanding Preferred Securities, and Common Securities theretofore issued by the Company, including the 2.5% Series A Securities, and all the rights of the Company, including in respect of any related note guarantee executed in connection with such Securities. Following the effectiveness of the Merger, any such outstanding Preferred Securities and Common Securities represent an undivided beneficial interest in the corresponding Related Note.

     This description summarizes the material terms of the Declaration and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

SECURITIES

     Upon issuance of any Preferred Securities of any series, the holders thereof will own all of the issued and outstanding Preferred Securities of such series, and J.P. Morgan will own all of the issued and outstanding Common Securities of such series. The certificates for each series will represent a fractional undivided beneficial interest in certain assets of the Trust consisting of the corresponding Related Note of Morgan Guaranty and the proceeds thereof, all monies due and to become due under such Related Note, and the right to receive a portion of the payments of principal of and interest on such Related Note. J.P. Morgan will acquire the Common Securities of each series in a principal amount equal to 0.001% of the total principal amount of such series and will own all the issued and outstanding Common Securities of the Trust which will represent 0.001% of the total capital of the Trust. The Preferred Securities of any series and the Common Securities of such series will rank pari passu with each other and will have equivalent payment terms; provided that (i) if a Note Event of Default (as defined herein) under the Related Note of such series occurs and is continuing, the holders of Preferred Securities of such series will have a priority over holders of Common Securities of such series with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. A Note Event of Default under a Related Note of one series will not prohibit payments in respect of distributions and payments upon liquidation, redemption and maturity under a Related Note corresponding to any other series of Securities or under such Securities. No holder of Securities of any series shall have any claim on, or right to, any assets allocated to, or associated with, any other series (except if, and to the extent that, such holder is also a holder of Securities of such other series). The Trust exists for the exclusive purposes of
(a) issuing its series of Securities, (b) investing the gross proceeds from the sale of the Securities in Related Notes of Morgan Guaranty and (c) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of any series of the Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration (which term shall include any Declaration Supplement), the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees (the "Trustees") of the Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of J.P. Morgan. The fourth such trustee will be U.S. Bank Trust National Association, which is unaffiliated with J.P. Morgan and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is Wilmington Trust Company, which has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to the Declaration, legal title to each Related Note will be held by the Property Trustee for the benefit of the holders of the corresponding series of the Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to such Related Notes. In addition, the Property Trustee will maintain exclusive control of a separate segregated non-interest-bearing bank account for each series of Securities (the "Property Account") to hold all payments in respect of the corresponding Related Note for the benefit of the holders of each such series of Securities. The Property Trustee will promptly make distributions to the holders of a series of Securities of the Trust out of funds from the corresponding Property Account. The Guarantee is separately qualified under the Trust Indenture Act and will be held by U.S. Bank Trust National Association, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to the Trust refers to U.S. Bank Trust National Association acting either in its capacity as a Trustee under the Declaration and the holder of legal title to the Related Notes or in its capacity as indenture trustee under, and the holder of, the Guarantee, as the context may require. J.P. Morgan, as the owner of all the series of Common Securities, will have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least five and the majority of Trustees shall be Regular Trustees. The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Securities. The term of the Trust will be until November 21, 2105, but the Trust may terminate earlier as provided in the Declaration.

     The duties and obligations of the Trustees of the Trust will be governed by the Declaration. Under the Declaration, the Trust (on behalf of a series of Securities or otherwise) shall not, and the Trustees of the Trust shall not cause the Trust (on behalf of a series of Securities or otherwise) to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration. In particular, the Trust (on behalf of a series of Securities or otherwise) shall not, and the Trustees of the Trust shall cause the Trust (on behalf of a series of Securities or otherwise) not to, (a) invest any proceeds received by the Trust from holding the Related Notes, but shall promptly distribute from the applicable Property Account all such proceeds to holders of the corresponding series of its Securities pursuant to the terms of the Declaration and of such series of Securities; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust Property for other than a Trust purpose; (d) make any loans, other than loans represented by such Related Notes; (e) exercise any power or otherwise act in such a way as to vary the assets of the Trust or the terms of its Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than its Securities; (g) incur any indebtedness for borrowed money or (h)
(i) direct the time, method and place of exercising any trust or power conferred upon the Property Trustee of the Trust with respect to any series of its Securities, (ii) waive any past default that is waivable under the applicable Related Note or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all the Related Note associated with any series deposited in the Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of any such Related Note or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received (i) an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that the Trust will continue to be classified as a grantor trust for United States Federal income tax purposes and (ii) if required, the approval of the holders of the Securities for the taking of any action. See "J.P. Morgan Index Funding Company
I -- Voting" and "Description of the ComPS -- Voting Rights".

BOOKS AND RECORDS

     The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or such holder's representative for
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

any purpose reasonably related to such holder's interest in the applicable Related Note held by the Trust during normal business hours. Separate and distinct books and records will be maintained by the Trust for each series of Securities, and the assets associated with, or related to, any such series will be held and accounted for separately from the assets of the Trust generally or from the assets associated with, or related to, any other series of Securities.

VOTING

     Except as set forth below and under "Description of the ComPS -- Voting Rights" and under "Events of Default" below and as provided under the Business Trust Act, the Declaration and the Trust Indenture Act, holders of Preferred Securities will have no voting rights.

     If any proposed amendment to the Declaration provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution or bankruptcy of the Trust, then the holders of outstanding Securities will be entitled to vote on such amendment or proposal as a class and such amendment or proposal shall not be effective except with the approval of the holders of Securities representing a majority in principal amount of such Securities; provided, however, that if any amendment or proposal referred to in clause (i) above would adversely affect only certain series of the Preferred Securities or certain series of the Common Securities, then only the affected series or class, as applicable, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in principal amount of such series or class, as applicable, of Securities.

THE PROPERTY TRUSTEE

     The Property Trustee, for the benefit of the holders of the Securities, is authorized under the Declaration to exercise all rights with respect to each Related Note deposited in the Trust as trust assets, including its rights as the holder of any such Related Note to enforce the Trust's rights under such Related Note upon the occurrence of a Note Event of Default. The Property Trustee is also authorized to enforce the rights of the Trust under the Related Note Guarantee. Holders of at least a majority in principal amount of the Preferred Securities of all series or of the affected series, as applicable, of the Trust will have the right to direct the Property Trustee for the Trust with respect to certain matters under the Declaration and the Related Note Guarantee; provided that (a) such direction would not conflict with any applicable law or the Declaration and would not result in any personal liability or expense to the Property Trustee, (b) such direction would not cause the Trust not to be properly classified as a grantor trust for U.S. Federal income tax purposes and
(c) the Property Trustee may take any other action deemed proper by the Property Trustee which is not inconsistent with such direction. In addition, under certain circumstances, a holder of the outstanding ComPS may directly institute Direct Action against J.P. Morgan without first instituting a legal proceeding against the Trust, the Property Trustee or any other person or entity. See "J.P. Morgan Index Funding Company I -- Events of Default", "Risk Factors With Respect to All Preferred Securities -- Limitations on Rights Under the Guarantee, the Related Note Guarantee and the Related Note" and "Description of the Related Note Guarantee -- Remedies of the Trust and Holders of the ComPS". The Declaration will provide that the Sponsor will pay the Property Trustee's fees and expenses and will indemnify the Property Trustee in respect of certain matters.

     The Property Trustee is a depository for funds and performs other services for, and transacts other banking business with, J.P. Morgan in the normal course of business.

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

DISTRIBUTIONS

     Pursuant to the Declaration, distributions on any series of Securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account relating to such series to permit such payment. The funds available for distribution to the holders of any series of Securities will be limited to payments received by the Property Trustee in respect of the Related Note of such series. If Morgan Guaranty does not make interest payments on the Related Note of any series, the Property Trustee will not make distributions on the corresponding series of Securities. Under the Declaration, except as set forth below, if and to the extent Morgan Guaranty does make interest payments on the Related Note of any series, the Property Trustee is obligated to make distributions on the corresponding series of Securities on a Pro Rata Basis (as defined below). The payment of distributions on each series of the Preferred Securities is guaranteed by J.P. Morgan on a subordinated basis as and to the extent set forth under "Description of the Guarantee." The Guarantee, when taken together with J.P. Morgan's obligations under the Related Note Guarantee and its obligations under the Declaration, provides a full and unconditional guarantee from the time of issuance of each series of the Preferred Securities of amounts due on such Preferred Securities. Such Guarantee itself, however, covers distributions and other payments on such series of Preferred Securities only if and to the extent that Morgan Guaranty has made a payment to the Property Trustee of interest or principal on the Related Note of such series. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of any series of Securities according to the aggregate principal amount of all Securities of such series held by the relevant holder in relation to the aggregate principal amount of the Securities of such series outstanding unless, in relation to a payment, a Note Event of Default under the Related Note of such series has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such series pro rata according to the aggregate principal amount of the Preferred Securities of such series held by the relevant holder in relation to the aggregate principal amount of all the Preferred Securities of such series outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities of such series to each holder of Common Securities of such series pro rata according to the aggregate principal amount of such Common Securities of such series held by the relevant holder in relation to the aggregate principal amount of all Common Securities of such series outstanding.

EVENTS OF DEFAULT

     In the event that the Trust fails to pay dividends or other distributions on the Securities of any series for 30 days following the date on which such payment was due in accordance with the terms of such Securities or if a Note Event of Default occurs and is continuing with respect to the Related Note of any series (a "Note Event of Default"), an Event of Default under the Declaration will occur and be continuing with respect to any outstanding Securities of such series. In such event, the Declaration provides that (a) holders of a majority in principal amount of Preferred Securities of such series, acting as a single class, may cause the Trust, on behalf of holders of Securities of such series, by written direction to the Property Trustee, to waive any such Note Event of Default or to enforce the Trust's rights, on behalf of holders of Securities of such series, under the applicable Related Note against Morgan Guaranty or under the Related Note Guarantee against J.P. Morgan or, in the case of any failure to pay dividends or other distributions, to cause the Trust to declare and pay such dividends or distributions; provided, that such payments shall be paid solely from the proceeds of interest or other payments made on the applicable Related Note and received by the Trust on behalf of such holders and (b) in the case of a Note Event of Default that is attributable to the failure of Morgan Guaranty to pay principal of or interest on the Related Note on the date such principal or interest is otherwise payable (or in the case of a redemption, on the redemption date) any holder of the outstanding Preferred Securities may directly institute a proceeding under the Related Note Guarantee with respect to the Preferred Securities against J.P. Morgan for enforcement of payment to such holder of the related principal amount of or interest on the Preferred Securities of such holder (a "Direct Action") on or after the date of the occurrence of such Note Event of Default without first instituting a legal proceeding against the Trust, the Property Trustee or any other person or entity. Notwithstanding any payments made to such holder of Preferred Securities by J.P. Morgan in connection with a Direct Action, J.P. Morgan shall remain obligated to pay the principal of and interest on the Preferred Securities, and the rights of J.P. Morgan, as Guarantor, shall be subrogated to the rights of such holder of Preferred Securities with respect to payments on the Preferred Securities to the extent of any payment made by J.P. Morgan to such holder of Preferred Securities in such Direct Action. Notwithstanding the foregoing, the right of any holder of Securities of any series to receive payments or distributions on such series of Securities in accordance with the terms of the Declaration or such Securities on or after the respective payment dates therefor, or to institute suit for the enforcement of any such payment on or after such payment dates, shall not be impaired without the consent of such holder.

RECORD HOLDERS

     The Declaration provides that the Trustees of the Trust may treat the person in whose name a certificate representing Preferred Securities is registered on the books and records of the Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form and will be represented by a global certificate registered on the books and records of the Trust in the name of The Depositary Trust Company ("DTC") or its nominee. Under the Declaration:

          (i) the Trust and the Trustees shall be entitled to deal with DTC (or any successor) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the Declaration and, except as set forth in the Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in any Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by DTC or its nominee; and

          (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through DTC (or any successor) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and DTC and/or its participants. With respect to any Preferred Securities registered in the name of and held by DTC or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, DTC (or its successor).

     The specific terms of the depositary arrangement with respect to the Preferred Securities of the Trust will be disclosed in the applicable Prospectus Supplement.

DEBTS AND OBLIGATIONS

     The Declaration provides that any person or entity extending credit to, contracting with, or having any claim against, the Trust with respect to any series of Securities may look only to the assets of the Trust associated with such series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to such series. In the Declaration, J.P. Morgan has agreed to pay for all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. The foregoing obligations of J.P. Morgan under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed a (a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of J.P. Morgan directly against J.P. Morgan and J.P. Morgan has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against J.P. Morgan. J.P. Morgan has agreed in the Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

     The business address of the Trust is c/o J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, New York 10260-0060, telephone number (212) 648-2323.

                                USE OF PROCEEDS

     The proceeds to the Trust from the sale of the Preferred Securities offered from time to time hereby and related Common Securities will be invested in one or more Related Notes of Morgan Guaranty, the proceeds of which will be used by Morgan Guaranty for general corporate purposes and for hedging its obligation under the relevant Related Note, except as may otherwise be set forth in the applicable Prospectus Supplement.

                       CONSOLIDATED RATIOS OF J.P. MORGAN

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

                                                            Year ended December 31,
                                                 ---------------------------------------------
                                                 ---------------------------------------------
                                                 1997    1996     1995       1994      1993(a)
                                                 ----    ----    -------    -------    -------
Excluding Interest on Deposits.................  1.27    1.35     1.35       1.40       1.70(a)
Including Interest on Deposits.................  1.20    1.26     1.24       1.28       1.46(a)

---------------

     (a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

  CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS

                                                            Year ended December 31,
                                                 ---------------------------------------------
                                                 ---------------------------------------------
                                                 1997    1996     1995       1994      1993(a)
                                                 ----    ----    -------    -------    -------
Excluding Interest on Deposits.................  1.26    1.34     1.34       1.39       1.69(a)
Including Interest on Deposits.................  1.20    1.25     1.23       1.27       1.46(a)

---------------

     (a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.

                         DESCRIPTION OF ALL SECURITIES

     The Trust is authorized by the Declaration to issue, from time to time, one or more series of Securities having terms described in the Prospectus Supplement relating to each. Each series of Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred or other special rights or such restrictions, as shall be set forth in the Prospectus Supplement relating to such Securities, including (i) the distinctive designation of such Securities, (ii) the number of Securities issued in such series, (iii) the annual distribution rate (or method of determining such rate) for such Securities and the date or dates upon which such distributions shall be payable, (iv) whether distributions on such Securities shall be cumulative, and, in the case of Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on such Securities shall be cumulative, (v) the amount or amounts (or the method for determining such amount or amounts) which shall be paid out of the assets of the Trust associated with such series of Securities to the holders of such Securities upon voluntary or involuntary dissolution of the Trust, (vi) the obligation, if any, of the Trust to purchase or redeem, and the option of the holders of Securities, if any, to redeem Securities issued by the Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which such Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation, (vii) the voting rights, if any, of such Securities in addition to those required by law, including the number of votes per Security and any requirement for the approval by the holders of Securities as a condition to specified action or amendments to the Declaration, and (viii) any other relevant rights, preferences, privileges, limitations or restrictions of Securities consistent with the Declaration and with applicable law.

     All Preferred Securities offered hereby will be guaranteed, on a subordinated basis, by J.P. Morgan to the extent set forth below under "Description of the Guarantee".

     Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance from time to time of Preferred Securities of any series, the Trust will issue related Common Securities. Upon an event of liquidation of the Trust, the rights of the holders of the Common Securities of such series to payments in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities of such series. All of the Common Securities will be owned by J.P. Morgan, the sponsor of the Trust.

     Each series of Securities will be subject to redemption prior to the Stated Maturity thereof upon the occurrence of a Tax Event or an Investment Company Event (each, a "Special Event") upon the terms set forth in the applicable Prospectus Supplement.

                            DESCRIPTION OF THE COMPS

     Among the types of Preferred Securities currently contemplated for issuance by the Trust are one or more series of Preferred Securities sharing the characteristics described below (each such series, "ComPS"). The following description is a general description of all series of ComPS, and prospective purchasers of any series of ComPS should consult the applicable Prospectus Supplement for such series and other documents referred to or incorporated by reference therein (including, without limitation, any public documents filed after the date hereof and any amendments to any document referred to herein).

GENERAL

     The Principal Amount of each series of ComPS to be paid upon any amortization of principal and at the Stated Maturity of such series (the "Redemption Value") will be determined with reference to, and will fluctuate based on, the level of a commodity index (referred to herein as the "Applicable Index" or collectively as the "Applicable Indices"), as specified in the applicable Prospectus Supplement.

     The Applicable Index will be one of the following types: (i) an "excess return" index, the change in value of which will be calculated with reference to the changes in value of certain futures contracts on the relevant commodity (the "Benchmark Contracts"), which contracts are replaced regularly as the determinant of change in value of the Applicable Index according to the methodology used in calculating the JPM Indices as described herein (such index referred to herein as an "Excess Return Index"), (ii) a "total return" index, calculated in the same manner as an Excess Return Index but including an additional component of return (the "Collateral Return") arising from interest accrued on the fluctuating value of the Applicable Index (such index referred to herein as a "Total Return Index") or (iii) the price of the relevant commodity as reported in the pricing source identified in the Prospectus Supplement, which may be the settlement prices for futures contracts on the underlying commodity or prices of the underlying commodity determined by the relevant market participants, reporting services or associations at the official price determination, in each case during the applicable distribution period, Early Determination Period or Determination Period (such index referred to herein as a "Price Reference Index"). ComPS for which the Applicable Index is a Price Reference Index in which all distributions and the Principal Amount are indexed to the value at any time in U.S. dollars (the "Dollar Equivalent Value") of bullion (i.e., gold, silver, platinum or palladium) will be referred to as "Bullion ComPS". For the purposes of this Prospectus, "Principal Amount" shall mean (a) in the case of Bullion ComPS, the applicable portion of the applicable fixing price of the applicable amount of the applicable bullion commodity at any time (the "Bullion ComPS Principal Amount"), (b) in the case of all other Preferred Securities, the Redemption Value, Early Redemption Value or stated liquidation preference thereof, as applicable, as if determined as of such time, and (c) in the case of any Related Note, the principal amount thereof at such time determined pursuant to the terms thereof.

     Each commodity underlying the Applicable Index will be one of the commodities included in the J.P. Morgan Commodity Index (the "JPMCI") (i.e., aluminum, copper, nickel, zinc, heating oil, natural gas, unleaded gasoline, crude oil, gold, silver and platinum), one of the JPMCI sub-indices (including corn, soybeans and wheat), palladium or such other commodity as may be specified in the applicable Prospectus Supplement. As described herein, the JPMCI is computed on an excess return and a total return basis. The variations of the JPMCI, including the permutations of the JPMCI in the form of sub-indices, that may be based upon one or more commodities (whether computed on an excess return or total return basis) and that have been or may be originated and calculated by Morgan Guaranty, are collectively referred to herein as the "JPM Indices". JPM Indices that are based upon only one underlying commodity (whether computed on an excess return or total return basis) are referred to as "JPM Individual Indices". JPM Indices that are based upon at least two or more underlying commodities (whether computed on an excess return or total return basis) are referred to as "JPM Basket Indices".

     ComPS are principal-at-risk securities linked directly to the performance of an Applicable Index. For Bullion ComPS, if the index rises from the starting value (which is set on the day of pricing), the Redemption Value of such ComPS will be greater than the original issue price. If the Applicable Index declines from the starting value, the Redemption Value of such ComPS will be less than the original issue price. For Excess Return or Total Return ComPS, if the Applicable Index decreases over the life of the ComPS, or if the percentage increase in the Applicable Index is less than the amount of the Factor, the Redemption Value of such ComPS will be less than the Issue Price. If the percentage increase in the Applicable Index is greater than the amount of the Factor, the Redemption Value will be greater than the Issue Price. In no circumstances will the Redemption Value of the ComPS be less than zero, but the Redemption Value could be more or less than the issue price. Because an investor's principal redemption is linked to the performance of an Applicable Index calculation, it is important to understand on what the Applicable Index calculation is based. Subject to the more specific discussion of each item elsewhere in this Prospectus and in the relevant Prospectus Supplement, following is a general summary of Bullion ComPS, Excess Return ComPS and Total Return ComPS:

       BULLION COMPS

     Bullion ComPS, which are linked to the cash price of bullion (i.e., gold, silver, platinum or palladium), pay both dividends and principal based on the price of the applicable bullion. The Principal Amount of a Bullion ComPS is the Dollar Equivalent Value of a certain number or fraction of ounces of the applicable bullion. Each dividend is calculated as a percentage rate of the Principal Amount (which will fluctuate) Each full dividend will be equal to the applicable fraction of the annual dividend rate times the Dollar Equivalent Value of the spot price of the applicable bullion at such time in the London bullion market multiplied by the fractional number of ounces to which each Bullion ComPS is linked. Thus, the amount of each dividend will vary. Upon redemption, the Redemption Value will be equal to the Dollar Equivalent Value of the 10-day average of the spot price of the applicable bullion in the London bullion market multiplied by the number or fraction of ounces of the applicable bullion to which each Bullion ComPS is linked. Therefore, both the dividend payments and the Redemption Value will fluctuate based on the spot price of the applicable bullion determined in the London bullion markets. Any events which adversely affect the spot price of the applicable bullion will adversely affect both the dividend payments on and the Redemption Value of such Bullion ComPS.

       EXCESS RETURN COMPS

     ComPS which are linked to an Excess Return Index pay a fixed or floating dividend rate on the Face Amount of such ComPS (which will equal the initial price) and the Redemption Value of such ComPS is linked to the performance of the applicable Excess Return Index, reduced by the applicable Factor. At maturity, an investor will receive a principal amount determined by the following formula: Face Amount X (the 10-day average of the Applicable Index/the Applicable Index set on the day of pricing, minus the Factor). Thus, the Redemption Value is linked directly to the performance of the applicable Excess Return Index, reduced by the applicable Factor (e.g., if the ending average ending value of the Applicable Index is twice the beginning value, the Redemption Value will be twice the initial price, reduced by the applicable Factor). The Factor is a percentage which reduces the principal amount to account for the planned expenses to be incurred by the issuer in replicating the Applicable Index and issuing the ComPS.

     An Excess Return Index for JPM Individual Indices, which is described more fully herein under "The JPM Individual Indices--Excess Return Methodology", represents the cumulative return of holding an unlevered position in the designated nearby commodity futures contracts underlying such Applicable Index. Generally, since each Individual Excess Return Index is linked directly (i.e., on a one-to-one basis) to the underlying futures contracts, a 1% change on any day in the value of the specific underlying designated futures contract will create a 1% change in the value of the Applicable Index for such day. Because the designated futures contracts underlying the Excess Return indices have maturities (generally less than three months) which are shorter than the maturity of the ComPS, the index calculation methodology replaces the underlying contract used to determine the daily change in the value of the Applicable Index with the next designated contract of the same commodity on a periodic basis. This process of replacement is called "rolling", and the 5-day period during which the replacement occurs is called the "Rollover Period". For any month during which a roll occurs, the daily change in value of an Excess Return Index for all days prior to the Rollover Period is calculated as 100% of the daily change of the existing ("old") underlying designated contract. Beginning with the first day after the beginning of the Rollover Period, the daily change in an Excess Return Index is calculated based 80% on the percentage change of the old contract and 20% on the percentage change in the replacement ("new") designated contract. Similar 20% adjustments are made in the weights attributable to each contract's change such that, by the day after the Rollover Period ends and for all subsequent days until the next Rollover Period, 100% of the daily index change is attributable to the price change of the newly-designated contract.

     An Excess Return Index for JPM Basket Indices which is described more fully herein under "The JPM Basket Indices--Excess Return Methodology", represents the cumulative return of holding a basket weighted position in the designated nearby commodity futures contracts underlying such Applicable Index. Each Basket Excess Return Index is defined by a strategy that holds futures positions in each of the basket's commodities for a one month period and then rebalances the volume of commodities held for the following month based on a constant dollar weighting scheme. The rebalancing, in which the new volumes are calculated using the basket's pre-defined percentage weights for each commodity in the basket, occurs each month on the Rebalance Date. The new contract used to rebalance is the designated contract for the next month. Because the designated futures contracts underlying the Basket Excess Return indices have maturities (generally less than three months) which are shorter than the maturity of the

ComPS, the index calculation methodology replaces the underlying contract used to determine the daily change in the value of the index with the next designated contract of the same commodity on a periodic basis. This process of replacement is called "rolling", and the 5-day period during which the replacement occurs is called the "Rollover Period". For any month during which a roll occurs, the daily change in value of a Basket Excess Return Index for all days prior to the Rollover Period is calculated using the sum for all commodities of the old contract volumes multiplied by the price change of the old contracts (the sum of which is the basket's change due to its underlying futures profit and losses or "Futures P&L"). Beginning with the first day after the beginning of the Rollover Period, the Futures P&L of a Basket Excess Return Index is calculated based on 80% of the old volume multiplied by the price change of the old contract plus 20% of the new volume multiplied by the price change in the new contract. Similar 20% adjustments are made in the volumes attributable to each commodity's contracts price change each day of the Rollover Period such that, by the day after the Rollover Period ends and all subsequent days until the next Rollover Period, the daily index change attributable to futures (Futures P&L) is equal to 100% of the sum of the new volume multiplied by the price change in the new contract for each commodity in the basket.

     Therefore, ComPS linked to an Excess Return Index pay dividends which are a fixed or floating percentage of the Face Amount, and pay a principal amount upon redemption or at maturity which varies directly with the performance of an Excess Return Index, reduced by the applicable Factor. The change in an Excess Return Index is linked directly to the price change in the designated contracts underlying such index. Thus, any events which affect the designated contracts underlying such Excess Return Index may affect the Redemption Value of such ComPS.

       TOTAL RETURN COMPS

     ComPS which are linked to a Total Return Index may pay a fixed or floating dividend, if any, based on the Face Amount (i.e., the initial price) of such ComPS and the principal receivable upon redemption or at maturity is directly linked to the performance of a Total Return Index, reduced by the applicable Factor. At maturity, an investor in Total Return ComPS will receive a principal amount determined by the following formula: Face Amount X (the 10-day average of the Applicable Index/the Applicable Index set on the day of pricing, minus the Factor). The Factor is a percentage which reduces the principal amount to account for the planned expenses to be incurred by the issuer in replicating the Applicable Index and issuing the ComPS. Thus, the Redemption Value is linked directly to the performance of the applicable Total Return Index (e.g., if the average ending value of the Applicable Index is twice the beginning value, the Redemption Value will be twice the initial price reduced by the Factor). However, the Redemption Value may never be less than zero.

     A Total Return Index for JPM Individual Indices, which is described more fully herein under "The JPM Individual Indices--Total Return Methodology", represents the cumulative return of holding an unlevered position in the designated nearby commodity futures contracts underlying such Individual Total Return Index, plus a collateral yield on such fluctuating index value using the most recently auctioned 3-month rate for U.S. Treasury bills. Like an Individual Excess Return Index, a Total Return Index is linked directly to the underlying futures contracts, a 1% change on any day in the specific underlying designated futures contract will result in a 1% change in the applicable Total Return Index for such day; however the Individual Total Return Index daily change will also include a change in value resulting from the daily Collateral Yield. The designated futures contracts underlying Individual Total Return Indices must also be "rolled" as described above under "Individual Excess Return ComPS".

     A Total Return Index for JPM Basket Indices which is described more fully herein under "The JPM Basket Indices--Total Return Methodology", represents the cumulative return of holding a basket weighted position in the designated nearby commodity futures contracts underlying such Applicable Index plus a collateral yield on such fluctuating index value using the most recent weekly auctioned 3-month rate for U.S. Treasury Bills. Like the Basket Excess Return Indices, each Basket Total Return Index is defined by a strategy that holds futures positions in each of the basket's commodities for a one month period and then rebalances the volume of commodities held for the following month based on a constant dollar weighting scheme. However, the Basket Total Return Indices have an additional return component equal to the 3 month Treasury Bill collateral yield on the fluctuating index value. The designated futures contracts underlying the Basket Total Return Indices must be "rebalanced" and "rolled" as described above under "Basket Excess Return ComPS."

     Therefore, ComPS linked to a Total Return Index may bear dividends, if any, which are a fixed or floating percentage of the Face Amount, and the principal payable upon redemption or at maturity is linked directly to the performance of a Total Return Index (less the Factor). The change in each Total Return Index is linked directly to the price change in the designated contracts underlying such index, plus the collateral yield on the most recently auctioned 3-month U.S. Treasury bill rate. Thus, any events which affect the designated contracts underlying any Total Return Index may affect the Redemption Value of such ComPS.

CALCULATION OF REDEMPTION VALUE

     The Redemption Value of any particular series of ComPS will be determined in accordance with one of the following methodologies (however, such Redemption Value will never be less than zero):

          Excess Return Index. In the case of ComPS for which the Applicable Index is an Excess Return Index, the Redemption Value payable in respect of the ComPS on the Settlement Date will be determined by the Calculation Agent based on the following formula:

                                  Applicable Index Settlement Value
 Redemption Value = FA X   (    -------------------------------------  - Factor    )
                                 Applicable Index Commencement Value

        where "FA" refers to the Face Amount of the ComPS, "Applicable Index Settlement Value" refers to the arithmetic average of the values of the Applicable Index for the 10 consecutive days on which open-outcry trading on either the New York Mercantile Exchange ("NYMEX") or the London Metal Exchange (the "LME") is scheduled to occur or occurs (each, a "Trading Day") and on which no Market Disruption Event occurs immediately following the 20th scheduled Business Day prior to Stated Maturity (such 10 days, the "Determination Period") (calculated in accordance with the methodology described below under the caption "The JPM Indices--Excess Return Index"); provided, that if a Market Disruption Event remains in effect for longer than 20 consecutive Trading Days (or such period as may be specified in the applicable Prospectus Supplement) falling within such Determination Period and in the reasonable judgment of Morgan Guaranty such Market Disruption Event is likely to remain in effect, then the Applicable Index Settlement Value for such days may be determined by Morgan Guaranty in good faith based on alternative pricing sources reasonably believed by it to be indicative of then-prevailing prices for transactions with a notional principal amount equal to the Principal Amount of the outstanding ComPS, although it will have no obligation to do so, and such value will be utilized in the calculation of the Redemption Value for such days; "Applicable Index Commencement Value" means the value of the Applicable Index determined on the date of issuance of such ComPS, as specified in the applicable Prospectus Supplement; and Factor shall be the amount provided in the Applicable Prospectus Supplement. In the case of any Prospectus Supplement providing for an early determination of Applicable Index Settlement Value, upon the occurrence of such an event, the Applicable Index Settlement Value shall have the value so determined.

          Total Return Index. In the case of ComPS for which the Applicable Index is a Total Return Index, the Redemption Value payable in respect of such ComPS on the Settlement Date will be determined by the Calculation Agent based on the following formula:

                                  Applicable Index Settlement Value
 Redemption Value = FA X   (    -------------------------------------  - Factor    )
                                 Applicable Index Commencement Value

        where each of "FA", "Applicable Index Settlement Value" and "Applicable Index Commencement Value" refer to the respective definitions set forth above under Excess Return Index, except that in the case of the Applicable Index Settlement Value, such value shall be determined in accordance with the methodology described below under the caption "The JPM Indices--Total Return Index", and "Factor" shall be the amount provided in the applicable Prospectus Supplement. In the case of any Prospectus Supplement providing for an early determination of Applicable Index Settlement Value upon the occurrence of certain events, upon the occurrence of such an event, the Applicable Index Settlement Value shall have the value so determined.

          Price Reference Index. In the case of ComPS for which the Applicable Index is a Price Reference Index, the Redemption Value payable in respect of such ComPS on the Settlement Date will be determined by the Calculation Agent (i) in the case of Bullion ComPS, by taking the arithmetic average of the Dollar Equivalent Value of the applicable portion of the applicable fixing price for the applicable amount of the applicable bullion commodity during the Determination Period, and (ii) in the case of all other Price Reference Index ComPS, by multiplying (a) the Face Amount of such ComPS by
     (b) the quotient of (I) the arithmetic average of the closing prices of the underlying commodity as reported in the pricing source identified in the applicable Prospectus Supplement for each day of the Determination Period (i.e., the Applicable Index Settlement Value), divided by (II) the Applicable Index Commencement Value (as defined above). The Redemption Value calculations for Price Reference Index ComPS will also be subject to Market Disruption Events similar to those described above, as specified in the applicable Prospectus Supplements.

     The Calculation Agent in its sole discretion will be responsible for determining if a Market Disruption Event has occurred. In no event shall the Redemption Value payable in respect of any series of ComPS be less than zero, although the Redemption Value of any series of ComPS may be more or less than the Face Amount of such series.

MODIFICATIONS TO JPM INDICES

     Morgan Guaranty reserves the right at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI Policy Committee. The JPMCI Policy Committee advises Morgan Guaranty with respect to, among other things, the composition of the JPM Indices, the price sources upon which the JPM Indices are based (i.e., the Benchmark Contracts), and the weightings and calculation methodology of the JPM Indices, with a view toward maintaining the JPM Indices as appropriate commodity investment benchmarks that serve as a measure of performance of the commodity markets. Currently, the inclusion requirements for the futures contracts underlying the JPM Indices require that such contracts be sufficiently liquid and representative price sources. It is possible, however, that any such underlying contract could become less liquid or representative and, as a result, the JPMCI Policy Committee may recommend a modification in the calculation methodology or the contracts underlying the JPM Indices and, therefore, the Applicable Index. Any such replacement contract (i) will be required to satisfy the JPMCI Inclusion Criteria, as described below and under the caption "The JPMCI Policy Committee", (ii) must be traded in a market or with a self-regulator which has established either (a) a comprehensive information sharing agreement with the exchange, if any, on which the ComPS are then traded or (b) suitable alternative arrangements with the Commission and

(iii) will be with respect to the same general commodity type as the contract being replaced (e.g., assuming the JPMCI Policy Committee recommends a modification and assuming the requirements of clauses (i) and (ii) are satisfied "The ComPS Benchmark Contract Replacement Criteria", a NYMEX crude oil futures contract may be replaced by an International Petroleum Exchange crude oil futures contract). Under no circumstances will the general commodity type underlying the futures contract be changed (e.g., a crude oil futures contract may not be replaced by a gold futures contract).

  FOR JPM INDIVIDUAL INDICES:
  EARLY DETERMINATION OF APPLICABLE INDEX SETTLEMENT VALUE AND REDEMPTION VALUE

     If at any time no contracts satisfying both clauses (i) and (ii) of the ComPS Benchmark Contract Replacement Criteria can be found to serve as a Benchmark Contract for any series of ComPS the Applicable Index for which is a JPM Individual Excess Return Index or a Total Return Index, the Applicable Index Settlement Value of such ComPS will be determined at such time (in accordance with the methodology set forth in the applicable Prospectus Supplement) as if the last date of the inclusion of the final Benchmark Contract with respect to such Applicable Index in the JPM Indices were the Stated Maturity. However, such ComPS will not be redeemed on such date; rather, such ComPS will remain outstanding to Stated Maturity thereof, will continue to be entitled to dividends and will be redeemed at Stated Maturity for a Redemption Value calculated using the Applicable Index Settlement Value determined at such time as no contract satisfying clauses (i) and (ii) of the previous paragraph was able to be found. Such ComPS will also be subject to redemption upon the occurrence of a Special Event and optional redemption on each Early Redemption Date if specified in the applicable Prospectus Supplement (treating the Applicable Index Settlement Value determined pursuant to the terms of this paragraph as the Applicable Index Early Settlement Value for any such Early Redemption Date).

     Additionally, if at any time the Benchmark Contracts then serving as the basis for calculating the Applicable Index with respect to any series of ComPS the Applicable Index for which is a JPM Individual Excess Return Index or a Total Return Index, or the trading thereof, become subject to any increased cost or additional tax, whether imposed by any exchange or otherwise, Morgan Guaranty reserves the right to (x) designate a replacement Benchmark Contract, satisfying both clauses (i) and (ii) of the second preceding paragraph, which contract is subject to an amount of cost or tax less than or equal to such increased amount or (y) if no contract satisfying clause (x) of this paragraph is designated by Morgan Guaranty, to cause, at its option, the Applicable Index Settlement Value of such ComPS to be determined at such time (in accordance with the methodology set forth in the applicable Prospectus Supplement) as if the date of such increase in cost or tax (or, in Morgan Guaranty's discretion, the last calendar day of the month in which the determination of the Applicable Index Settlement Value is completed) were the Stated Maturity. However, such ComPS will not be redeemed on such date; rather, such ComPS will remain outstanding to Stated Maturity thereof, will continue to be entitled to dividends and will be redeemed at Stated Maturity for a Redemption Value calculated using the Applicable Index Settlement Value determined pursuant to the terms of this paragraph. Such ComPS will also be subject to redemption upon the occurrence of a Special Event and optional redemption on each Early Redemption Date if specified in the applicable Prospectus Supplement (treating the Applicable Index Settlement Value determined pursuant to the terms of this paragraph as the Applicable Index Early Settlement Value for any such Early Redemption Date). See "Risk Factors With Respect to ComPS--Potential Modifications to the JPM Indices and/or the Applicable Index."

  FOR JPM BASKET INDICES: CHANGE IN JPM BASKET INDEX WEIGHTING

     If at any time no contracts satisfying both clauses (i) and (ii) of the ComPS Benchmark Contract Replacement Criteria can be found to serve as a Benchmark Contract for any series of

ComPS the Applicable Index for which is a JPM Basket Index Excess Return Index or Total Return Index, the Benchmark Contract will be removed from the basket. Unlike the ComPS on JPM Individual Indices, the Applicable Index Settlement Value for a ComPS for which the Applicable Index is a JPM Basket Index will not be determined early. Rather the Applicable Index will continue to be calculated using the JPM Basket Index calculation methodology by excluding the removed commodity, and using the new weights as determined by Morgan Guaranty under the advice of the JPMCI Policy Committee. The new weights will adjust only for the removed commodity, taking its old arithmetic percentage weight in the Applicable Index and dividing it up among one or more of its same subindex group members (subindex groups are energy, precious metals, base metals, and agricultural). Thus, for example, the removal of an energy-related commodity will not change the energy related weighting in the JPMCI basket, but it will change the individual weightings of some or all of the remaining energy components within the energy subindex. For example, if Natural Gas is removed from the JPM Indices, its 7% weight in the JPMCI Basket will be divided among the 3 remaining energy commodities (crude oil, heating oil, and unleaded gasoline) as determined by Morgan Guaranty with the advice of the JPMCI Policy Committee and the energy subindex weight will remain at 55% for the basket.

     Additionally, if at any time the Benchmark Contracts then serving as the basis for calculating the Applicable Index with respect to any series of ComPS the Applicable Index for which is a JPM Basket Excess Return Index or Total Return Index, or the trading thereof, become subject to any increased cost or additional tax, whether imposed by any exchange or otherwise, Morgan Guaranty reserves the right to (x) designate a replacement Benchmark Contract, satisfying both clauses of the ComPS Benchmark Contract Replacement Criteria which contract is subject to an amount of cost or tax less than or equal to such increased amount or (y) if no contract satisfying clause (x) of this paragraph is designated by Morgan Guaranty, to cause at its option the removal of the affected Benchmark Contract from the JPM Indices. Unlike the ComPS on JPM Individual Indices, the Applicable Index Settlement Value for a ComPS for which the Applicable Index is a JPM Basket Index will not be determined early. Rather the Applicable Index will continue to be calculated using the JPM Basket Index calculation methodology by excluding the removed commodity, and using new weights as determined by Morgan Guaranty with the advice of the JPMCI Policy Committee. The new weights will adjust only for the removed commodity, taking the removed commodity's old arithmetic percentage weight in the Applicable Index and dividing it up among one or more of its subindex group members (subindex groups are energy, precious metals, base metals, and agricultural). Thus, for example, the removal of an energy-related commodity will not change the energy related weighting in the JPMCI basket, but it will change the weightings some or all of the remaining energy components. For example, if Natural Gas is removed from the JPM Indices, its 7% weight in the JPMCI Basket will be divided among the 3 remaining energy commodities (crude oil, heating oil, and unleaded gasoline) as determined by Morgan Guaranty with the advice of the JPMCI Policy Committee and the energy subindex weight will remain at 55% for the basket.

     As discussed below, in order to satisfy the JPMCI Inclusion Criteria, a futures contract must (i) be priced in U.S. dollars, or if priced in a foreign currency, the exchange on which the contract is traded must publish an official exchange rate for conversion of the futures contract price into U.S. dollars and such currency must be freely convertible into U.S. dollars; (ii) be traded on a regulated futures exchange located in the United States, Canada, the United Kingdom, Japan, Singapore or any country which at such time is a member of the Organization of Economic Cooperation and Development (an "O.E.C.D. country") and
(iii) have a minimum annual trading volume of 300,000 contracts or $500,000,000 for all contract months.

EARLY REDEMPTION UPON THE OCCURRENCE OF A SPECIAL EVENT
OR AT THE ELECTION OF THE HOLDERS OF THE COMPS

     The ComPS will be subject to redemption prior to their Stated Maturity upon the occurrence of a Special Event (a "Special Event Redemption") or, if so indicated in the applicable

Prospectus Supplement, at the election of the holders of such series of ComPS (an "Optional Redemption") on any one of the dates set forth in the applicable Prospectus Supplement (each such date, an "Optional Redemption Date"; each such date and each date on which a Special Event Redemption or a Liquidation Distribution shall occur being referred to herein as an "Early Redemption Date"). In order to effect an Optional Redemption, the holder of such ComPS will be required to provide notice to DTC (or, in the case of Preferred Securities which are not solely book-entry securities, the Trust's transfer agent) as specified in the applicable Prospectus Supplement. In the case of notice provided through DTC, the notice provided by DTC to the Trust or its transfer agent (the "Applicable Notice") shall be final and irrevocable upon receipt. The redemption value of ComPS redeemed prior to their Stated Maturity (the "Early Redemption Value") shall be determined during the 10 consecutive Trading Days which are Business Days on which U.S. Treasury bond markets are open and on which no Market Disruption Event occurs immediately following the 20th scheduled Business Day prior to the applicable Early Redemption Date (such ten days, the "Early Determination Period"), provided, however, that the Early Redemption Period will not begin until the day after the Trust has received the Applicable Notice. The Early Redemption Value shall be equal to the average for the 10 days of the Early Determination Period of the sum for each such day of the results of the following (to be calculated with respect to each portion of the Face Amount of such ComPS which must be redeemed on the same date):

                                             IESV             )
FA X [(Dividend + Unused costs) X AF +   (   ----  - Factor       X PVF]
                                             ICV

        Where "FA" means (i) in the case of Bullion ComPS, each portion of the Bullion ComPS Principal Amount thereof which must be redeemed on the same date and (ii) in the case of all other ComPS, each portion of the Face Amount of the ComPS which must be redeemed on the same date.

     In the case of ComPS for which the entire Face Amount matures on the same date, the average for each day of the Early Determination Period of such equation shall equal the Early Redemption Value. In the case of ComPS for which portions of the Face Amount must be redeemed on different dates, the Early Redemption Value shall equal the average over the Early Redemption Period of the sum of the results for each day of such equation for each such portion of the Face Amount. The Trust shall pay the Early Redemption Value, together with all accrued but unpaid dividends from quarterly periods prior to the Early Redemption Date, on the Early Redemption Date. The Early Redemption Value shall never be less than zero. Other terms used in the formula above shall have the meanings set forth below (with each Factor, yield, lease rate, rate and percentage rate expressed in decimal form (e.g., 3% equals 0.03)):

     For all ComPS

        "Dividend" means the per annum rate of dividends on the Face Amount (or, in the case of Bullion ComPS, the Principal Amount), as specified in the applicable Prospectus Supplement.

        "AF" means the Annuity Factor for the term remaining from the applicable Early Redemption Date until the mandatory redemption of such portion of the Face Amount (such remaining term being referred to herein as the "Remaining Maturity"), which shall be determined in accordance with the following formula:

                                   (1-V(N))/y

           where "V" is equal to (1/(1 + y/4)) and "y" is the yield which shall be equal to the Base Yield (as defined below) plus the Applicable Spread (as defined below), converted to an annualized quarterly compounded rate calculated on the basis of a 360-day year of twelve 30-day months. The "Base Yield" will equal (i) in the case of Bullion ComPS, the single lowest lease rate obtained by polling three dealers in such loans for a loan to Morgan Guaranty (or, in the case of a Liquidation Distribution, to a notional counterparty rated A or higher) of such bullion in the same notional Bullion ComPS Principal Amount, terms, amortization and maturity as such ComPS (which may be the same rate for all days and/or for each Remaining Maturity) or, if there is no such rate, as calculated by the Calculation Agent in good faith, and (ii) in the case of any other ComPS, the Constant Maturity Treasury Rate for the Remaining Maturity among the applicable Constant Maturity Treasury Rates set forth in Statistical Release H.15(519) as such appears on Telerate Page 7051 under the heading "Daily Treasury Constant Maturities from the Economic Bulletin Board" (or its successor or such other pricing source as the Calculation Agent may reasonably select) for each date of the Early Determination Period. If the applicable rate for the Remaining Maturity is not published on such page, the applicable rate will be determined by calendar month weighted linear interpolation between one Constant Maturity Treasury rate with respect to a maturity up to or equal to the Remaining Maturity and the other Constant Maturity Treasury rate with respect to a maturity greater than the Remaining Maturity. If such information ceases to be provided or is not available for any day of the Early Determination Period by the end of the Business Day next succeeding the last day of the Early Determination Period, the Base Yield for such day will be calculated by the Calculation Agent by calendar month weighted linear interpolation among the rates it shall have obtained for such applicable date by polling three dealers of such instruments in New York, New York for the bid side yield to maturity of the most recently issued on-the-run direct non-callable fixed rate obligations of the United States Treasury ("U.S. Government Securities") with a maturity equal to the Remaining Maturity or, if no such maturity exists, by calendar month weighted linear interpolation among rates so obtained with a maturity up to or equal to the Remaining Maturity and a maturity greater than the Remaining Maturity.

           The "Applicable Spread" will equal (i) for all ComPS other than Bullion ComPS, (a) in the case of a Liquidation Distribution, the offer side U.S. dollar swap spread for the maturity closest to the Remaining Maturity as published by International Financing Review ("IFR") Corporate Eye on Telerate Page 42276 (or such successor as the Calculation Agent may reasonably determine) for each day of the Early Determination Period (except that, in the case of a determination for which the Remaining Maturity is one year or less, "Applicable Spread" will equal the difference between then-current yields on U.S. dollar LIBOR-based deposits and yields on Treasury Bills with maturities approximately equal to the Remaining Maturity as determined by the Calculation Agent) (the "Swap Spread") or (b) in the case of all other redemptions, the greater of the Swap Spread and the yield spread between (I) the average of quotations from three dealers in such instruments chosen in the discretion of the Calculation Agent for notional issuances of debt securities of Morgan Guaranty in a notional amount equal to the Face Amount of the ComPS being redeemed at such time (or, if such notional amount is smaller than commercially practicable, the smallest commercially practicable amount) and having a similar maturity and similar subordination provisions as those contained in the applicable Related Note and (II) U.S. Government Securities of approximately similar maturities, as such yield spread may be reasonably determined by the Calculation Agent (such yield spread, the "Funding Spread") or (ii) for Bullion ComPS, (x) in the case of a Liquidation Distribution, zero, and (y) in all other cases, the difference between the Funding Spread and the Swap Spread, but never less than zero. If the Telerate Page (or any successor) referred to in clause (a) of the preceding sentence is unavailable or ceases to report such swap spread, the

           Calculation Agent shall calculate such spread based on (i) a source supplying the equivalent information or (ii) if no such source is available, the average quotations from three dealers in U.S. dollar swaps chosen by the Calculation Agent in its reasonable discretion. As of the date of this Prospectus, J.P. Morgan is among the six dealers of such instruments currently polled for the purpose of calculating the swap spread published by IFR on Telerate Page 42276.

        "PVF" means the Present Value Factor for Remaining Maturity, which shall be determined as follows:

                                 (1/(1+y/4)(N))

           where "y" has the meaning set forth above in the definition of Annuity Factor.

        "ICV" means the Applicable Index Commencement Value, or the value of the Applicable Index determined on the date of issuance of the applicable series of ComPS, as specified in the applicable Prospectus Supplement.

        "N" means the number of full quarterly periods in the Remaining Maturity (e.g., one year = N = 4).

     For ComPS calculated based on a Price Reference Index:

        "Unused costs" means zero.

        "IESV" means the Applicable Index Early Settlement Value, which shall be equal to (i) in the case of Bullion ComPS, the ICV, and (ii) in the case of all other Price Reference Index ComPS, the Applicable Index for such day of the Early Determination Period.

     For ComPS calculated based on an Excess Return Index:

        "Unused costs" means the number specified as such in the applicable Prospectus Supplement.

        "IESV" means the Applicable Index Early Settlement Value, which shall be equal to the Applicable Index for such day of the Early Determination Period (which, if an Applicable Index Settlement Value has been permanently determined for such ComPS prior to such time, shall equal the value so determined).

        "Factor" means the number specified in the applicable Prospectus Supplement.

     For ComPS calculated based on a Total Return Index:

        "Unused costs" means the number specified as such in the applicable Prospectus Supplement.

        "IESV" means the product of Applicable Index for such day multiplied by
        (ii) the Future Value Factor (which, if an Applicable Index Settlement Value has been permanently determined for such ComPS prior to such time, shall equal the value so determined).

        "Future Value Factor" shall be determined with reference to the following formula:

                                 (1 + BY/4)(N)

        where BY is the Base Yield (as determined for such day), computed on an annualized, quarterly compounded basis, expressed in decimal form.

        "Factor" means the number specified in the applicable Prospectus Supplement.

DETERMINATION PERIOD AND SETTLEMENT DATE

     Unless otherwise specified in the applicable Prospectus Supplement, the term "Determination Period" with respect to Excess Return, Total Return and Price Reference Indices shall mean the period of ten consecutive Trading Days on which no Market Disruption Event occurs commencing immediately following the twentieth scheduled Business Day prior to the Stated Maturity of such ComPS.

     The date on which the Early Redemption Value or Redemption Value, as applicable, will first be payable (the "Settlement Date") in respect of any series of ComPS will be the later of the date on which such ComPS are eligible for redemption (the "Redemption Date") or the fifth Business Day after the completion of the Early Determination Period or the Determination Period, as applicable.

MARKET DISRUPTION EVENTS

     As determined by Morgan Guaranty, the occurrence of one or more of the following events on any Trading Day shall constitute a "Market Disruption Event" with respect to a relevant commodity (a "Relevant Commodity"), any benchmark contract underlying the Applicable Index (a "Relevant Contract"), the market participants or association responsible for determining the price of a commodity (the "Fixing Association") which determines the price of a Relevant Commodity (a "Relevant Fixing Association") or an exchange on which a Relevant Contract is traded (a "Relevant Exchange"): (a) a day on which the fluctuation of the price of the applicable commodity or commodity futures contract is materially limited by the rules of the Relevant Exchange or Relevant Fixing Association setting the maximum or minimum price for such day (a "Limit Price"); (b) a day on which the Settlement Price is the Limit Price; (c) the failure of the Relevant Exchange or Relevant Fixing Association to determine, announce or publish the Settlement or Fixing price with respect to the Relevant Contract or commodity (as the case may be); (d) the material suspension of trading in the Relevant Commodity by members of the Relevant Fixing Association or otherwise or any Relevant Contract with respect to such commodity or in any other futures contract affecting the Relevant Contract with respect to such commodity on the Relevant Exchange; (e) the failure of trading to commence, or the permanent discontinuation of trading, in the Relevant Commodity by the members of the Relevant Fixing Association or otherwise or any Relevant Contract on the Relevant Exchange and (f) the imposition of any material limitation on trading in the Relevant Commodity by the members of the Relevant Fixing Association or otherwise or any Relevant Contract on the Relevant Exchange.

     If a Market Disruption Event occurs and is continuing during the Determination Period or any Early Determination Period with respect to any series of ComPS, the Determination Period or such Early Determination Period will be extended, with the result that the calculation of the Applicable Index Settlement Value and the settlement of such ComPS may be delayed for an indefinite period of time including, in the case of an extension of the Determination Period, an indefinite period of time after the Stated Maturity. With respect to ComPS for which the Applicable Index is either a Price Reference Index or an Excess Return Index, in the event that the payment of the Redemption Value is postponed beyond the Stated Maturity, no distributions or dividends will accrue or be payable with respect to such ComPS, but interest will accrue on the Face Amount from and including the Stated Maturity to but excluding the last day of the Determination Period at a rate equal to the day-weighted average of the Fed Effective Rate until the end of the Determination Period, as reported on Telerate Page 118 (or its successor or such other pricing source as the Calculation Agent may reasonably select), less in each case 0.25%, calculated on the basis of a year of 360 days and payable for the actual number of days elapsed. Payment of such interest amount and the Redemption Value will be made on the fifth Business Day following the last day of the Determination Period. With respect to ComPS for which the Applicable Index is a Total Return Index, in the event that the payment of the Redemption Value is postponed beyond the Stated Maturity, no distributions will be payable, and no interest or dividend in respect of such ComPS will accrue or be payable, after the Stated Maturity. With respect to all ComPS, in the event that the payment of the Early Redemption Value is postponed beyond the applicable Early Redemption Date, no distributions will be payable, and no interest or dividends in respect of such ComPS will accrue or be payable, after such Early Redemption Date.

CALCULATIONS

     As discussed above, the Trust will appoint Morgan Guaranty as Calculation Agent for the purpose of determining the Applicable Index Settlement Value, as described herein, and calculating the Early Redemption Value and Redemption Value and, if applicable, the dividends payable in respect of any ComPS. The Calculation Agent will determine the Applicable Index Settlement Value and the Early Redemption Value and Redemption Value of any ComPS and, if applicable, dividends payable in good faith, which determination shall be final and binding on the Trust and the holders of such ComPS. Morgan Guaranty as Calculation Agent will also (i) determine when a Market Disruption Event on any Early Determination Day or Determination Day is sufficiently material to not use such day in the applicable calculation and (ii) be responsible for the choice of an alternative price source (if any) upon a Market Disruption Event of sufficient length, as described in the applicable Prospectus Supplement. Also, Morgan Guaranty and its affiliates may from time to time engage in transactions with and perform services for the Trust in the ordinary course of business.

LICENSE OF APPLICABLE INDEX

     Morgan Guaranty will enter into a license agreement (the "License Agreement") granting the Trust a non-exclusive license to use the Applicable Index in connection with each series of ComPS the Applicable Index for which is an Excess Return Index or a Total Return Index. The License Agreement will provide that, in the event that Morgan Guaranty fails to provide the Applicable Index to the Trust on a regular basis with the result that the Trust is unable to determine the Applicable Index Settlement Value and the Early Redemption Value and Redemption Value payable in respect of such ComPS, the Trust, its Calculation Agent or its authorized designee (which shall be a major accounting firm appointed by the Trust) shall be authorized to calculate the Applicable Index. In such event, Morgan Guaranty will provide the Trust, its Calculation Agent or such accounting firm with any and all information which may be necessary in order to enable the Trust, its Calculation Agent or such accounting firm to perform such calculations pursuant to the same methodology to be applied by Morgan Guaranty.

     Morgan Guaranty may also enter into license agreements with any or all of the exchanges on which any Benchmark Contract or commodity is traded with respect to the information provided by such exchanges. However, no such license agreement will contain any obligation or liability provisions with respect to provision of such information by the relevant exchange. Furthermore, no exchange on which any Benchmark Contract or commodity is traded is or will be an issuer, underwriter or guarantor of any Preferred Security, nor has any such exchange approved the Preferred Securities or any terms thereof, nor is any such exchange responsible for the calculation of any Applicable Index. However, any such exchange may from time to time change any rule or bylaw or take emergency action under its rules which could affect settlement prices of the futures contracts or commodities underlying an Applicable Index. Any such change which causes a decrease in such settlement prices could adversely effect the value of such Applicable Index.

             RISK FACTORS WITH RESPECT TO ALL PREFERRED SECURITIES

LIMITATIONS ON RIGHTS UNDER THE GUARANTEE, THE RELATED NOTE GUARANTEE AND THE RELATED NOTE

     The Guarantee will be effective with respect to each series of Preferred Securities from the time of issuance of such Preferred Securities but will not apply to any payment of distributions or other amounts due in respect of such Preferred Securities to the extent Morgan Guaranty has failed to make a payment of principal or interest on the applicable Related Note. To the extent Morgan Guaranty were to default on its obligation to pay amounts payable on the applicable Related Note, the Trust, on behalf of holders of the Securities of the applicable series, would lack available funds for the payment of distributions on or amounts payable on redemption of such Preferred Securities and, in such event, holders of such Preferred Securities would not be able to rely on the Guarantee for payment of such amounts. Instead, holders of such Preferred Securities would rely on the enforcement by the Trust, on behalf of holders of the Securities of the applicable series, of its rights as holder of the applicable Related Note against Morgan Guaranty and of its rights under the Related Note Guarantee against J.P. Morgan. In addition, upon the occurrence and during the continuance of a Note Event of Default that is attributable to the failure of Morgan Guaranty to pay principal of or interest on the Related Note on the date such principal or interest is otherwise payable (or in the case of a redemption, on the redemption date), any holder of the outstanding Preferred Securities may directly institute a Direct Action on or after the date of the occurrence of such Note Event of Default without first instituting a legal proceeding against the Trust, the Property Trustee or any other person or entity. Notwithstanding any payments made to such holder of Preferred Securities by J.P. Morgan in connection with a Direct Action, J.P. Morgan shall remain obligated to pay the principal of and interest on the Preferred Securities, and the rights of J.P. Morgan, as Guarantor, shall be subrogated to the rights of such holder of Preferred Securities with respect to payments on the Preferred Securities to the extent of any payment made by J.P. Morgan to such holder of Preferred Securities in such Direct Action. J.P. Morgan, through its obligations under the Guarantee, the Related Note Guarantee and the Declaration, taken together, will provide a full and unconditional guarantee, on a subordinated basis, of payments due on the Preferred Securities. See "Description of the Guarantee" and "Description of the Related Note Guarantee".

SPECIAL EVENT REDEMPTION

     Upon the occurrence of a Special Event, unless waived by Morgan Guaranty or subject to cure as specified in the applicable Prospectus Supplement, Morgan Guaranty shall have the right to redeem any or all Related Notes, in whole or in part, in which event the Trust will redeem the related Preferred Securities and Common Securities on a pro rata basis to the same extent as the Principal Amount of the Related Notes is redeemed by Morgan Guaranty.

     A Special Event is either (i) a Tax Event or (ii) an Investment Company Event. A Special Event may occur at any time.

     In the case of any series of ComPS, upon the occurrence of a Special Event it is possible that the market price of such ComPS in any existing secondary market will decline.

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have certain voting rights relating to a payment default on or adverse change to the Preferred Securities, but will not be entitled to vote to appoint, remove or replace the Trustees of the Trust or to increase or decrease the number of Trustees, which voting rights are vested exclusively in the holders of the Common Securities.

TRADING PRICE MAY NOT REFLECT ACTUAL ECONOMIC VALUE

     Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued and unpaid distributions; thus, purchasers will not pay and sellers will not receive any accrued and unpaid interest with respect to their pro rata interests in the applicable Related Note owned through the applicable Preferred Securities that is not already included in the trading price of the applicable Preferred Securities.

POSSIBLE ILLIQUIDITY OF PREFERRED SECURITIES

     It is possible that no secondary market will develop and continue to exist with respect to any series of Preferred Securities. If no such market develops, the liquidity of such Preferred Securities may be adversely affected. Furthermore, there can be no assurance as to the market prices for any Preferred Securities in any secondary market which does develop. Accordingly, any Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in any such secondary market, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

RIGHT TO INTEREST ON RELATED NOTE

     Because holders of Preferred Securities are essentially investing in a pro rata share of a Related Note, prospective purchasers of Preferred Securities are also making an investment decision with regard to such Related Note and should carefully review all the information regarding the Related Note contained herein and in the relevant Prospectus Supplement. Investors in Preferred Securities have a direct right to direct interest distributions on the applicable Related Note.

IMPOSITION OF BANK REGULATORY RESTRICTIONS

     The Trust's ability on behalf of holders of Securities of any series to make distributions and other payments on the Preferred Securities is dependent upon Morgan Guaranty's making interest and other payments on each Related Note as and when required or collection with respect to such Related Note under the Related Note Guarantee. As noted herein, Morgan Guaranty is subject to examination and regulation by U.S. federal and state banking authorities, and although there is no current restriction on Morgan Guaranty's ability to make payments under any Related Note, certain other transactions with affiliates, including the Trust, are or may in the future become subject to restrictions imposed by bank regulatory authorities.

                       RISK FACTORS WITH RESPECT TO COMPS

INDEXATION OF PRINCIPAL AMOUNT

     The Principal Amount of each series of ComPS, which is initially equal to the Face Amount of such series, will vary until Stated Maturity of such ComPS in relation to an Applicable Index, reduced by the Factor. The Principal Amount repayable on any Optional Redemption Date, upon the occurrence of any Special Event Redemption or in connection with any Liquidation Distribution or at Stated Maturity of such ComPS will be determined, pursuant to the terms described in the applicable Prospectus Supplement, by comparing the level of the Applicable Index at the date of issuance of such ComPS with the level determined pursuant to the terms thereof for any such date of redemption, reduced by the Factor. Accordingly, the Principal Amount of a series of ComPS to be received upon any date of redemption will fluctuate based on the Applicable Index for such series (reduced by the Factor) and may be lower than the Face Amount for such series. Thus, if the Applicable Index for a series of ComPS decreases over the life of such ComPS, or if the percentage increase in the Applicable Index for such series is less than the amount of the Factor for such series, the Redemption Value for such series will be less

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

than the Face Amount for such series. If the percentage increase in the Applicable Index for such series is greater than the amount of the Factor for such series, the Redemption Value for such series will be greater than the Face Amount for such series.

EFFECT OF TRADING IN THE FUTURES CONTRACTS AND RELATED COMMODITIES AND
INSTRUMENTS

     Morgan Guaranty and other affiliates of J.P. Morgan are and will be actively involved in the trading of the futures contracts or the commodities underlying the Applicable Index and other instruments and derivative products based thereon. Morgan Guaranty, in particular, is an active participant in various commodity markets including the physical petroleum, precious and base metals and related derivatives markets. JPMSI and other affiliates may also issue or underwrite, or authorize unaffiliated entities to issue or underwrite, other securities or financial instruments with returns indexed to the Applicable Index or one or more of the JPM Indices. Morgan Guaranty has licensed, and may in the future license, the Applicable Index, the JPM Indices, and related indices and sub-indices for use by affiliated and unaffiliated parties, for publication in newspapers and periodicals, for distribution by information and data dissemination services and for other purposes. Morgan Guaranty currently intends to publish individual commodity sub-indices for each of the commodities included in the JPM basket and sub-indices using the same calculation methodology as that described below. The Applicable Index may be similar or identical to the sub-index having the same underlying commodity.

     Trading in the foregoing contracts and commodities by Morgan Guaranty, its affiliates (including JPMSI) and unaffiliated third parties could adversely affect the value of the Applicable Index, which could in turn adversely affect the return on and the value of the ComPS. See "The Applicable Index". Furthermore, additional issuances of securities linked or referenced to similar indices, futures contracts or commodities could adversely affect the value of similar outstanding ComPS.

POTENTIAL FOR ADVERSE INTERESTS

     As noted above, Morgan Guaranty, JPMSI and their affiliates expect to engage in trading activities related to the futures contracts or the commodities underlying the Applicable Index and other instruments or derivatives products on or related to the Applicable Index, for their accounts where permitted or for other accounts under their management. Morgan Guaranty, JPMSI and their affiliates, as well as unaffiliated third parties, may also engage in other activities related to the Applicable Index, as discussed above. Because Morgan Guaranty will issue the Related Notes to the Trust on behalf of holders of the Securities, all such activities could create interests of Morgan Guaranty adverse to those of the holders of ComPS. For example, the issuance of other securities indexed to the Applicable Index, i.e., the introduction of competing products into the marketplace, could adversely affect the value of the ComPS. To the extent that J.P. Morgan or its affiliates serve as issuer, or JPMSI or one of its affiliates serves as agent or underwriter, for such securities or other instruments, their interests with respect to such products may be adverse to those of the holders of the ComPS. Morgan Guaranty will serve as Calculation Agent with respect to the ComPS and, accordingly, will in good faith calculate the Applicable Index, which could present certain conflicts of interest (for example, in instances where the Calculation Agent is required to exercise discretion).

RISK OF CARRYING AND ROLLING COMMODITY FUTURES

     As discussed above, if the Applicable Index is an Excess Return Index or a Total Return Index, the Redemption Value of the ComPS will be calculated with reference to the Applicable Index (less the applicable Factor), the value of which is designed to replicate to the extent provided herein the cumulative return of holding a continuous investment in the futures contracts on the relevant commodity underlying the Applicable Index. At any given time, the Applicable Index will be calculated based on the change in value of certain futures contracts on the relevant commodity for delivery in the near term (the "shorter-dated contracts"). The Applicable Index will continue to be calculated based on the change in value of such shorter-dated contracts until they approach maturity, at which time the Applicable Index will, as described below, cease to be calculated based on the change in value of such shorter-dated contracts and begin to be calculated based on the change in value of the subsequent futures contract (the "longer-dated contracts") on a regular periodic basis so as to be continuously indexed to the change in value of the futures contracts on the relevant commodity. The period during which each such replacement of shorter-dated contracts with longer-dated contracts as the basis for the calculation of the change in value of the Applicable Index occurs is referred to herein as the "Rollover Period", as further defined below. If the market for the commodity futures contract underlying the Applicable Index is in "contango" (i.e., the prices of longer-dated contracts are above the prices of shorter-dated contracts), the return on the Applicable Index may be adversely affected. The Applicable Index would decline if (i) the price of the longer-dated contracts underlying the Applicable Index during the Rollover Period were more than the price of the shorter-dated contracts which they will replace and (ii) the price of the longer-dated contracts were to decline as such contracts approach maturity (i.e., the price of the longer-dated contracts were to converge toward the price of the replaced shorter-dated contracts) (only, in the case of a Total Return Index, if each declines by more than the amount of the Collateral Return Component). While many of the commodities included in the JPM Indices have historically exhibited periods of both "backwardation" (i.e., the prices of longer-dated contracts are below the prices of shorter-dated contracts) and contango, there can be no assurance that backwardation will exist at any or all times. If the Applicable Index is an Excess Return Index or a Total Return Index, the absence of backwardation in the market for the commodity underlying the Applicable Index could adversely affect the Applicable Index and, correspondingly, could adversely affect the value of the ComPS. Additionally, the issuance and/or the trading of the ComPS could adversely affect the market for the benchmark contracts underlying such Applicable Index and, accordingly, could adversely affect the value of such ComPS and could result in a substantial loss to the holders thereof. See "Description of the ComPS--Calculation of Redemption Value".

VOLATILITY OF COMMODITY AND COMMODITY FUTURES PRICES

     Prices of commodities and commodity futures contracts are extremely volatile and can be affected by a variety of factors, including weather, governmental programs and policies, national and international political and economic events, changes in interest and exchange rates and trading activity in such commodities and commodity futures contracts. Volatility in the benchmark contracts underlying any Applicable Index will correlate directly to volatility in such Applicable Index. Such volatility could lead some investors in the futures market to withdraw from the applicable futures markets, which could adversely affect the liquidity of such markets and could adversely affect the value of such Applicable Index and, correspondingly, the value of the ComPS.

EFFECT OF ADVERSE CHANGES IN COMMODITY PRICES

     The Applicable Index is designed to replicate, to the extent provided herein, the performance of investing in the markets for the underlying commodity or futures contracts on the underlying commodity over time. In the event of sudden disruptions in the supplies of the relevant constituent commodity for the Applicable Index, such as those caused by war, accidents, weather, or acts of terrorism, prices of the relevant constituent commodity, and, consequently, the value of the Applicable Index, could become extremely volatile and unpredictable. Also, sudden and dramatic declines in commodity and commodity futures contract prices as may occur, for example, upon a cessation of hostilities that may exist in countries producing the relevant commodity or upon the discovery of significant additional sources or reserves of the relevant commodity or the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities, could have a significant adverse effect on the value of the Applicable Index and on the value of any ComPS. In addition, the prices of certain commodities have on occasion been subject to very rapid short-term changes due to speculative activities which, if such activities result in a price decrease, may cause the value of ComPS referenced to such commodities or the related futures contracts to decrease. See "Calculation of Redemption Value".

CHANGE OF EXCHANGE METHODOLOGY

     Any exchange on which any Benchmark Contract or commodity is traded or which provides information relevant to the calculation of an Applicable Index may from time to time change any rule or bylaw, or take emergency action under its rules, which could affect the settlement prices of the futures contracts or commodities underlying an Applicable Index. Any such change which causes a decrease in such settlement prices could adversely affect the value of such Applicable Index.

SUSPENSION OR MATERIAL DISRUPTION OF COMPS, FUTURES OR
COMMODITIES TRADING; TEMPORARY DISTORTIONS

     The futures markets and the markets for the commodities underlying the Applicable Index are subject to temporary distortions or other disruptions due to conditions of illiquidity in the markets, the participation of speculators, government regulation and intervention and the other factors referred to in the preceding paragraph. In addition, U.S. futures exchanges have regulations, and the LME and certain foreign exchanges on which replacement Benchmark Contracts, if any, may trade (which exchanges must have information-sharing arrangements with the Securities and Exchange Commission and be regulated exchanges located in the United States, Canada, the United Kingdom, Japan, Singapore or an O.E.C.D. country) may have regulations, which limit the amount of fluctuation of futures contracts prices which may occur during a single trading day or the settlement spread between adjoining contracts. Such price limits are generally referred to as "daily price fluctuation limits" or, more commonly, "daily limits", and such limitations on settlement spreads are generally referred to as "spread limits", and the maximum or minimum price of a contract on any given day, as a result of the effect of such limits, is referred to as a "limit price", as discussed below. In a particular futures contract, once the limit price has been reached in such a contract, no trades may be made on that day at a price above or below the limit price, as the case may be. Limit prices may have the effect of precluding trading in a particular contract for all or a portion of a trading day or forcing the liquidation of contracts at disadvantageous times or prices. Such circumstances, particularly if they occur during the Rollover Period for the Applicable Index (which is an Excess Return Index or a Total Return Index) or during the Early Determination Period or the Determination Period (as defined herein) for such ComPS, could adversely affect the value of the Applicable Index and/or could constitute a Market Disruption Event (as defined herein) and, therefore, could adversely affect the value of such ComPS.

     Additionally, because it is intended that each series of ComPS will be listed on a stock exchange, and because ComPS will likely trade as equity securities in any such secondary market, trading in ComPS may be subject to interruption or delay due to extreme volatility in the trading prices of equity securities generally in any such secondary market, notwithstanding the specific price movements of the ComPS.

MARKET DISRUPTION EVENTS

     Depending on the period of time over which a Market Disruption Event continues, the correlation between changes in the value of the Applicable Index and changes in the general level of prices of the relevant commodities may be adversely affected. Under such circumstances, the value of the Applicable Index (if the Applicable Index is an Excess Return Index, a Total

Return Index or a Price Reference Index the pricing source for which is one or more futures contract Settlement Prices), and the value of the ComPS, may be adversely affected.

     In the event of a Market Disruption Event during the Early Determination Period or the Determination Period, the Early Redemption Value or Redemption Value, as applicable, payable in respect of the ComPS will be calculated using the Applicable Index on the Trading Day or Days immediately following the termination of such Market Disruption Event. However, if such Market Disruption Event remains in effect for longer than 20 consecutive Trading Days and, in the reasonable judgment of the Calculation Agent such Market Disruption Event is likely to remain in effect, then the Applicable Index Settlement Value for each day subject to a Market Disruption Event may be determined in good faith by the Calculation Agent based on alternative pricing sources reasonably believed by it to be indicative of then-prevailing prices for notional transactions in futures contracts or commodities equal in size to the Applicable Index Settlement Value. Because Morgan Guaranty's obligations under the related Related Note will also be based on the Applicable Index Settlement Value, Morgan Guaranty may have an adverse interest with respect to such determination.

HISTORICAL CORRELATIONS MAY NOT PREVAIL IN THE FUTURE

     Although historically the JPMCI and many of the commodities underlying the JPM Indices have shown a positive correlation with inflation, some positive correlation with industrial growth and negative correlations with stock and bond returns (in each case for the United States), there can be no assurance that such correlations will prevail in the future. As a result, investors who invest in ComPS in reliance on these correlations should individually assess the likelihood of such correlations continuing.

CHANGES IN LAWS OR REGULATIONS OR INTERPRETATIONS THEREOF

     Prices of commodities and commodity futures contracts may be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on commodities or commodity components) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. Any such event could adversely affect the value of the Applicable Index and, correspondingly, could adversely affect the value of the ComPS.

EXTENSION OF SETTLEMENT DATE OR STATED MATURITY

     If any futures contract or constituent commodity included in the Applicable Index were to be affected by a Market Disruption Event during any Early Determination Period or the Determination Period, the applicable Settlement Date would be postponed until the later of fifth Business Day after the last day of the applicable Early Determination Period or the Determination Period and their respective Early Determination Date or Stated Maturity. Such delay could be of indefinite duration, during which time a holder of ComPS will not receive the Early Redemption Value or Redemption Value thereof, as applicable. With respect to ComPS for which the Applicable Index is either a Price Reference Index or an Excess Return Index, in the event that payment of the Redemption Value is postponed beyond the Stated Maturity, interest will accrue on the Face Amount in the manner described herein, but no distributions will be payable on such ComPS after the Stated Maturity thereof. With respect to ComPS for which the Applicable Index is a Total Return Index, in the event that the payment of the Redemption Value is postponed beyond the Stated Maturity, no interest, dividends or distributions in respect of such ComPS will accrue or be payable after the Stated Maturity. With respect to all ComPS, no dividends or distributions will be payable, and no interest will accrue or be payable, if payment of the ComPS Early Redemption Price is postponed beyond any applicable Early Redemption Date. See "Market Disruption Event" above.

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

DISCONTINUANCE OF PUBLISHING OF THE RELEVANT JPM INDEX

     In the event that Morgan Guaranty discontinues publication of the JPM Indices or the relevant sub-index, the Calculation Agent will continue to calculate in good faith the Applicable Index for each series of ComPS during the remaining term of such ComPS, based on the methodology described herein under "Description of the ComPS". However, such change of calculation methodology may result in a ComPS Redemption Price for such ComPS which is less than the ComPS Redemption Price for such ComPS had it been calculated on the basis of the JPM Indices or the relevant sub-index.

POTENTIAL MODIFICATIONS TO THE JPM INDICES AND/OR THE APPLICABLE INDEX

     Morgan Guaranty reserves the right at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI Policy Committee. As described above under "Description of the ComPS--Early Determination of Applicable Index Settlement Value and Redemption Value", if the Benchmark Contract for any series of ComPS becomes less liquid or representative, the JPMCI Policy Committee could recommend a replacement Benchmark Contract. Such a change from a less liquid to a more liquid contract may result in a lower Redemption Value for such ComPS than would have been the case if the less liquid contract had remained the benchmark.

FOR JPM INDIVIDUAL INDICES

     If at any time no replacement contracts can be found to serve as a Benchmark Contract with respect to the Applicable Index for any series of ComPS the Applicable Index for which is a JPM Individual Excess Return Index or a Total Return Index, the Applicable Index Settlement Value of such ComPS will be determined at such time as described above under "Description of the ComPS--Early Determination of Applicable Index Settlement Value and Redemption Value". Such an early determination of the Applicable Index Settlement Value with respect to any series of ComPS may result in the holders of such ComPS receiving an amount that is less than what indicative commodity and futures prices prevailing at any Early Redemption Date or at the Stated Maturity thereof would otherwise imply. Because Morgan Guaranty will be the Calculation Agent, such early determination may raise adverse interests.

     Additionally, if at any time the Benchmark Contracts then serving as the basis for calculating the Applicable Index with respect to any series of ComPS, or the trading thereof, become subject to any increased cost or additional tax, Morgan Guaranty reserves the right to designate a replacement Benchmark Contract or, if no such contract is designated, to cause, at its option, the Applicable Index Settlement Value of such ComPS to be determined at such time as described above under "Description of the ComPS--Early Determination of Applicable Index Settlement Value and Redemption Value". Because Morgan Guaranty will, at the time any Benchmark Contract then serving as the basis for calculating any Applicable Index becomes subject to such increased cost or tax, in its discretion decide whether or not to cause an early determination of the Applicable Settlement Value of any such ComPS, exercise of such option may raise an adverse interest. Such a change in contracts due to the imposition of any increased cost or additional tax may result in a lower Redemption Value for such ComPS than would have been the case if the contract on which such increased cost or additional tax were imposed had remained the benchmark.

     Any early determination of the Applicable Index Settlement Value may cause the trading price of ComPS in any secondary market which then exists to decline.

FOR JPM BASKET INDICES

     If at any time no replacement contracts can be found to serve as a Benchmark Contract with respect to an Applicable Index for any series of ComPS the Applicable Index for which is a JPM

Basket Excess Return Index or Total Return Index, the Benchmark Contract will be removed from the JPM Indices. The basket Applicable Index will continue to be calculated using the JPM Basket Index calculation methodology by excluding the removed commodity using new weights (which sum to 100% for the remaining commodities in the Applicable Index) determined by Morgan Guaranty with the advice of the JPMCI Policy Committee. The new weights will be published by Morgan Guaranty and will remain in effect until further notice. Such removal of the affected commodity and new weightings for the affected Applicable Indices may result in the holders of such ComPS receiving an amount that is less than what would have been received if the index methodology was not changed. Because Morgan Guaranty will be the Calculation Agent, such early determination may raise adverse interests.

     Additionally, if at any time the Benchmark Contracts then serving as the basis for Calculating the Applicable Index with respect to any series of ComPS the Applicable Index for which is a JPM Basket Excess Return Index or Total Return Index, or the trading thereof, become subject to any increased cost or additional tax, Morgan Guaranty reserves the right to designate a replacement Benchmark Contract or, if no such contract is designated, to cause at its option the removal of the affected Benchmark Contract from the JPM Indices as described above under "Description of the ComPS--Change in JPM Basket Index Weightings". Because Morgan Guaranty will, at the time any Benchmark Contract then serving as the basis for calculating any Applicable Index becomes subject to such increased cost or tax, in its discretion decide whether or not to cause the removal of the affected commodity and subsequent reweighting of the Applicable Index, exercise of such option and discretion may raise an adverse interest. Such removal of contracts due to the imposition of any increased cost or tax may result in a lower Redemption Value for such ComPS than would have been the case if the contract on which such increased cost or tax were imposed had remained the benchmark or in the JPM Basket Indices, as the case may be.

     Any removal or change in contracts underlying the JPM Indices will not cause the affected indices to drop or rise in value on the day of such change. Rather such removal or change will cause the Applicable Indices to have their subsequent daily changes calculated using a new contract or weights as the case may be. Such removal or change in contracts could cause some holders of the ComPS the Applicable Index of which is affected by such change or removal to sell their ComPS and the trading price of such ComPS in any secondary market which then exists to decline.

EARLY REDEMPTION

     All ComPS may be redeemed by the Trust prior to their Stated Maturity upon the occurrence of a Special Event or, if so specified in the applicable Prospectus Supplement, redeemed at the option of the holders thereof at certain times. In the case of a redemption upon the occurrence of a Special Event, the Early Redemption Value paid by the Trust at such time may be significantly less than the Redemption Value that would otherwise have been payable had such ComPS not been redeemed prior to their Stated Maturity and the occurrence of such Special Event may cause the market price of such ComPS in any existing secondary market to decline. In the case of an optional redemption by holders of any ComPS subject to such provisions, it is likely, under prevailing market conditions, that the Early Redemption Value paid by the Trust will be less than the amount such holder could have realized by selling such ComPS in an existing secondary market, if any. Delay in payment of the ComPS Early Redemption Price due to the occurrence of a Market Disruption Event will not entitle holders of such ComPS to additional distributions on such ComPS or the accrual of any interest on such ComPS Early Redemption Price.

SECONDARY TRADING IN THE COMPS; POSSIBLE ILLIQUIDITY OF THE COMPS

     It is intended that each series of ComPS be listed on a stock exchange; however, it is not possible to predict whether the necessary number of holders will purchase and, for the remaining
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

term of each series of ComPS, continue to hold such ComPS in order that a secondary market for each series of ComPS will develop and remain in existence, or how any ComPS will trade in any such market which does develop. The Underwriters of any issuance of ComPS will not obligated to make a market for such ComPS; therefore, it is possible that no active secondary market for any ComPS will develop.

VALUE OF THE COMPS

     The value of any series of ComPS at any time will depend upon the interaction of at least two key factors: (i) the value of the Applicable Index and (ii) the credit quality of Morgan Guaranty and J.P. Morgan. As discussed above under "Description of the ComPS", adverse changes in the Applicable Index will directly correlate to adverse changes in the value of the ComPS. A decline in the credit quality of Morgan Guaranty and J.P. Morgan could cause the trading price of any ComPS in any secondary market then existing to decline. Also, an increase in the prevailing interest rates could cause the trading price of Excess Return ComPS which pay a fixed rate dividend in any secondary market then existing to decline.

CERTAIN CONSIDERATIONS REGARDING HEDGING

     Prospective purchasers of ComPS who intend to hedge against the risks associated with the market for commodity futures or commodities should recognize the complexities of utilizing ComPS in this manner. The formula under which the Principal Amount is calculated is not guaranteed to produce distributions to holders having readily definable relationships with other commodity futures and commodity instruments and products. As described above, in the case of ComPS for which the Applicable Index is an Excess Return Index or a Total Return Index, the value of such ComPS will reflect not only the price of the benchmark contracts or the relevant commodity but also, in the case of an Applicable Index based on futures contracts, the state of the market in which such futures contracts are traded (i.e., whether such market is in "backwardation" or "contango" over time), all reduced by the Factor. Also, under certain circumstances, amounts payable on the ComPS may be based on the good faith determination of Morgan Guaranty and not on the Applicable Index. For these reasons, investors should be cautious in using ComPS in a hedging program. The risks associated with utilizing the ComPS in a hedging program may be magnified in periods of substantial futures or commodities price volatility, since properly correlating such ComPS either as a hedge of other assets or correlating such ComPS to the hedge thereof may become more difficult.

                             THE UNDERLYING MARKETS

FUTURES MARKETS

     An exchange-traded futures contract is a bilateral agreement providing for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price or, in the case of a futures contract on an index, providing for the payment and receipt of a cash settlement. By its terms, a futures contract provides for a specified settlement month in which the commodity or financial instrument is to be delivered by the seller (whose position is therefore described as "short") and acquired by the purchaser (whose position is therefore described as "long") or in which the cash settlement amount is required to be paid. Prior to the date on which delivery is to be made under a futures contract, the exchange clearing house will require the holders of short positions to state their intentions with respect to delivery and, to the extent that such holders elect to make delivery (as opposed to cash settlement), the clearing house will match them with holders of long positions, who will then be required to accept delivery.

     No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents, which varies based on the requirements imposed by the exchange clearing houses, but which may be as low as 5% or less of the value of the contract, must be deposited with a broker as "initial margin". This margin deposit collateralizes the obligations of the parties to the futures contract to perform their obligations under such contract. Subsequent payments to and from the broker, referred to as "variation margin", are then normally made on a daily basis as the price of the futures contract fluctuates, thereby making existing positions in the futures contract more or less valuable, a process known as "marking to the market". By depositing and/or receiving margin in the most advantageous form (which may vary depending on the exchange, clearing house or broker involved), a market participant may be able to earn interest on its margin funds, thereby increasing the potential total return which may be realized from an investment in futures contracts.

     Futures contracts are traded on organized exchanges, known as "contract markets" in the U.S., through the facilities of a centralized clearing house and a brokerage firm which is a member of the clearing house (a "clearing member"). The clearing house guarantees the performance of each clearing member which is a party to a futures contract by, in effect, taking the opposite side of the transaction. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the position entered into, which operates to terminate the position and fix the trader's profit or loss. U.S. contract markets, as well as brokers and market participants, are subject to regulation by the Commodity Futures Trading Commission. Futures markets outside the U.S. are generally subject to regulation by comparable regulatory authorities.

     The principal non-U.S. futures market on which the futures contracts which may underlie the Applicable Index are traded is the London Metal Exchange (the "LME"). The LME, which is subject to the regulation of the Securities and Investments Board and the Securities and Futures Authority (a self-regulatory organization), is a primary international exchange for futures contracts on aluminum, copper, nickel and zinc (which are included in the JPMCI) and for lead and tin. Unlike most other futures exchanges (including those in the U.S.), the LME is a "principal's market". This means that when a clearing member of the LME enters into a trade with a client or non-clearing member, there will not necessarily be an offsetting contract on the exchange. Rather, such clearing member remains liable on such trade, though it may then enter into an offsetting contract with another member having substantially similar, if not necessarily identical, terms. In addition, official LME trading is conducted by open outcry during two daily trading sessions of short duration rather than by means of continuous trading, as used on most exchanges. In addition to such open outcry trading, trading takes place during the rest of the day directly between members by means of a telephone trading system. Settlement prices for contracts with specified settlement dates are determined by a committee selected by the directors of the LME (the "Quotations Committee") promptly following the morning trading session, based on the last bid and offer prices for the relevant commodity at such trading session or, if the Quotations Committee determines there were no such prices, at such other level as the Quotations Committee may in its discretion determine at the end of each LME trading day. The Quotations Committee is similarly responsible for determining LME closing prices. If the Quotations Committee fails to determine such closing prices on any LME trading day, such closing prices shall be determined by the London Clearing House, which is the clearinghouse for the LME.

     United States commodity futures exchanges typically have similar procedures for determining end-of-day settlement prices, although each exchange or type of commodity may have slightly different procedures. All exchanges have quotations or settlement price committees which determine the settlement prices using prescribed formulaic methodologies. However, such committees may, if they believe the application of the formulaic methodology would yield a settlement price which is inappropriate, in their own discretion determine a settlement price which is appropriate.

     For precious metals futures contracts, exchanges typically determine the settlement price for the most active month contract as the average of the highest and lowest prices of trades reported in the closing period. All other contracts settlement prices are determined as a spread from this active contract using spreads determined in the closing range. For energy contracts, exchanges typically determine the settlement prices for the "more active contracts" (i.e., contracts which meet certain open interest percentage thresholds) as the average price of all outright transactions during the closing range for such contract. In all other contracts, the settlement prices are usually determined as spread relationships to the more active contracts.

     For agricultural contracts, the formulaic rule to determine the proposed settlement price uses the middle "tick" or price within the closing range (e.g., if there were an odd number of ticks (i.e., separate price levels at which the contract could trade) in the closing range then the middle tick is chosen; if there were an even number of ticks within the range, then, of the two middle ticks, the tick closest to the previous days settlement price is chosen, if there is no range or only one price then that last price is chosen).

PRECIOUS METALS SPOT MARKETS

     In the case of Bullion ComPS, it may be the case that the value of the Bullion ComPS Principal Amount and the Applicable Index (and thus the Redemption Value of and distributions on such ComPS) will be determined with reference to the Fixing Price of the relevant Fixing Association. The relevant Fixing Association for gold and silver is the London Bullion Market Association (the "LBMA"); in the case of platinum and palladium, the relevant Fixing Association is the London Platinum and Palladium Market (the "LPPM"). The Fixing Price represents the spot price for the relevant underlying commodity as determined in accordance with the procedures of the relevant Fixing Association. The fixing procedures for the LBMA and the LPPM are similar. Fixings occur twice each trading day for gold, platinum and palladium and once each trading day for silver. At the commencement of the fixing, an opening price is announced by the presiding official. This price is relayed to the dealing rooms of the members of the relevant Fixing Association. The price is in turn relayed to the customers of such members and on the basis of orders received, such members declare as a buyer or a seller. Provided that both buying and selling interests are declared, members are then asked to state the amount they wish to trade. If the amounts of buying and selling do not balance, the same procedure is followed again at higher or lower prices until a balance is achieved. The chairperson of the relevant Fixing Association may exercise some discretion in determining the final Fixing Price. Because members of the LBMA must submit fixed orders for silver (i.e., no additional attempts at buying or selling occur as described in the second preceding sentence), trade imbalances may arise from time to time in the determination of the Fixing Price for silver.

     The LBMA is regulated by the Bank of England in accordance with the provisions of the London Code of Conduct. The London Code of Conduct is issued by the Bank of England and sets out the standards that firms are expected to meet when trading in the London wholesale bullion and money markets. In addition, all market marking members of the LBMA, in common with all U.K.-based banks, are subject to capital adequacy and liquidity requirements and regular supervisory meetings to consider the adequacy of their management, systems and controls. The Bank of England takes an active role in the LBMA gold market, including holding certain gold for delivery in its vaults and holding gold in accounts.

INVESTING IN THE COMMODITIES AND COMMODITY FUTURES MARKETS

     Investments in commodities and commodity futures markets offer potential returns from several sources and strategies, two of which are as follows: (i) the change in price of the underlying commodity or commodity futures contract ("Price Return") and (ii) the cumulative return created by a continuous investment in the same type of futures contract by buying, holding and then selling such contracts as they approach expiration and reinvesting the notional proceeds of such sale in the same type of contract with a more distant expiration date (such cumulative return, "Excess Return", is the sum of the price returns for all such contracts held during their holding period, and such Excess Return is often described or accounted for as the sum of Spot Return plus Roll Return).

          Price Return. Price Return is the return that arises from changes over time in prices of futures contracts or in the prices of the commodities themselves, as applicable. Thus, if on the first day of a given month the price of the futures contract is $15.00, and on the 30th day of such month the price of the futures contract is $15.50, the investor in such contract has earned a price return of 3.33% on the initial notional amount of $15.00.

          Excess Return. Excess Return is the cumulative return of holding a continuous investment in commodity futures contracts. Excess Return is just the cumulative return of the individual Price Returns of the contracts held during their holding period. Thus, Excess Return is calculated as the return of holding a certain contract and, as it nears expiration, selling such contract and reinvesting the notional proceeds of the sale into another contract with a more distant expiration date. Commodity market participants often describe Excess Return as the sum of Spot Return plus Roll Return. Describing Excess Return as Spot Return plus Roll Return helps describe the cumulative price returns of the contracts held in terms of (a) overall trends in the spot or nearby futures prices (Spot Return) and (b) the average shape of the forward curve during the roll days over the holding period (Roll Return).

     "Spot Return" is defined as the change in the price of the nearest to expiration contract underlying the Excess Return calculation from the beginning of the calculation period to the end of the calculation period (without regard to the actual underlying contract referenced).

     "Roll Return" is the number that, when added to the Spot Return, gives the true Excess Return. Roll Return represents the portion of return on a continuous investment in nearby futures that one might attribute to the average shape over the holding period of the forward curve during the roll days (i.e., whether the forward contracts that were rolled into were so rolled at a premium or a discount to the nearer to expiration contracts).

       EXAMPLE

     The following table illustrates the calculation of the Excess Return of a continuous investment in nearby futures over a 2 period holding period and shows how Spot Return plus Roll Return are defined and calculated so that the sum thereof equals the actual Excess Return calculation.

                                                                END OF        END OF
                                                     DAY 1     PERIOD 1      PERIOD 2      TOTAL
                                                     ------    --------      --------      -----
Futures #1.........................................  $15.00    $  15.00
Futures #2.........................................  $14.75    $  14.50      $  15.00
Return on Futures #1...............................                0.00%
Return on Futures #2...............................                  NA          3.45%
Return on Excess Return............................                0.00%(a)      3.45%(b)  3.45%

---------------

     (a) return on Futures #1 for first month holding period, rounded to two decimal places
     (b) return on Futures #2 for second month holding period, rounded to two decimal places

     In the preceding example, if the change in value of an index had been calculated entirely based on Futures #1 beginning on day 1, had ceased to be based on such contract at the end of

Period 1 and had begun to be calculated entirely based on Futures #2 on such day, and had continued to be based entirely on such contract to expiration at the end of Period 2, the index would have appreciated by 3.45%, despite the fact that the price of Futures #1 on day 1 and the price of Futures #2 at the end of Period 2 were equal (i.e. Spot Return was 0.00%). Thus, while Futures #1 yielded no price return, Futures #2 yielded a price return of 3.45% during its holding period. Such a continuous investment in nearby futures contracts produced a return of 3.45% over the two period holding period, which can be accounted for as a Spot Return of 0.00% plus a Roll Return of 3.45%. Spot Return is (($15.00/$15.00) -1) or 0.00%, since the beginning price of Futures #1 is $15.00 and the ending price of Futures #2 is $15.00 over the total holding period. Because Roll Return is the number that, when added to the Spot Return calculation, gives the true Excess Return, and because Excess Return is 3.45% in the above example, Roll Return must be Excess Return minus Spot Return (3.45%-0.00%), or 3.45%. However, this is only one example of a possible futures market alignment; in any market, Excess Return, or the sum of Spot Return plus Roll Return, could be positive or negative over any given holding period.

     The price of the longer-dated position may be higher or lower than the price of the shorter-dated position based on a variety of factors, including the cost of borrowing, transportation, storage and insurance of commodities, the expectations of market participants with respect to future price trends and general inventory, supply and demand trends.

     Investors may also calculate the "total return" from an unlevered, continuous investment in nearby commodity futures contracts by adding to the futures return a component of return calculated based on the notional amount of their investment in commodity futures, as it changes from time to time, would earn if invested as cash. Such return (the "Collateral Return Component") can be added to (and thus reinvested in) the futures return component to calculate the "total return" from such an unlevered, continuous investment.

     The following table illustrates a simplified calculation of the total return of a continuous investment in nearby commodity futures contracts over a 2 period holding period. The example uses the futures return from the table above and assumed Collateral Return Components:

Total Return Example

                                                              PERIOD 1    PERIOD 2    TOTAL
                                                              --------    --------    -----
Return attributable to change in value of futures
  contracts.................................................    0.00%       3.45%
Return attributable to Collateral Yield Component...........    0.50%       0.55%
Total Return................................................    0.50%       4.00%     4.52%*

---------------
* 4.52% equals the total return from compounding: (1 + 0.005) X (1 + 0.04) - 1

In the above example, if the futures return had been as calculated in the Excess Return Example and the Collateral Yield Component was as specified, the total return over the two period holding period would be 4.52%.

                                THE JPM INDICES

     The JPM Indices have been developed and are calculated by Morgan Guaranty as indices proprietary to J.P. Morgan. The JPMCI basket, the primary commodities index calculated by Morgan Guaranty, is the arithmetic weighted average of the cumulative returns afforded by notional investments in exchange-traded futures contracts on certain industrial, non-financial commodities (including base metals, energy products and precious metals). Each of the JPM Indices is designed as a measure of the performance over time of the markets for the applicable commodities.

     Morgan Guaranty calculates two investable versions of the JPM Indices, the Excess Return Indices and the Total Return Indices. Subject to the specific terms of each methodology set forth below, each methodology represents a method for determining the cumulative change in value of notional positions in certain commodities or commodity futures contracts, and does not represent an actual investment in commodities or commodity futures contracts. Calculations for the JPM Indices are based on end-of-day futures settlement prices for energy, precious metal and agriculture components and on LME end-of-day closing prices for third Wednesday dates for base metal components. JPM Indices which are based upon only one underlying commodity (whether computed on an excess return or total return basis) are referred to as "JPM Individual Indices". JPM Indices which are based upon at least two or more underlying commodities (whether computed as an excess return or a total return basket) are referred to as "JPM Basket Indices".

     As long as any series of ComPS is outstanding, Morgan Guaranty will cause the Applicable Index relating to such series of ComPS to be published by one or more public reporting entities as a JPM Index. At the date of this Prospectus, such information is available on both Reuters and Bloomberg.

JPM INDIVIDUAL INDICES

EXCESS RETURN METHODOLOGY

     The actual methodology applied by Morgan Guaranty in calculating Excess Return JPM Individual Indices is set forth below. If the Applicable Index of any series of ComPS is an Excess Return Index, the following methodology will be applied by the Calculation Agent in calculating the Applicable Index:

     The value of the relevant Excess Return Index on any Trading Day not subject to a Market Disruption Event will be determined with reference to the following formula:

                           I(t) = I(t-1) + Change(t)

        Where "I(t)" is the value of the relevant Excess Return Index on the date of determination (such date being referred to as "(t)"); "I(t-1)" is the value of the relevant Excess Return Index on the Trading Day not subject to a Market Disruption Event immediately preceding the date of determination (such date being referred to as "(t-1)"); and "Change(t)" is equal to the product of (i) I(t-1) and (ii) the sum of the weighted percentage changes on the date of determination of the U.S. dollar prices of the futures contracts underlying the Applicable Index. Each such weighted percentage change shall be equal to the product of (a) the U.S. dollar percentage gain or loss on such underlying contracts to the date of determination from the immediately preceding Trading Day that is not subject to a Market Disruption Event multiplied by (b) the applicable futures contract's weight in the Applicable Index for such date of determination. The methodology behind the weighting of the futures contracts is set forth under the caption "Rebalance of JPM Indices".

     For example, to calculate the value of an Excess Return Index (I(t)) on a Trading Day not subject to a Market Disruption Event for which I(t-1) equals 100 and on which the only Benchmark Contract moves in value from $14.50 to $15.00 (resulting in an Index change of 3.4482759%),

                        I(t) = 100 + (100 X 0.034482759)

                             I(t) = 100 + 3.4482759

                               I(t) = 103.4482759

TOTAL RETURN METHODOLOGY

     The methodology applied by Morgan Guaranty in calculating Total Return JPM Individual Indices is set forth below. If the Applicable Index of any series of ComPS is a Total Return Index, the following methodology will be applied by the Calculation Agent in calculating the Applicable Index:

     The value of the relevant Total Return Index for any Trading Day not subject to a Market Disruption Event will be determined with reference to the following formula:

                        I(t) = I(t-1) + Change(t) + R(t)

        Where "I(t)" is the value of the relevant Total Return Index on the date of determination (such date being referred to as "(t)"); "I(t-1)" is the value of the relevant Total Return Index on the Trading Day not subject to a Market Disruption Event immediately preceding the date of determination (such date being referred to as "(t-1)"); and "Change(t)" is equal to the product of (i) I(t-1) and (ii) the sum of the weighted percentage changes on the date of determination of the U.S. dollar prices of the futures contracts underlying the Applicable Index. Each such weighted percentage change shall be equal to the product of (a) the U.S. dollar percentage gain or loss on such underlying contracts to the date of determination from the immediately preceding Trading Day that is not subject to a Market Disruption Event multiplied by (b) the applicable futures contract's weight in the Applicable Index for such date of determination. Also, "R(t)" is the return arising for the period from (t-1) to (t) from interest payable on the nominal value of the Applicable Index, which shall be based on the rate determined with reference to the following formula:

                              R(t) = I(t-1) X Y(t)

        Where "I(t-1)" has the meaning set forth in the preceding paragraph and

                         Y(t) = [1/(1-Q)](Days/91) - 1

        Where "Q" equals the most recently available noncompetitive discount rate on 13-week U.S. Treasury Bills (updated on weekly auction), as found in the H.15(519) report published by the Board of Governors of the Federal Reserve System (or, if unavailable, a successor rate with a maturity equal to or less than three months, as Morgan Guaranty may determine in its reasonable discretion), multiplied by the quotient of 91/360, and "Days" equals the number of calendar days from Trading Day (t-1) to (t).

     For example, to calculate the value of a Total Return Index for any Trading Day not subject to a Market Disruption Event for which I(t-1) equals 100, on which the only Benchmark Contract moves from $14.50 to $15.00, on which the Q (the applicable discount rate (5.00%) multiplied by 91/360) equals 1.26388889% and for which "Days" equals 1,

   I(t) = 100 + (100 X 0.0344827586) + 100 X [(1/(1-0.0126388889)](1/91) - 1)

                 I(t) = 100 + 3.44827586 + (100 X 0.0001397838)

                      I(t) = 100 + 3.44827586 + .01397838

                              I(t) = 103.46225424

REBALANCE OF JPM INDICES

     Because the JPM Indices are measures of a continuous investment in commodity futures contracts, and because most futures contracts have maturities (generally from one to three months) which are shorter than the life of any ComPS, the futures contracts serving as bases from which to calculate the change in value of the JPM Indices must be replaced on a periodic basis during the applicable Rollover Period (as defined below) for each. If the Applicable Index for any series of ComPS is an Excess Return Index or Total Return Index, the futures contracts on the commodity underlying the Applicable Index will similarly be replaced during the Rollover Period. The "Rollover Period" is the period of five consecutive Trading Days commencing on the fifth Trading Day of the month in which such replacement occurs. During each day of the Rollover Period, a portion of change in value of the Applicable Index ceases as of the end of such day to be based on the change in value of existing contracts (the "Old Contracts") and begins as of the beginning of the next day to be based on the change in value of the New Contracts. The "New Contracts" are those contracts which are the nearest designated futures contract which (i) have a termination of trading at least ten Trading Days into the month following the Rollover Period and (ii) have a first "notice day" or "delivery date" at least ten Trading Days into the month following the Rollover Period. The "notice day" is the first day on which persons holding a short position on such futures contract must inform the exchange on which such contract is traded that they will deliver under such contract. The "delivery date" is the date on which a delivery of the physical commodity is contemplated under the terms of the contract.

     In the case of energy products for which there exist designated futures contracts for delivery in each month of the year, the New Contracts will be different from the Old Contracts. As indicated in the table below, which lists each of the designated contracts, the rebalancing procedure will occur on a less frequent basis for precious metals and base metals, and as a result the New Contracts and Old Contracts for any Rollover Period may be the same.

--------------------------------------------------------------------------------

Table: Benchmark Contracts Underlying Excess Return and Total Return Indices

                                       Applicable
No.       Commodity Name/Units          Delivery     Exchange  Units per Contract       Designated Contract
----------------------------------------------------------------------------------------------------------------
 1    Aluminum $/MT (Metric Tonne)   LME Warehouses  LME       25 tonnes           Third Wednesday of every
      (High Grade Primary Aluminum)  Worldwide                                     March, June, September,
                                                                                   December(1)
 2    Copper $/MT                    LME Warehouses  LME       25 tonnes           Third Wednesday of every
      (Copper Grade A)               Worldwide                                     March, June, September,
                                                                                   December
 3    Nickel $/MT                    LME Warehouses  LME       6 tonnes            Third Wednesday of every
      (Primary Nickel)               Worldwide                                     March, June, September,
                                                                                   December
 4    Zinc $/MT                      LME Warehouses  LME       25 tonnes           Third Wednesday of every
      (Special High Grade Zinc)      Worldwide                                     March, June, September,
                                                                                   December
 5    Heating Oil #2, c/gal          New York        NYMEX     42,000 gallons      Every month
                                     Harbor
 6    Natural Gas $/MM BTU           Henry Hub,      NYMEX     10,000 MM BTU       Every month
                                     Louisiana
 7    Unleaded Gasoline c/gal        New York        NYMEX     42,000 gallons      Every month
                                     Harbor
 8    Light "Sweet" Crude Oil $/BBL  Cushing,        NYMEX     1,000 bbl           Every month
                                     Oklahoma
 9    Gold $/troy oz                 COMEX-          COMEX     100 troy oz         February, April, June,
      (.995 fineness)                approved                                      August, December
                                     vaults
10    Silver c/troy oz               COMEX-          COMEX     5,000 troy oz       March, May, July, September,
      (.999 fineness)                approved                                      December
                                     vaults
11    Platinum $/troy oz             NYMEX-          NYMEX     50 troy oz          January, April, July, October
                                     approved
                                     vaults
12    No. 2 Yellow Corn c/bushel     CBOT Delivery   CBOT      5,000 bushels       March, May, July, December
                                     Sites
13    No. 2 Yellow Soybeans          CBOT Delivery   CBOT      5,000 bushels       January, March, May, July,
      c/bushel                       Sites                                         November
14    Hard Winter Wheat c/bushel     CBOT Delivery   CBOT      5,000 bushels       March, July, December
                                     Sites

     Additional underlying futures contracts may from time to time be added to the JPM Indices and may thereafter serve as Applicable Indices. Information substantially similar to that disclosed in the preceding table will be disclosed in any Prospectus Supplement relating to such additional Applicable Indices.

     As discussed above, for JPM Individual Indices and for the Applicable Indices, the replacement of the contracts serving as the basis for the calculation of index change will be effected on a proportionate basis over the five day Rollover Period in order to avoid the risks of effecting such replacement entirely on a single day (e.g., a day on which the applicable market displays unusual volatility).
---------------

(1) The LME trades contracts on every business day for three months and monthly contracts maturing on the third Wednesday of each of the next 12 or more months. The most actively traded contracts are the 3-month forward, the cash, and the contract maturing the third Wednesday of each month.

     As a result of such process of replacement, the weighting of contracts in the Applicable Indices shall be such that for the Trading Days in any month up to and including the first day of the Rollover Period for such month, the Change(t) (as described above) will be calculated as 100% of the daily change of the underlying Old Contracts. The Change(t) for the second Trading Day of the Rollover Period (assuming no Market Disruption Event) shall be calculated based 80% on the change attributable to the Old Contracts plus 20% on the change for the New Contacts, with similar adjustments made for each day of the Rollover Period.

     Accordingly, the relative weights of the Old Contracts and the New Contacts during any given day of a calendar month for calculation of the Change(t) on such day will be as follows:

--------------------------------------------------------------------------------

                            Standard Rollover Period

                          Trading Day                           Old Contract    New Contract
                            of Month                              Weight %        Weight %
                          -----------                           ------------    ------------
       1-4....................................................      100               0
       5......................................................      100               0
       6......................................................       80              20
       7......................................................       60              40
       8......................................................       40              60
       9......................................................       20              80
     10.......................................................        0             100
     11-month end.............................................        0             100

     The occurrence of a Rollover Period does not, by itself, create a change in the value of the Applicable Index. The occurrence of a Rollover Period merely causes the index change calculation, over the course of the Rollover Period, to be calculated using a new underlying futures contract. For example, assuming a constant Old Contract value of $15.00 and a constant New Contract value of $14.00 throughout the Rollover Period (and thus a daily percentage change for each day of 0%) and a starting Applicable Index value of 100, the following indicates the change in the futures-related portion of the value of the Applicable Index (I(t)) during such Rollover Period:

--------------------------------------------------------------------------------

                                            Old Contract            New Contract
                                        --------------------    --------------------      Index
Trading Day                             Weight %    % Change    Weight %    % Change    Change(t)*
-----------                             --------    --------    --------    --------    ----------
     5................................    100          0            0          0            0
     6................................     80          0           20          0            0
     7................................     60          0           40          0            0
     8................................     40          0           60          0            0
     9................................     20          0           80          0            0
    10................................      0          0          100          0            0

     * Index change(t) is zero for each day because the percentage price change of the underlying futures contracts is zero for each day

     However, if a Market Disruption Event occurs during a Rollover Period (i.e., on any day on which a replacement is otherwise scheduled to take place), such replacement will be postponed until the next Trading Day of the Rollover Period on which the Market Disruption Event ceases to be in effect. On the Trading Day such Market Disruption Event ceases to be in effect, the replacement for that day and for all preceding days during which such Market Disruption Event was continuing will be effected. The Change(t) for all Trading Days from the day first subject to a Market Disruption Event to the first Trading Day not subject to a Market Disruption Event shall use the contract weights for the Trading Day on which the Market Disruption Event began. If the Market Disruption Event remains in effect for the remainder of the Rollover Period, the Old Contract will be replaced by the New Contract to the full extent not previously replaced at the end of the next succeeding Trading Day on which such Market Disruption Event ceases to be in effect. The following chart illustrates the replacement process for a Rollover Period including the occurrence of a Market Disruption Event (indicated as an "MDE") on the seventh Trading Day of the month:

--------------------------------------------------------------------------------

            Example of Rollover Period with Market Disruption Event

                        Trading Day                           Old Contract    New Contract
                          of Month                              Weight %        Weight %
------------------------------------------------------------  ------------    ------------
      1-4...................................................      100               0
      5.....................................................      100               0
      6.....................................................       80              20
      7 (MDE)...............................................       60              40
      8.....................................................       60              40
      9.....................................................       20              80
     10.....................................................        0             100
     11-month end...........................................        0             100

     For an Applicable Index which is an Excess Return Index or a Total Return Index, because of the occurrence of the Market Disruption Event on Trading Day 7, the Index would not be officially calculated and no roll would occur. Since no Market Disruption Event occurs on Trading Day 8, an index value is determined for Trading Day 8, and the Change(t) is calculated using the relative contract weights applicable to the Trading Day first subject to the Market Disruption Event (in this example, Trading Day 7) using the index level on Trading Day 6 (the immediately preceding Trading Day not subject to a Market Disruption Event) as I(t-1).

JPM BASKET INDICES

     JPM Basket Indices are arithmetic weighted baskets consisting of 2 or more commodities. The base metal, energy, and precious metals JPM Basket Indices have component weights that are in the same proportion as their weights within the JPMCI Basket Index. The agricultural JPM Basket Index has equally weighted components.

     The JPMCI subindex component weights are in the same proportion as they are in the JPMCI basket (e.g., the base metals basket component relative weights are the same as their relative weight within the JPMCI basket). The JPM Basket Index arithmetic weights are shown below. Column C shows the weights for the JPMCI Basket Indices, while column E shows the weights for the JPMCI sub-indices: base metals, energy, precious metals, and agricultural.

--------------------------------------------------------------------------------

TABLE OF SUBINDEX WEIGHTS:

A         B                  C                       E
                             JPMCI   D
                             BASKET    MEMBER OF         WEIGHT
EXCHANGE      COMPONENT      WEIGHT  WHICH SUBINDEX   IN SUBINDEX*
--------      ---------      ------  --------------   ------------
LME       Aluminum           9%      Base metals     9/22 or 40.91%
LME       Copper             8       Base metals     8/22 or 36.36%
LME       Nickel             2       Base metals     2/22 or 9.09%
LME       Zinc               3       Base metals     3/22 or 13.64%
                                                     -----
                                                     22/22 or 100%
NYMEX     Crude Oil          33      Energy          33/55 or 60.00%
NYMEX     Heating Oil        10      Energy          10/55 or 18.18%
NYMEX     Unleaded Gasoline  5       Energy          5/55 or 9.09%
NYMEX     Natural Gas        7       Energy          7/55 or 12.73%
                                                     -----
                                                     55/55 or 100%
COMEX     Gold               15      Precious        15/23 or 65.22%
COMEX     Silver             5       Precious        5/23 or 21.74%
NYMEX     Platinum           3       Precious        3/23 or 13.04%
                             -----                   -----
                             100%                    23/23 or 100%
CBOT      Corn               na      Agricultural    1/3 or 33.33%
CBOT      Soybeans           na      Agricultural    1/3 or 33.33%
CBOT      Wheat              na      Agricultural    1/3 or 33.33%
                                                     ------
                                                     3/3 or 100%

---------------
     * Subindex percentage weights are shown rounded to two decimal places.

     The JPMCI arithmetic weights for the JPM Basket Indices will not change except under circumstances described herein resulting in the removal of a commodity from the JPM Indices.

BASKET CALCULATION METHODOLOGY

     Each basket's return will be calculated using the JPMCI basket calculation methodology. For a Total Return Index the Index calculation is as follows (the Excess Return Index calculation is the same except that it excludes the daily collateral interest):

Index (today) = Index (prior) + Futures P&L + Daily Collateral Interest where.

Daily Collateral Interest = Index (prior) X Tbill Return = R(t) as defined in
                                                           Total Return
                                                           Methodology
                                                           under JPM Individual
                                                           Indices

and

Futures P&L = the futures profit and loss (P&L) for any basket is the sum of individual Futures P&L calculations for all commodities in the basket. The futures P&L calculation is of the form:

              P&L equals [volume X change in price of designated contract(s)]

     REBALANCING JPM BASKET INDICES. To keep a continuous investment in the commodity, the JPM Basket Indices must periodically change the contract underlying the Future P&L calculation as the referenced contract nears its expiration. To accomplish this the index transfers its Future P&L attribution from the expiring contract to the next nearby designated contract. Such change in Future P&L attribution does not change the index value, rather it changes the underlying contract referenced for the following day's Future P&L changes. Each month, the index implements this over a predefined 5 day "roll period" in which the volume attributed to the expiring contract is reduced 20% each day (until zero) while the volume attributed to the new designated contract is increased 20% each day (until 100%). For the JPM Basket Indices, the volumes each month are determined on the first good trading day preceding the beginning of the Roll Period on which none of the eleven commodities comprising the JPMCI Basket are subject to a Market Disruption Event (the "Rebalance Date"), typically the 4th trading day of the month. The volumes for each commodity in the baskets are determined by taking the index value multiplied by the commodity weight in the basket divided by the commodity price on the Rebalance Date, i.e.,

Volume = [Index Value X Commodity Weight]/Commodity Price.

     Mathematically this is achieved as detailed below:

     We adopt the following notation: (the subscript i always refers by number to the commodities in JPMCI)

NO.      OFFICIAL NAME      EXCHANGE
---      -------------      --------
1      Aluminum             LME
2      Copper               LME
3      Nickel               LME
4      Zinc                 LME
5      Heating Oil          NYMEX
6      Natural Gas          NYMEX
7      Unleaded Gasoline    NYMEX
8      Crude Oil            NYMEX
9      Gold                 COMEX
10     Silver               COMEX
11     Platinum             NYMEX
12     Corn                 CBOT
13     Soybeans             CBOT
14     Wheat                CBOT

w(i) = Constant rebalancing weight for commodity i, e.g. w(3) = 0.02 or 2% nickel for the JPMCI Basket
V(Oi) = The prior (or "old") number of units of commodity i held before rebalancing
V(Ni) = The new number of units of commodity i held forward after rebalancing P(it) = Defined spot price of commodity i at time t
O(it) = Old price of commodity i at time t (e.g. the 1st nearby futures)
N(it) = New price of commodity i at time t (e.g. the 2nd nearby futures)
I(t) = Index value at time t
C = Variable on current rebalancing date
RTB = The most recently available offer discount rate on 13-week U.S. treasury bill as found in the H.15 (519) report published by the Board of Governors of the Federal Reserve System.
Q = Quarterly discount rate calculated from RTB
Y = The collateral yield based on Q from (t-1) to (t) where (t) is the date of determination (not subject to a Market Disruption Event) and (t-1) is the Trading Day not subject to a Market Disruption Event immediately preceding the date of determination.

(1) Y = [1/(1-Q)] (Days/91) - 1
    Q = RTB X 91/360

Days = The number of calendar days from Trading Day (t-1) to (t)

On the Rebalancing Date, the volumes are reset according to the following formulae:

(2) I(C) = I(t)
(3) V(NiC) = w()I(C) /N(iC,) for all i = 1,2,3... for all commodities in the JPMCI-style basket

     To determine V(NiC) for any of the component sub-indices the relevant sub-index value is used and the weight term is changed so that the sum of commodities in the subindex still equals 1 (as shown in Column E of the table of Subindex Weights on page [43]). for example, in the precious metals subindex the component weights are: Gold: 65.22%; Silver: 21.74% and Platinum: 13.04% (15/23, 5/23, and 3/23 respectively).

     Note that neither the index nor sub-index values change at the rebalancing time. The rebalancing sets the volumes for the new monthly period.

     To determine the index value for the JPMCI-style baskets at any time within the month the following equations are used:

For the JPM Basket (Excess Return Indices)

(4a)I(t) = I(t-1) + Combined Futures P/L

For the JPM Basket (Total Return Indices)
(4b)I(t) = I(t-1) + Combined Futures P/L + Daily Collateral Interest(t)

(5) Daily Collateral Interest(t) = I(t-1) X Y(t) = R(t)

     Equation (5) accrues the interest for the JPM Basket Total Return Indices. The collateral interest is based on the yield (equation (1)) and the initial value of the index for such period (i.e. settlement value for the Index at (t-1), the last good Trading Day not subject to a Market Disruption Event), reflecting the fact that this is the position that would have been collateralized. Futures P/L on weekends and exchange holidays is zero. Interest accrues on an actual days basis over weekends and holidays at the previous day's rate applicable to the index (I(t-1)).

(6) Individual-Futures P/L Calculation for JPM Basket Indices

      End of Trading Day          P/L Calculation for Trading Day not subject to a Market Disruption Event
5                                 (O(i5) - O(i4) )V(Oi)
6                                 0.8(O(i6) - O(i5) )V(Oi) + 0.2(N(i6) - N(i5) )V(Ni)
7                                 0.6(O(i7) - O(i6) )V(Oi) + 0.4(N(i7) - N(i6) )V(Ni)
8                                 0.4(O(i8) - O(i7) )V(Oi) + 0.6(N(i8)- N(i7) )V(Ni)
9                                 0.2(O(i9) - O(i8) )V(Oi) + 0.8(N(i9) - N(i8) )V(Ni)
10                                (N(i10) - N(i9) )V(Ni)
j (j>10 or j<5)                   (N(ij) - N(ij-1) )V(Ni)

     The Combined Futures P&L for the applicable basket is the sum of individual Futures P&L calculations for all commodities in the basket. The Futures P&L calculations shown from trading day ten above continue into and include the fourth trading day of the next month in determining the value of the index at any given time. The calculation on Trading Days five through ten reflects the effect of rolling from the old contract into the new over a five day period. Although 20% of the volume is rolled on the fifth Trading Day the amount held at the start of the day is 100% of the old contract, as the roll will only occur at the end of the Trading Day at the settlement price. Therefore, to determine the profit or loss on that fifth Trading Day the index uses 100% of the old contract volume, as that was the contract held during the course of the day by the index.

MARKET DISRUPTION EVENT ADJUSTMENTS:

     For any commodity in the basket, if any day during the roll period is subject to a Market Disruption Event for such commodity, the roll for such commodity will not take place on such day, however the roll for all unaffected commodities will take place. Although some commodity rolls are taking place, the Futures P&L calculation is defined as zero for the Applicable Index for any Trading Day subject to a Market Disruption Event, and the Applicable Index is not officially calculated. For the affected commodity, the Futures P&L calculation will continue to use the volume fraction in place on the first Trading Day subject to a Market Disruption Event for such commodity. The change in volumes for the affected commodity will be postponed until the next Trading Day of the Rollover Period on which a Market Disruption Event affecting such commodity ceases to be in effect. On such Trading Day, the replacement for that day and all preceding days will be effected for such affected commodity at the end of the day. If the Market Disruption Event remains in effect for the remainder of the Rollover Period, the affected commodity's old contract volume will be replaced with the new contract volume to the full extent not previously replaced at the end of the next succeeding Trading Day on which such Market Disruption Event cease to be in effect.

     On the first Trading Day not subject to a Market Disruption Event for all commodities in the Applicable Index, such day referred to as "(t)", the Futures P&L Calculation for the period from (t-1) to (t) will be implemented using the sum of the daily P&L Calculations for all commodities from the first Trading Day subject to a Market Disruption Event until Trading Day (t). However such daily P&L Calculations are subject to adjustments for the price changes and volume fractions used as follows:

     (I) price changes for each commodity during this period are subject to the following adjustments: (a) for any Trading Day on which a commodity is subject to a Market Disruption Event the change in price is defined as zero (whether a settlement price was published or not), (b) for the first Trading Day on which such commodity was not subject to a Market Disruption Event the price change is defined as the price change over the time period the commodity was subject to a Market Disruption Event (i.e., it is the price change from the Trading Day immediately prior to the onset of the Market Disruption Event affecting such commodity to the first Trading Day not subject to such Market Disruption Event affecting the commodity), and (c) for commodities not subject to a Market Disruption Event on such day and the immediately preceding Trading Day, price changes for such Trading Day are the same daily price change as noted in Equation (6).

     (II) volume fractions used for each daily P&L Calculation during this period are (a) for any Trading Day on which a commodity is subject to a Market Disruption Event, or for the first Trading Day such commodity was not subject to such Market Disruption Event, the volume fraction used for such commodity is the same volume fraction in effect on the first Trading Day on which the commodity became subject to the Market Disruption Event as noted in Equation (6) and (b) for commodities not subject to a Market Disruption Event on such Trading Day and the immediately preceding Trading Day, the volume fraction is the same volume fraction as noted in Equation (6) for such Trading Day.

     Example of a Rollover Period with a Market Disruption Event for a commodity in a Basket Index:

                                                                                              Price Change for
   Trading Day of       Old Contract      New Contract     Old Contract   New Contract       affected commodity
        Month          Volume Fraction   Volume Fraction      Price          Price       Old Contract   New Contract
1-4                          100%                0%             20             22
5                            100                 0              20             22        $0             $0
6                             80                20              21             24        1              2
7 (MDE*)                      60                40             23*            23*        0(defined)     0(defined)
8                             60                40              23             22        2(23-21)       -2(22-24)
9                             20                80              21             22        -2             0
10                             0               100              20             22        -1             0
11-month end

     In the example above, for an applicable basket excess or total return index, because of the occurrence of a Market Disruption Event on Trading Day 7, the basket index would not be officially calculated and no roll would occur for such affected commodities (however the roll would occur using the usual scheduled volume fractions for all unaffected commodities in the index). Since no Market Disruption Event occurs on Trading Day 8, an index value is determined on Trading Day 8, and the affected commodity's P&L calculation would use a price change from Trading Day 6 to Trading Day 8 for the affected commodity and the volume fraction of 60% (the scheduled volume fraction applicable for the Trading Day 7, the first day on which the Market Disruption Event began). Thus the index is defined on Trading Day 6; not defined on Trading Day 7 due to the occurrence of a market Disruption Event, and then defined again on Trading Day 8. Trading Day 8's index [I(t)] would equal I(t-1), the index on Trading Day 6, plus the sum of the P&L Calculations for each commodity for Trading Days 7 and 8, plus (if a total return index) the Collateral Return Component calculated using I(t-1) as the notional index level, for the days from (t-1) to (t), and using the Tbill rate applicable for Trading Day 7, the first day subject to the Market Disruption Event.

     The actual methodology applied by Morgan Guaranty in calculating Excess and Total Return JPM Basket Indices is set forth above. If the Applicable Index of any series of ComPs is a JPM Basket Index, such methodology will be applied by the Calculation Agent in calculating the Applicable Index.

     For JPM Basket Excess Return Indices, the value of the relevant JPM Basket Excess Return Index for any Trading Day not subject to a Market Disruption Event will be determined with reference to the following formula:

                      I(t) = I(t-1) + Combined Futures P&L

        Where "I(t)" is the value of the relevant Excess Return Index on the date of determination (such date being referred to as "(t)"); "I(t-1)" is the value of the relevant Excess Return Index on the Trading Day not subject to a Market Disruption Event immediately preceding the date of determination (such date being referred to as "(t-1)"); and "Combined Futures P&L" is equal to the sum of equation (6) above for the commodities in the relevant Applicable Index, subject to Market Disruption Event adjustments. Equation (6) shows the Futures P&L calculation for the relevant Trading Days applicable for each commodity in the relevant Applicable Index, subject to Market Disruption Event adjustments for volume, fraction and price changes.

     For example, to calculate the value of a JPM Basket Excess Return Index (I(t)) which has three equally weighted component commodities on a Trading Day not subject to a Market Disruption Event for which I(t-1) equals 100 and assuming (i) the volumes attributable to the three commodities are 5, 10 and 8 and (ii) the change in the relevant Benchmark Contracts are $1.00, $0.00 and $(0.50), respectively, would be:

                 I(t) = 100 + [(5 X 1) + (10 X 0) + (8 X (0.5)]

                                 I(t) = 100 + 1

                                   I(t) = 101

FOR JPM BASKET TOTAL RETURN INDICES

     The value of the relevant Total Return Index for any Trading Day not subject to a Market Disruption Event will be determined with reference to the following formula:

                  I(t) = I(t-1) + Combined Futures P&L + R(t)

        Where "I(t)" is the value of the relevant Total Return Index on the date of determination (such date being referred to as "(t)"); "I(t-1)" is the value of the relevant Total Return Index on the Trading Day not subject to a Market Disruption Event immediately preceding the date of determination (such date being referred to as "(t-1)"); and "Combined Futures P&L" is equal to the sum of equation (6) above for the commodities in the relevant Applicable Index, subject to Market Disruption Event adjustments. Equation (6) shows the Futures P&L calculation for the relevant Trading Days applicable for each commodity in the relevant Applicable Index, subject to Market Disruption Event adjustments for volume, fraction and price changes. And "R(t)" is the return arising for the period from (t-1) to (t) from interest payable on the nominal value of the Applicable Index, which shall be based on the rate determined with reference to the following formula:

                              R(t) = I(t-1) X Y(t)

        Where "I(t-1)" has the meaning set forth in the preceding paragraph and

                         Y(t) = [1/(1-Q)](Days/91) - 1

        Where "Q" equals the most recently available noncompetitive discount rate on 13-week U.S. Treasury Bills (updated on weekly auction), as found in the H.15(519) report published by the Board of Governors of the Federal Reserve System (or, if unavailable, a successor rate with a maturity equal to or less than three months, as Morgan Guaranty may determine in its reasonable discretion), multiplied by the quotient of 91/360, and "Days" equals the number of calendar days from Trading Day (t-1) to (t).

     For example, to calculate the value of a JPM Basket Total Return Index for any Trading Day not subject to a Market Disruption Event for which I(t-1) equals 100 which has three equally weighted component commodities and assuming (i) the volumes attributable to the three commodities are 5, 10 and 8 and (ii) the change in the relevant Benchmark Contracts are $1.00, $0.00 and $(0.50) respectively, on which the Q (the applicable discount rate (5.00%) multiplied by 91/360) equals 1.26388889% and for which "Days" equals 1,

             I(t) = 100 + [(5 X 1) + (10 X 0) + (8 X (0.5)] + 100 X
                        [(1/(1-0.0126388889)](1/91) - 1)

                    I(t) = 100 + 1.0 + (100 X 0.0001397838)

                          I(t) = 100 + 1.0 + .01397838

                              I(t) = 101.01397838

THE JPMCI POLICY COMMITTEE

     Morgan Guaranty has established the JPMCI Policy Committee to advise and make recommendations with respect to the determination of the JPM Indices and, to the extent appropriate, the Applicable Indices. The JPMCI Policy Committee meets on an ad hoc basis at the request of Morgan Guaranty in order to discuss policy matters relating to the operation of the JPM Indices and, to the extent appropriate, the Applicable Indices. The JPMCI Policy Committee will advise Morgan Guaranty with respect to, among other things, the effectiveness of the JPMCI as an appropriate commodity investment benchmark; the effectiveness of the JPMCI as a measure of commodity market performance; the need for changes in the weights, composition, price sources or calculation methodology of the JPMCI or the Applicable Indices; the need for creation or elimination of sub-indices of the JPMCI or other commodity indices, drawing either from the existing components of the JPMCI or new commodity components and the treatment of issues relating to market disruptions issues. Morgan Guaranty may at any time act at its discretion to make any modifications to the JPMCI based on recommendations of the JPMCI Policy Committee. Membership of the JPMCI Policy Committee will be subject to change from time to time, and no member will be permitted to purchase or hold any ComPS during his or her term on the Committee. At the time of this Prospectus, the JPMCI Policy Committee consists of the following members:

                             JPMCI POLICY COMMITTEE

                NAME                             TITLE                      FUNCTION
                ----                             -----                      --------
John Coulter (Chairman)..............  Managing Director, J.P.     Global Commodities, London
                                       Morgan
Victor S. Filatov....................  President, Smith Barney     Chief Investment Officer
                                       Global Capital Management
                                       Inc.
Martin B. Greenberg..................  Chairman of the Board and   Former Chairman of the
                                       President of Sterling       Commodities Exchange, Inc
                                       Commodities
Philip K. Verleger, Jr...............  Senior Consultant, Brattle  Economic Consultant and
                                       Group                       former Visiting Fellow,
                                                                   Institute of International
                                                                   Economics
Jeanne Feldhusen.....................  Managing Director, J.P.     Head of Fixed Income
                                       Morgan                      Research

     Each of the futures contracts included in the JPM Indices must satisfy each of the following JPMCI Inclusion Criteria: the futures contracts must (i) be priced in U.S. dollars, or if priced in a foreign currency, the exchange on which the contract is traded must publish an official exchange rate for conversion of the futures price into U.S. dollars and such currency must be freely convertible into U.S. dollars; (ii) be traded on a regulated futures exchange located in the United States, Canada, the United Kingdom, Japan, Singapore or an O.E.C.D. country and (iii) have a minimum annual trading volume of 300,000 contracts or $500,000,000 for all contract months. If a contract included in the JPM Indices ceases to satisfy the JPMCI Inclusion Criteria, the JPMCI Policy Committee shall meet to consider the substitution of a replacement futures contract for such contract. If no appropriate replacement contract can be found, the JPMCI Policy Committee may recommend the removal of such contract from the JPM Indices. Morgan Guaranty reserves the right to act at its discretion to make any modifications to the JPM Indices based on the recommendations of the JPMCI Policy Committee.

CHANGES IN JPM INDICES DESIGNATED CONTRACTS

     Before implementing a change in definition or price sources for a designated contract in the JPM Indices, the JPMCI Policy Committee shall consider the following: (i) the effectiveness of the JPMCI and JPM Indices as appropriate commodity investment benchmarks, (ii) the effectiveness of the JPMCI and JPM Indices as a measure of commodity market performance and (iii) the respective contract volumes, U.S. dollar volumes, open interest, liquidity and transaction costs of the proposed replacement and existing benchmark contracts.

     The JPMCI Policy Committee may recommend a change in one or more of the benchmark contracts underlying the JPM Indices if, in the majority opinion of the committee members, the proposed replacement benchmark contract better meets the objectives set forth in clauses (i) and (ii) above and has higher annual contract volumes or U.S. dollar volumes. However, as noted above, Morgan Guaranty may cause a change in one or more of such contracts if any increased cost or tax is imposed on holding or trading such contracts if such contract meets the applicable inclusion rules even though such contract does not have higher annual contract volumes or U.S. dollar volumes.

     After consideration of the above (and other) issues the JPMCI Policy Committee may recommend to Morgan Guaranty a change in the composition of the JPM Indices. Morgan Guaranty reserves the right to act at its discretion to make any modifications to the JPMCI based on recommendations of the policy committee. Such changes, including the implementation date and details, shall be published and disseminated by Morgan Guaranty through its usual research distribution network.

THE APPLICABLE INDEX

     The Prospectus Supplement for any series of ComPS will specify and provide details with respect to the Applicable Index and the commodity underlying the Applicable Index. As discussed above, the Applicable Index will be an Excess Return Index calculated in the same manner as those of the Excess Return JPM Indices, a Total Return Index calculated in the same manner as those of the Total Return JPM Indices or a Price Reference Index. Each such Prospectus Supplement will also contain information with regard to the historical performance of the Applicable Index.

                        DESCRIPTION OF THE RELATED NOTES

     The Related Notes may be issued from time to time in respect of one or more series of Securities. The following description sets forth certain general terms and provisions of each Related Note to which any series of Securities may relate. The particular terms of the Related Note included in any Prospectus Supplement and the extent, if any, to which such general provisions may apply to such Related Note will be described in the Prospectus Supplement relating to the Securities of such series. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, any Prospectus Supplement relating to any Related Note and the other documents incorporated by reference herein. Certain capitalized terms are used herein as defined in the relevant Related Note.

GENERAL

     Each Related Note will be an unsecured, unsubordinated obligation of Morgan Guaranty. No Related Note will limit the principal amount of Related Notes that may be issued by Morgan Guaranty. The financial terms of the Related Notes, including, among other things, the maturity and principal of and interest and any premium on any Related Note (or the method of calculating any of the foregoing), will be set forth in the Prospectus Supplement related thereto and will mirror the aggregate financial terms of the related series of Securities, including as to timing and

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

amount of payments. References made herein to the Related Note refer to each Related Note that may be issued from time to time.

     No Related Note will contain any provisions that would limit the ability of Morgan Guaranty to incur indebtedness. Reference is made to any Prospectus Supplement relating to the Related Note offered thereby for information with respect to any deletions from, modifications of or additions to the events of default or covenants of Morgan Guaranty applicable to the Related Note that is referred to therein.

     Under terms of each Related Note, Morgan Guaranty will have the ability to issue Related Notes with terms different from those of Related Notes previously issued without the consent of the holders of previously issued Related Notes, in an aggregate principal amount determined by Morgan Guaranty.

SUBORDINATION

     The Related Notes will be subordinated and junior in right of payment to certain other indebtedness of subsidiaries of Morgan Guaranty to the extent set forth in each Prospectus Supplement that will accompany this Prospectus.

NOTE EVENTS OF DEFAULT

     If any Note Event of Default shall occur with respect to any Related Note and be continuing, the Property Trustee on behalf of holders of Securities of the applicable series will have the right to declare the principal of and the interest on such Related Note and any other amounts payable under the applicable Related Note to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Related Note as applicable. A "Note Event of Default" with respect to any Related Note is defined as: (i) default for 30 days in the payment of interest on such Related Note; (ii) default in payment of the principal amount at Stated Maturity or any amount payable upon any redemption of such Related Note; (iii) failure by Morgan Guaranty for 90 days after receipt of notice to it by the Trust to comply with any of its covenants or agreements contained in the relevant Related Note; and (iv) certain events of bankruptcy, insolvency, receivership or reorganization involving Morgan Guaranty or certain affiliates. If any Note Event of Default described in clause (i), (ii) or (iii) above occurs and is continuing, the Property Trustee, on behalf of holders of Securities of the applicable series, may declare the relevant Related Note to be due and payable and, upon any such declaration, the relevant Related Note shall become immediately due and payable along with any accrued and unpaid interest. If any Note Event of Default described in clause (iv) above occurs and is continuing, all Related Notes shall become immediately due and payable along with any accrued and unpaid interest. Under certain conditions the Property Trustee, on behalf of holders of Securities of the applicable series, may waive certain past defaults and their consequences with respect to such Related Note. Pursuant to the Declaration, the holders of Preferred Securities in certain circumstances have the right to direct the Property Trustee to exercise on their behalf certain of its rights as the holder of the relevant Related Note. A default or event of default under a Related Note corresponding to one series of Securities will not constitute a default or event of default under a Related Note corresponding to any other series of Securities.

MODIFICATION OF ANY RELATED NOTE

     Morgan Guaranty and the Property Trustee may, without the consent of the holders of any Securities, enter into senior notes supplemental to any Related Note for, among others, one or more of the following purposes: (i) to evidence the succession of another person to, and the assumption by such successor of, Morgan Guaranty's obligations under such Related Note; (ii) to add covenants of Morgan Guaranty, or surrender any rights of Morgan Guaranty, for the

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

benefit of the Property Trustee; and (iii) to cure any ambiguity, or correct any inconsistency in, such Related Note.

     Each Related Note will contain provisions permitting Morgan Guaranty and the Property Trustee, with the consent of the holders of the not less than a majority in Principal Amount of the outstanding Preferred Securities relating to such Related Note, to modify such Related Note; provided that no such modification may, without the consent of the holders of all outstanding Preferred Securities affected thereby, (i) reduce the amount of Preferred Securities of such series the holders of which must consent to any amendment, supplement or waiver of such Related Note; (ii) reduce the rate of or extend the time for the payment of interest on the Related Note; (iii) alter the method of calculation of, or reduce, the amount paid at Stated Maturity or extend the Stated Maturity of such Related Note (other than pursuant to the terms of such Related Note) or (iv) make any Related Note payable in money or property other than that stated in the Related Note.

GOVERNING LAW

     Each Related Note will be construed in accordance with the laws of the State of New York.

MISCELLANEOUS

     Related Notes will not be deposits or other obligations of a bank and will not be insured by the Federal Deposit Insurance Corporation or any other federal agency.

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by J.P. Morgan for the benefit of the holders, from time to time, of Preferred Securities. The terms of the Guarantee will be those set forth in the Guarantee. The summary set forth herein does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Guarantee will be separately qualified under the Trust Indenture Act and will be held by U.S. Bank Trust National Association, acting in its capacity as indenture trustee with respect thereto.

GENERAL

     Pursuant to the Guarantee, J.P. Morgan will irrevocably and unconditionally agree, on a subordinated basis to the extent set forth therein, to pay in full to the holders of the applicable Preferred Securities the Guarantee Payments (as defined herein), without duplication of amounts paid by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments with respect to each series of Preferred Securities (the "Guarantee Payments"), to the extent not paid by the Trust, will be subject to the Guarantee (without duplication): (i)(A) any accrued and unpaid distributions that are required to be paid on such Preferred Securities and (B) in the case of ComPS, the ComPS Early Redemption Price or the ComPS Redemption Price, as applicable, and in the case of all other Preferred Securities, the Preferred Redemption Price, in each case including all accrued and unpaid distributions, but if and only if to the extent that, in each case, Morgan Guaranty has made payment to the Trust, on behalf of holders of Securities of such series, of interest or principal on the Related Note associated with such Preferred Securities, and (ii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the redemption of all of the Preferred Securities upon maturity or redemption of the applicable Related Note) the lesser of (A) the Liquidation Distribution with respect to such Preferred Securities to the extent the Trust has funds available therefor and (B) the amount of assets of the Trust consisting of the Related Note associated with such Preferred Securities and the proceeds thereof remaining available for distribution to holders of such Preferred Securities upon such dissolution of the Trust. J.P. Morgan's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee will be a guarantee with respect to the Preferred Securities of each series issued by the Trust from the time of issuance of such Preferred Securities, but will not apply to any payment of distributions except to the extent Morgan Guaranty has made the related payment on the Related Note underlying such Preferred Securities. If Morgan Guaranty does not make interest payments on the applicable Related Note, the Trust will not pay distributions on the related Preferred Securities and will not have funds available therefor. See "Description of the Related Notes".

     So long as any Preferred Securities remain outstanding, J.P. Morgan will not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any Guarantee Payment with respect thereto if at such time (i) J.P. Morgan shall be in default with respect to its Guarantee Payments or other payment obligations under the Guarantee or (ii) there shall have occurred any event of default under the Declaration; provided, however, that the foregoing restrictions shall not apply to (a) dividends, redemptions, purchases, acquisitions, distributions or payments made by J.P. Morgan by way of issuance of shares of its capital stock, (b) payments of accrued dividends by J.P. Morgan upon the redemption, exchange or conversion of any preferred stock of J.P. Morgan as may be outstanding from time to time in accordance with the terms of such preferred stock, (c) cash payments made by J.P. Morgan in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of J.P. Morgan as may be outstanding from time to time in accordance with the terms of such preferred stock, (d) repurchases, redemptions or other acquisitions of shares of capital stock of J.P. Morgan in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors of consultants, or (e) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of such rights pursuant thereto.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Guarantee may be amended by J.P. Morgan and the Property Trustee only with the prior approval of the holders of not less than a majority in aggregate Principal Amount at such time of the holders of each series of affected Preferred Securities, voting as a single class. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the holders of the applicable Preferred Securities then outstanding.

REMEDIES OF HOLDERS

     The Guarantee will be deposited with U.S. Bank Trust National Association, as indenture trustee, to be held for the benefit of holders of the Preferred Securities. U.S. Bank Trust National Association shall enforce such Guarantee on behalf of the holders of the Preferred Securities. The holders of not less than a majority in aggregate principal amount of the Preferred Securities of each affected series have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Guarantee, including the giving of directions to U.S. Bank Trust National Association. In addition, any holder of Preferred Securities
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

may institute a legal proceeding directly against J.P. Morgan to enforce its rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Subject to the award by a court of competent jurisdiction of legal fees in connection with any such legal proceeding, each holder will be required to bear its own costs in connection with instituting a legal proceeding directly against J.P. Morgan, which cost may be significant.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to the applicable Preferred Securities upon full payment of the ComPS Early Redemption Price, the ComPS Redemption Price, the Preferred Redemption Price of all such Preferred Securities or upon full payment of the amounts payable upon liquidation of the Trust, as applicable. The Guarantee will continue to be effective or will be reinstated as to any Preferred Securities, as the case may be, if at any time any holder of the applicable Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee (e.g., upon a subsequent bankruptcy of Morgan Guaranty or J.P. Morgan).

STATUS OF THE GUARANTEE

     The Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan and with respect to obligations under other guarantee agreements which J.P. Morgan may enter into from time to time to the extent that such agreements provide for comparable guarantees by J.P. Morgan of payment on other preferred securities issued by the predecessor of the Trust or by other trusts sponsored by J.P. Morgan and (iii) senior to J.P. Morgan's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                   DESCRIPTION OF THE RELATED NOTE GUARANTEE

     Set forth below is a summary of information concerning the Related Note Guarantee that will be executed and delivered by J.P. Morgan in respect of each Related Note for the benefit of the Property Trustee, for the benefit of holders of Securities of various series. The terms of the Related Note Guarantee will be those set forth in the Related Note Guarantee. The summary set forth herein does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of the Related Note Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Related Note Guarantee will be held by the Property Trustee for the benefit of holders of the Securities.

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

GENERAL

     Pursuant to the Related Note Guarantee, J.P. Morgan will irrevocably and unconditionally agree, on a subordinated basis to the extent set forth therein, to pay in full to the Property Trustee, for the benefit of holders of Securities, as the holder of each Related Note, the Related Note Guarantee Payments (as defined herein), without duplication of amounts paid by Morgan Guaranty, as and when due, regardless of any defense, right of set-off or counterclaim that Morgan Guaranty may have or assert with respect to the obligation to make such Related Note Guarantee Payments. The following payments with respect to the applicable Related Note (the "Related Note Guarantee Payments"), to the extent not paid by Morgan Guaranty, will be subject to the Related Note Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Related Note and (ii) any principal payable by Morgan Guaranty, as and when payable by Morgan Guaranty. J.P. Morgan's obligation to make a Related Note Guarantee Payment may be satisfied by direct payment of the required amounts by J.P. Morgan to the Property Trustee, for the benefit of holders of Securities, or by causing Morgan Guaranty to pay such amounts to the Property Trustee, for the benefit of holders of Securities.

     The Related Note Guarantee will be a full and unconditional guarantee with respect to each Related Note issued by Morgan Guaranty from the time of issuance of such Related Note.

MODIFICATION OF THE RELATED NOTE GUARANTEE; ASSIGNMENT

     The Related Note Guarantee may be amended only with the prior approval of the Property Trustee; provided that no such amendment shall adversely affect the holders of the Preferred Securities without the consent of a majority in aggregate Principal Amount at such time of the holders of Preferred Securities of each affected series, voting as a single class. All guarantees and agreements contained in the Related Note Guarantee shall bind the successors, assignees, receivers, trustees and representatives of J.P. Morgan and shall inure to the benefit of the Property Trustee, for the benefit of holders of Securities of each series, as the holder of each Related Note then outstanding.

REMEDIES OF THE TRUST AND HOLDERS OF COMPS

     The Trust has the right to direct the time, method and place of conducting any proceeding providing for any remedy available to it in respect of the Related Note Guarantee. Pursuant to the Declaration, the holders of Preferred Securities in certain circumstances (including a payment default under the Related Note Guarantee by J.P. Morgan) have the right to direct the Trust, through the Property Trustee, to exercise certain of its rights as the holder of the Related Note Guarantee. In addition, upon the occurrence and during the continuance of a Note Event of Default that is attributable to the failure of Morgan Guaranty to pay the principal of or interest on the Related Note on the date such principal or interest is otherwise payable (or in the case of a redemption, on the redemption date), J.P. Morgan acknowledges that a holder of the outstanding Preferred Securities may directly institute Direct Action on or after the date of the occurrence of such Note Event of Default. Notwithstanding any payments made to such holder of Preferred Securities by J.P. Morgan in connection with a Direct Action, J.P. Morgan shall remain obligated to pay the principal of and interest on the Preferred Securities, and the rights of J.P. Morgan, as Guarantor, shall be subrogated to the rights of such holder of Preferred Securities with respect to payments on the Preferred Securities to the extent of any payment made by J.P. Morgan to such holder of Preferred Securities in such Direct Action.

TERMINATION OF THE RELATED NOTE GUARANTEE

     The Related Note Guarantee will terminate as to any Related Note upon full payment of the Related Note Redemption Price (as defined below) of such Related Note. The Related Note

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Guarantee will continue to be effective or will be reinstated with respect to any Related Note, as the case may be, if at any time the Property Trustee, on behalf of holders of Securities of each applicable series, must restore payment of any sums paid under the Related Note or under the Related Note Guarantee with respect to such Related Note (e.g., upon a subsequent bankruptcy of J.P. Morgan).

STATUS OF THE RELATED NOTE GUARANTEE

     The Related Note Guarantee will constitute an unsecured obligation of J.P. Morgan and will rank (i) subordinate and junior in right of payment to all other liabilities of J.P. Morgan, (ii) pari passu with the most senior preferred or preference stock outstanding as of the date hereof of J.P. Morgan, and (iii) senior to J.P. Morgan's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Related Note Guarantee.

     The Related Note Guarantee will constitute a guarantee of payment and not of collection (that is, the Property Trustee may institute a legal proceeding directly against J.P. Morgan to enforce its rights under the Related Note Guarantee without instituting a legal proceeding against Morgan Guaranty).

GOVERNING LAW

     The Related Note Guarantee will be governed by and construed and interpreted in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

     The Trust may sell the Preferred Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth (a) the terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, (b) the purchase price of the Offered Securities and the proceeds to the Trust from such sale, (c) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (d) any initial public offering prices, (e) any discounts or concessions allowed or paid to dealers and (f) any securities exchange on which such Offered Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

     If dealers are utilized in the sale of Offered Securities, the Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the

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

dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Any series of Preferred Securities may be sold from time to time either directly by the Trust or by agents of the Trust designated by the Trust. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named, and any commissions payable by the Trust to such agent will be set forth, in the applicable Prospectus Supplement relating thereto. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Preferred Securities may be sold directly by the Trust to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, the Trust will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Trust at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements with J.P. Morgan or the Trust to indemnification by J.P. Morgan or the Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for J.P. Morgan or the Trust in the ordinary course of business.

     Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

     This Prospectus and the related Prospectus Supplement may be used by direct or indirect wholly-owned subsidiaries of J.P. Morgan in connection with offers and sales related to secondary market transactions in the ComPS. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of a sale.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Securities will be passed upon by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Securities offered hereby will be passed upon by Gene A. Capello, Vice President and Assistant General Counsel of J.P. Morgan, and by Cravath, Swaine & Moore, New York, New York, counsel for any underwriters, selling agents and certain other purchasers.

                                    EXPERTS

     The audited financial statements contained in J.P. Morgan's Annual Report on Form 10-K for the year ended December 31, 1997 (included in J.P. Morgan's Annual Report to Stockholders), are incorporated by reference in this Prospectus in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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                                    ANNEX I

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in the Prospectus Supplement. The Declaration, the Guarantee, the Related Note Guarantee and any Related Note may contain more complete definitions of certain of the terms defined herein, as well as definitions of certain other terms not defined herein, and reference should be made to the Declaration, the Guarantee, the Related Note Guarantee and the relevant Related Note, as applicable, for complete definitions of such terms.

BACKWARDATION...........describes a period during which the prices of longer-dated Benchmark Contracts are below the prices of shorter-dated contracts.

BENCHMARK CONTRACTS.....with respect to any Applicable Index, the futures contracts on the relevant commodity the change in value of which serve as the basis for calculating the change in value of such Applicable Index.

BULLION COMPS...........ComPS for which the Applicable Index is a Price
                        Reference Index in which all distributions and the Bullion ComPS Principal Amount are indexed to the value at such time in U.S. dollars (the "Dollar Equivalent Value") of bullion (i.e., gold, silver, platinum or palladium).

BULLION COMPS
PRINCIPAL AMOUNT........the Dollar Equivalent Value of the applicable portion of the applicable fixing price for the applicable amount of the applicable bullion commodity at such time.

BUSINESS DAY............any day other than a Saturday, Sunday or any other day on which banking institutions in New York, New York, are permitted or required by any applicable law to close.

CODE....................the Internal Revenue Code of 1986, as amended.

COLLATERAL RETURN
COMPONENT...............with respect to any Total Return ComPS, a component of the value of the Applicable Index computed on the fluctuating index value of the Applicable Index at the most recent auction rate for 3-month U.S. Treasury Bills or any successor rate thereto with a maturity of 3 months or less or, if no such rate has been determined in the 13 days prior to the date of determination, as Morgan Guaranty may determine in its reasonable discretion.

COMMISSION..............the Securities and Exchange Commission.

COMMON SECURITIES.......the common securities of any series of the Trust representing an undivided beneficial interest in the corresponding series Related Note, to be owned by J.P. Morgan.

CONTANGO................describes a period during which the prices of longer-dated Benchmark Contracts are above the prices of shorter-dated contracts.

DECLARATION.............the Amended and Restated Declaration of Trust among J.P.
                        Morgan, as sponsor, and the trustees named therein dated as of March 26, 1998.

DISTRIBUTIONS...........if any, as specified in the applicable Prospectus
                        Supplement.

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DTC.....................the Depository Trust Company.

EARLY REDEMPTION
VALUE...................The average for the 10 days of the Early Determination
                        Period of the discounted present value of the indexed Principal Amount of the ComPS, as set forth under "Description of ComPS--Early Redemption Upon the Occurrence of a Special Event or at the Election of the Holders of the ComPS".

ERISA...................the Employee Retirement Income Security Act of 1974, as
                        amended.

EXCHANGE ACT............the Securities Exchange Act of 1934, as amended.

FACE AMOUNT.............as set forth in the applicable Prospectus Supplement.

FACTOR..................as specified in the applicable Prospectus Supplement, the amount by which the Redemption Value is reduced to account for certain costs of issuing Excess Return or Total Return ComPS.

GUARANTEE...............the Guarantee Agreement executed by J.P. Morgan on behalf of the holders of each series of Preferred Securities.

GUARANTEE PAYMENTS......without duplication, (i)(A) any accrued and unpaid distributions that are required to be paid on the Preferred Securities and (B) the Preferred Redemption Price, but if and only to the extent that, in each of case, Morgan Guaranty has made a payment of interest or principal, as the case may be, on the Related Note and
                        (ii) upon a Liquidation Event (other than in connection with the redemption of all the Preferred Securities upon the maturity or redemption of the applicable Related
                        Note), the lesser of (A) the Liquidation Distribution to the extent the Trust has funds available therefor, and
                        (B) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities upon such Liquidation Event.

INITIAL HOLDERS.........holders who purchase any Preferred Securities upon original issuance.

INTEREST PAYMENT DATE...with respect to any Related Note, as specified in the applicable Prospectus Supplement.

INVESTMENT COMPANY
EVENT...................the receipt by the Trust of an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation, a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority or the expiration or revocation of any applicable exemption obtained by the Trust (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

IRS.....................Internal Revenue Service.

ISSUE DATE..............as set forth in the applicable Prospectus Supplement.

JPM BASKET INDICES......JPM Indices that are based upon at least two or more underlying commodities (whether computed on an excess return or total return basis).

JPM INDICES.............variations of the JPMCI, including the permutations of the JPMCI in the form of sub-indices, that may be based upon one or more commodities (whether computed on an excess return or total return basis) and that have been or may be originated and calculated by Morgan Guaranty.

JPM INDIVIDUAL
INDICES.................JPM Indices that are based upon only one underlying commodity (whether computed on an excess return or total return basis).

JPMCI...................the J.P. Morgan Commodity Index.

LIQUIDATION
DISTRIBUTION............in respect of any Liquidation Event, the sum of (a) the
                        Early Redemption Value or stated liquidation preference, as applicable, plus (b) the amount of accrued and unpaid distributions on such Preferred Security to but excluding the date of payment.

LIQUIDATION EVENT.......any dissolution of the Trust, whether voluntary or involuntary.

NASDAQ..................The Nasdaq Stock Market.

1940 ACT................the Investment Company Act of 1940, as amended.

NOTE EVENT OF
DEFAULT.................(i) default for 30 days in the payment of interest on the applicable Related Note; (ii) default in payment of principal amount at the Stated Maturity or any amount payable upon any redemption of the applicable Related Note; (iii) failure by Morgan Guaranty for 90 days after receipt of notice to it to comply with any of its covenants or agreements contained in the applicable Related Note; and (iv) certain events of bankruptcy, insolvency, receivership or reorganization involving Morgan Guaranty or certain affiliates.

PREFERRED
REDEMPTION
PRICE...................On any date of redemption, an amount equal to (i) the
                        Principal Amount per Preferred Security plus (ii) accrued and unpaid distributions to but excluding the date of redemption.

PREFERRED SECURITIES....Preferred Securities of any series of the Trust, representing an undivided beneficial interest in the corresponding series Related Note.

PRINCIPAL AMOUNT........at any time, (i) in the case of any Preferred Security, the Bullion ComPS Principal Amount, Redemption Value, Early Redemption Value or stated liquidation preference thereof, as applicable, as if determined as of such time, and (ii) in the case of any Related Note, the principal amount thereof at such time determined pursuant to the terms thereof.

REDEMPTION DATE.........either the Stated Maturity or an Early Redemption Date, as applicable.

REDEMPTION VALUE........with respect to any series of ComPS, the average for the
                        Determination Period of the Principal Amount thereof, as described under "Description of ComPS--Calculation of Redemption Value".

RELATED NOTE............an unsecured, unsubordinated debt obligation of Morgan
                        Guaranty, as described in the applicable Prospectus Supplement.

SECURITIES..............the Common Securities and the Preferred Securities.

SECURITIES ACT..........the Securities Act of 1933, as amended.

SENIOR INDEBTEDNESS.....with respect to Morgan Guaranty, as specified in the applicable Prospectus Supplement.

SPECIAL EVENT...........either a Tax Event or an Investment Company Event.

SPECIAL REDEMPTION......if specified in the applicable Prospectus Supplement, upon the occurrence and during the continuation of a Special Event, Morgan Guaranty will have the right to redeem the applicable Related Note for cash at the Related Note Redemption Price, with the result that the Trust will redeem Preferred Securities and Common Securities of the applicable series on a Pro Rata Basis for cash at the Preferred Redemption Price.

SPECIAL REDEMPTION
DATE....................any date in respect of which upon the occurrence and continuation of a Tax Event or an Investment Company Event, Morgan Guaranty shall have called for redemption in whole or in part the Related Notes, and the Trust shall have called for redemption in whole or in part the Preferred Securities and Common Securities of the applicable series.

STATED MATURITY.........with respect to any series of Preferred Securities, as set forth in the applicable Prospectus Supplement.

TAX COUNSEL.............Cravath, Swaine & Moore, special tax counsel to J.P.
                        Morgan and the Trust.

TAX EVENT...............the receipt by the Trust of an opinion of nationally recognized independent tax counsel experienced in such matters (a "Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of this Prospectus Supplement, that there is more than an insubstantial risk that at such time or within 90 days of the date thereof (i) the Trust is or would be subject to United States Federal income tax with respect to income accrued or received on any Related Note, (ii) the interest payable on any Related Note is not or would not be deductible by Morgan Guaranty for United States Federal income tax purposes, (iii) the contingent principal in excess of the Face Amount of any series of Preferred Securities (if any) payable on any Related
                        Note is not or would not be deductible by Morgan Guaranty for United States Federal income tax purposes or (iv) the Trust is or would be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

TRADING DAY.............any day on which open-outcry trading on either the NYMEX or the LME is scheduled to occur or occurs.

TRUST...................J.P. Morgan Index Funding Company I.

TRUST INDENTURE ACT.....the Trust Indenture Act of 1939, as amended.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of securities being registered, other than underwriting compensation and related hedging costs, are as follows:


Securities and Exchange Commission Registration Fee.........  $      0
Legal Fees and Expenses.....................................    35,000*
American Stock Exchange Listing Fees........................         0
Accounting Fees and Expenses................................         0
Trustee's Fees and Expenses (including counsel fees)........    10,000*
Rating Agency Fees..........................................         0
Printing and Engraving Fees.................................    19,500*
Miscellaneous...............................................       500*
                                                              --------
          Total.............................................  $ 65,000*
                                                              ========


---------------
* Estimated

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


     Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acts in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.



     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.



     The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification to which those seeking indemnification or advancement of expenses may be entitled pursuant to its By-Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.



     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.



     The Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (the "Registrant") provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.



     The Registrant's Restated Certificate of Incorporation empowers the Registrant to indemnify any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.



     The Registrant's Restated Certificate of Incorporation also empowers the Registrant by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Registrant or any other person who is serving at the Registrant's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL asfrom time to time in effect, whether or not the Registrant would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DCCL.



     In addition, the Registrant's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil administrative or investigative (including, to the extent permitted by law, any derivative addition) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification of advancement of expenses is not exclusive.



     The Registrant's By-laws also provide that the Registrant may enter into contracts with any director, officer, employee or agent of the Registrant in furtherance of the indemnification provision in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

ITEM 16.  EXHIBITS.


 3.1   --   Restated Certificate of Incorporation of The Chase Manhattan
            Corporation (incorporated by reference to Exhibit 4.1 to the
            Registration Statement on Form S-8 (File No. 333-07941) of
            The Chase Manhattan Corporation)*+
 3.2   --   Certificate of Amendment of Restated Certificate of
            Incorporation of The Chase Manhattan Corporation
            (incorporated by reference to Exhibit 3.2 to Registration
            Statement on Form S-3 (File No. 333-56573) of The Chase
            Manhattan Corporation)*+
 3.3   --   By-laws of The Chase Manhattan Corporation, as amended
            (incorporated by reference to Exhibit 4.4 of the
            Registration Statement on Form S-8 (File No. 333-92217) of
            The Chase Manhattan Corporation)*+
 3.4   --   Restated Certificate of Trust of J.P. Morgan Index Funding
            Company I+
 3.5   --   Amended and Restated Declaration of Trust of J.P. Morgan
            Index Funding Company I+
 4.1   --   Global Certificates representing the Preferred Securities+
 4.2   --   Guarantee Agreement with respect to the Preferred
            Securities+
 4.3   --   Related Note Guarantee Agreement+
 4.4   --   Related Note+
 5.1   --   Opinion of Neila B. Radin+
 5.2   --   Opinion of Morris, Nichols, Arsht & Tunnell, Delaware
            counsel+
12.1   --   Computation of Ratios of Earnings to Fixed Charges and
            Preferred Stock Dividend Requirements for the Period Ended
            December 31, 1999 (incorporated by reference to Exhibit
            12(b) to the Annual Report on Form 10-K of The Chase
            Manhattan Corporation for the Year Ended December 31, 1999
            (File No. 1-5805))*+
12.2   --   Computation of Ratios of Earnings to Fixed Charges and
            Preferred Stock Dividend Requirements for Period Ended
            September 30, 2000 (incorporated by reference to Exhibit
            12(b) to the Quarterly Report on Form 10-Q for the Quarter
            ended September 30, 2000, of The Chase Manhattan Corporation
            (File No. 1-5805))*+
23.1   --   Consent of PricewaterhouseCoopers LLP
23.2   --   Consent of Neila B. Radin (included in Exhibit 5.1)
23.3   --   Consent of Morris, Nichols, Arsht & Tunnell (included in
            Exhibit 5.2)
24.1   --   Powers of Attorney
25.1   --   Statement of Eligibility of Property Trustee on Form T-1


---------------
* Incorporated by Reference.


+Previously filed


ITEM 17.  UNDERTAKING.


     The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of J.P. Morgan Chase & Co.'s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrants hereby undertake:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:



             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;



             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;



             (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by J.P. Morgan Chase pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.



          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THIS 9TH DAY OF MAY, 2001.



                                          J.P. MORGAN CHASE & CO.


                                          By      /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                                ANTHONY J. HORAN
                                                         Secretary

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


                     SIGNATURE                                      TITLE                    DATE
                     ---------                                      -----                    ----
                         *                                  Chairman and Director         May 9, 2001
---------------------------------------------------
              (Douglas A. Warner III)

                         *                           President, Chief Executive Officer   May 9, 2001
---------------------------------------------------    and Director (Principal Executive
            (William B. Harrison, Jr.)                             Officer)

                         *                                        Director                May 9, 2001
---------------------------------------------------
                (Hans W. Becherer)

                         *                                        Director                May 9, 2001
---------------------------------------------------
                (Riley P. Bechtel)

                         *                                        Director                May 9, 2001
---------------------------------------------------
              (Frank A. Bennack, Jr.)

                         *                                        Director                May 9, 2001
---------------------------------------------------
               (Lawrence A. Bossidy)

                         *                                        Director                May 9, 2001
---------------------------------------------------
                (M. Anthony Burns)

                         *                                        Director                May 9, 2001
---------------------------------------------------
               (H. Laurence Fuller)

                         *                                        Director                May 9, 2001
---------------------------------------------------
                 (Ellen V. Futter)

                     SIGNATURE                                      TITLE                    DATE
                     ---------                                      -----                    ----
                         *                                        Director                May 9, 2001
---------------------------------------------------
               (William H. Gray III)

                         *                                        Director                May 9, 2001
---------------------------------------------------
                (Helene L. Kaplan)

                         *                                        Director                May 9, 2001
---------------------------------------------------
                 (Lee R. Raymond)

                         *                                        Director                May 9, 2001
---------------------------------------------------
                (John R. Stafford)

                         *                                        Director                May 9, 2001
---------------------------------------------------
                  (Lloyd D. Ward)

                         *                                        Director                May 9, 2001
---------------------------------------------------
              (Marina V. N. Whitman)

                         *                             Vice Chairman Finance and Risk     May 9, 2001
---------------------------------------------------     Management (Principal Financial
                 (Marc J. Shapiro)                                 Officer)

                         *                              Executive Vice President and      May 9, 2001
---------------------------------------------------    Controller (Principal Accounting
               (Joseph L. Sclafani)                                Officer)



* Anthony J. Horan hereby signs this Registration Statement on behalf of each of the indicated persons for whom he is attorney-in-fact on May 9, 2001, pursuant to a power of attorney filed herewith.


                                          By      /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                      Anthony J. Horan
                                                         Secretary


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, J.P. MORGAN INDEX FUNDING COMPANY I CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THIS 9TH DAY OF MAY, 2001.


                                          J.P. MORGAN INDEX FUNDING COMPANY I,


                                          By J.P. Morgan Chase & Co. as

                                            Sponsor


                                          By      /s/ ANTHONY J. HORAN

                                            ------------------------------------

                                                      ANTHONY J. HORAN
                                                         Secretary

                                 EXHIBIT INDEX


 3.1   --   Restated Certificate of Incorporation of The Chase Manhattan
            Corporation (incorporated by reference to Exhibit 4.1 to the
            Registration Statement on Form S-8 (File No. 333-07941) of
            The Chase Manhattan Corporation)*+

 3.2   --   Certificate of Amendment of Restated Certificate of
            Incorporation of The Chase Manhattan Corporation
            (incorporated by reference to Exhibit 3.2 to Registration
            Statement on Form S-3 (File No. 333-56573) of The Chase
            Manhattan Corporation)*+
 3.3   --   By-laws of The Chase Manhattan Corporation, as amended
            (incorporated by reference to Exhibit 4.4 of the
            Registration Statement on Form S-8 (File No. 333-92217) of
            The Chase Manhattan Corporation)*+
 3.4   --   Restated Certificate of Trust of J.P. Morgan Index Funding
            Company I+
 3.5   --   Amended and Restated Declaration of Trust of J.P. Morgan
            Index Funding Company I+
 4.1   --   Global Certificates representing the Preferred Securities+
 4.2   --   Guarantee Agreement with respect to the Preferred
            Securities+
 4.3   --   Related Note Guarantee Agreement+
 4.4   --   Related Note+
 5.1   --   Opinion of Neila B. Radin+
 5.2   --   Opinion of Morris, Nichols, Arsht & Tunnell, Delaware
            counsel+
12.1   --   Computation of Ratios of Earnings to Fixed Charges and
            Preferred Stock Dividend Requirements for the Period Ended
            December 31, 1999 (incorporated by reference to Exhibit
            12(b) to the Annual Report on Form 10-K of The Chase
            Manhattan Corporation for the Year Ended December 31, 1999
            (File No. 1-5805))*+
12.2   --   Computation of Ratios of Earnings to Fixed Charges and
            Preferred Stock Dividend Requirements for Period Ended
            September 30, 2000 (incorporated by reference to Exhibit
            12(b) to the Quarterly Report on Form 10-Q for the Quarter
            ended September 30, 2000, of The Chase Manhattan Corporation
            (File No. 1-5805))*+
23.1   --   Consent of PricewaterhouseCoopers LLP
23.2   --   Consent of Neila B. Radin (included in Exhibit 5.1)
23.3   --   Consent of Morris, Nichols, Arsht & Tunnell (included in
            Exhibit 5.2)
24.1   --   Powers of Attorney
25.1   --   Statement of Eligibility of Property Trustee on Form T-1


---------------
* Incorporated by Reference.


+Previously filed